The Company has requested confidential treatment with respect to certain portions of this Agreement, which have been omitted, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among:

MICROLOGIX BIOTECH INC.,

a British Columbia company;

MBI ACQUISITION CORP.,

a Delaware corporation;

and

MITOKOR, INC.,

a Delaware corporation.

Dated as of April 15, 2004

EXHIBITS

Exhibit A

-

Certain definitions

Exhibit B

-

Support Signatories

Exhibit C

-

Support Agreement

Exhibit D

-

Company Affiliate Agreement

Exhibit E

-

Form of Employment Agreement

Exhibit F

-

Form of Consulting Agreement

Exhibit G          -          Certificate of Merger

Exhibit H          -          Form of Certificate of Amendment to the Amended and Restated

                                   Certificate of Incorporation of the Company

Exhibit I           -          Form of Amended and Restated Certificate of Incorporation of Surviving Corporation

Exhibit J           -          Form of Restated Bylaws of the Surviving Corporation

Exhibit K

-

Directors and officers of Surviving Corporation

Exhibit L

-

Special Rights and Restrictions Attaching to the Parent Preferred Stock

Exhibit M

-

Form of FIRPTA Statement

Exhibit N

-

Form of legal opinion of Gray Cary Ware & Freidenrich LLP

Exhibit O

-

Amended Memorandum of Parent

Exhibit P

-

Escrow Agreement

SCHEDULES

Schedule 1.11(d)

Management

Schedule 1.5

Entitlement to Merger Shares and Contingent Shares

Schedule 1.6

Company Preferred Warrants and Company Common Warrants

Schedule 5.6

Agreements to be terminated

Schedule 6.4

Consents

TABLE OF CONTENTS

SECTION 1. THE MERGER

2

1.1

Merger of Merger Sub with and into the Company.

2

1.2

Effect of the Merger.

2

1.3

Closing; Effective Time.

2

1.4

Certificate of Incorporation and Bylaws; Directors and Officers.

2

1.5

Conversion/Cancellation of Shares/Milestone Payments.

3

1.6

Company Options and Warrants.

6

1.7

Lock-Up

6

1.8

Closing of the Company’s Transfer Books.

8

1.9

Exchange of Certificates; Legends; Escrow

8

1.10

Dissenting Shares.

10

1.11

Parent Payments at the Closing.

11

1.12

Tax Consequences.

12

1.13

Further Action.

12

1.14

California Permit.

12

1.15

Stockholders' Designee.

13

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

13

2.1

Due Organization; Subsidiaries.

13

2.2

Certificate of Incorporation and Bylaws; Records.

14

2.3

Capitalization.

15

2.4

Financial Statements.

16

2.5

Absence of Changes.

17

2.6

Ownership of/Title to Assets.

18

2.7

Bank Accounts; Receivables.

19

2.8

Equipment; Leasehold.

19

2.9

Proprietary Assets.

19

2.10

Contracts.

21

2.11

Liabilities; Fees, Costs and Expenses.

23

2.12

Compliance with Legal Requirements.

23

2.13

Governmental Authorizations.

23

2.14

Tax Matters.

24

2.15

Employee and Labor Matters; Benefit Plans.

25

2.16

Environmental Matters.

28

2.17

Insurance.

28

2.18

Related Party Transactions.

28

2.19

Legal Proceedings; Orders.

29

2.20

Authority; Binding Nature of Agreement.

29

2.21

Non-Contravention; Consents.

30

2.22

Finder’s Fee.

31

2.23

Regulatory Approvals.

31

2.24

Full Disclosure.

31

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER

SUB

32

3.1

Corporate Existence and Power.

32

3.2

Authority; Binding Nature of Agreement.

32

3.3

Capitalization.

33

3.4

Compliance with Canadian Securities Laws.

33

3.5

Parent Financial Statements.

34

3.6

No Conflict.

35

3.7

Valid Issuance.

35

3.8

No Material Adverse Effect.

36

3.9

Legal Proceedings.

36

3.10

Compliance with Legal Requirements.

36

3.11

Governmental Authorizations.

36

3.12

Consents.

37

3.13

Full Disclosure.

37

SECTION 4. CERTAIN COVENANTS

37

4.1

Access and Investigation.

37

4.2

Operation of the Company’s Business During the Pre-Closing Period:

38

4.3

Notification by Company.

39

4.4

Notification by Parent

40

4.5

Acquisition Transactions.

40

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

42

5.1

Filings and Consents.

42

5.2

Information Statement; Permit Application.

43

5.3

Public Announcements.

44

5.4

Commercially Reasonable Efforts.

44

5.5

Reporting; Elections.

45

5.6

Termination of Agreements.

45

5.7

Termination of Employee Plans.

45

5.8

Termination of Company Common Warrants.

45

5.9

FIRPTA Matters.

45

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

46

6.1

Accuracy of Representations.

46

6.2

Performance of Covenants.

46

6.3

Stockholder Approval.

46

6.4

Consents.

46

6.5

Agreements and Documents.

47

6.6

No Material Adverse Change.

48

6.7

No Restraints.

48

6.8

No Governmental Litigation.

48

6.9

No Other Litigation.

48

6.10

Termination of Employee Plans.

49

6.11

FIRPTA Compliance.

49

6.12

Dissenting Shares.

49

6.13

Toronto Stock Exchange Approval.

49

6.14

Consents and Additional Company Approvals.

49

6.15

Consents and Additional Parent and Merger Sub Approvals.

49

6.16

Company Closing Balance Sheet.

49

6.17

Exemptions from Registration

49

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

50

7.1

Accuracy of Representations.

50

7.2

Performance of Covenants.

50

7.3

Documents.

50

7.4

Company Stockholder Approval.

51

7.5

No Material Adverse Change.

51

7.6

No Restraints.

51

7.7

No Governmental Litigation.

51

7.8

No Other Litigation.

51

7.9

Appointment of Director.

52

SECTION 8. TERMINATION

52

8.1

Termination Events.

52

8.2

Break Fee Payable by Company.

53

8.3

Break Fee Payable by Parent and Merger Sub.

53

SECTION 9. INDEMNIFICATION; LIMITATION OF LIABILITY; ESCROW.

54

9.1

Indemnification and Limitation of Liability.

54

9.2

Escrow Fund.

55

9.3

Escrow Period; Release From Escrow.

56

9.4

Third-Party Claims.

57

9.5

Claims Upon Escrow Fund.

58

9.6

Objections to Claims.

58

9.7

Resolution of Conflicts and Arbitration.

58

9.8

Stockholders’ Agent.

60

9.9

Actions of the Stockholders’ Agent.

60

9.10

Notice and Defense of Claims made by Company Indemnified Person.

61

9.11

Indemnification of Officers and Directors of the Company.

61

SECTION 10. MISCELLANEOUS PROVISIONS

62

10.1

Further Assurances.

62

10.2

Fees and Expenses.

62

10.3

Attorneys’ Fees.

62

10.4

Notices.

63

10.5

Time of the Essence.

63

10.6

Headings.

64

10.7

Counterparts.

64

10.8

Governing Law.

64

10.9

Successors and Assigns.

64

10.10

Remedies Cumulative; Specific Performance.

64

10.11

Waiver.

64

10.12

Amendments.

65

10.13

Severability.

65

10.14

Parties in Interest.

65

10.15

Entire Agreement.

65

10.16

Construction.

65

10.17

Arbitration.

66

AGREEMENT AND PLAN OF
MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (“Agreement") is made and entered into as of April 15, 2004 (“Agreement Date"), by and among: MICROLOGIX BIOTECH INC., a British Columbia company (“Parent"); MBI ACQUISITION CORP., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub"); and MITOKOR, INC., a Delaware corporation (the “Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A.

Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger") in accordance with and subject to the terms and conditions of this Agreement and the Delaware General Corporation Law (the “DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of M&M Holdings Inc., a Delaware corporation and wholly owned subsidiary of Parent; more specifically, after the Merger, the Surviving Corporation will become a second-tier subsidiary of Parent.

B.

It is intended by the parties that the Merger be treated as a taxable transaction for United States tax purposes.

C.

This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company and has been adopted by M&M Holdings Inc., as the sole stockholder of Merger Sub.

D.

In connection with the execution and delivery of this Agreement, those certain stockholders of the Company listed hereto on Exhibit B (the “Support Signatories") are entering into support agreements in the form attached hereto as Exhibit C (the “Support Agreements") pursuant to which, among other things, such Support Signatories agree to vote all shares of capital stock of the Company owned by them in favour of the Merger and (ii) certain stockholders of the Company are entering into Company Affiliate Agreements in substantially the form attached hereto as Exhibit D (the “Company Affiliate Agreements").

E.

In connection with the execution and delivery of this Agreement, certain employees of the Company are entering into employment and consulting agreements in the forms attached hereto as Exhibit E  (the “Executive Employment Agreements") and Exhibit F (the “Consulting Agreement") whose effectiveness is subject to, among other things, the occurrence of the Merger.

AGREEMENT

In consideration of the foregoing premises and the mutual representations, warranties and covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

  THE MERGER

1.1

Merger of Merger Sub with and into the Company.

Upon the terms and subject to the conditions set forth in this Agreement and to the applicable provisions of the DGCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, at which time the separate existence of Merger Sub shall cease and the Company will continue as the surviving corporation in the Merger (the “Surviving Corporation").

1.2

Effect of the Merger.

The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3

Closing; Effective Time.

The closing of the Merger (the “Closing") will take place at a time and on a date to be specified by the parties (the “Closing Date"), which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6 and Section 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfilment or waiver of those conditions), at the offices of Farris, Vaughan, Wills and Murphy, or at such other time, date or place as agreed to in writing by the parties hereto. Subject to the provisions of this Agreement, simultaneously with or as soon as practicable following the Closing, a properly executed certificate of merger satisfying the applicable requirements of the DGCL and attached hereto as Exhibit G (the “Certificate of Merger") shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the latest of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or (b) such later date and time as may be specified in the Certificate of Merger with the written consent of Parent and the Company (such latest date being referred to as the “Effective Time").

1.4

Certificate of Incorporation and Bylaws; Directors and Officers.

(a)

The Amended and Restated Certificate of Incorporation of the Company (the “Company’s Existing Certificate of Incorporation") shall be amended immediately prior to the Effective Time pursuant to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit H (the "Company's Certificate of Amendment" and together with the Company’s Existing Certificate of Incorporation, the “Company’s Certificate of Incorporation" );

(b)

The Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time as part of the Merger to conform to Exhibit I;

(c)

The Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time as part of the Merger to conform to Exhibit J; and

(d)

Parent and Surviving Corporation agree to appoint, upon the effectiveness of the Merger, the individuals identified on Exhibit K as the directors and officers of the Surviving Corporation.

1.5

Conversion/Cancellation of Shares/Milestone Payments.

(a)

Subject to Sections 1.9 and 1.10, at the Effective Time, by virtue of the Merger and without any further action on the part of the Parent, Merger Sub, the Company or any stockholder of the Company:

(i)

as a result of the Merger and in accordance with the Company’s Certificate of Incorporation, each share of Common Stock, par value $0.001 per share, of the Company Common Stock (the “Company Common Stock") outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive an amount of cash equal to the Cash Consideration (as defined in Section 1.5(b)(i)) divided by the number of shares of Company Common Stock outstanding as of the Effective Time.

(ii)

each share of Preferred Stock, par value $0.001 per share, of the Company (the “Company Preferred Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive:

(A)

such number of shares of Common Stock (no par value) of Parent (“Parent Common Stock") equal to the number of Merger Shares (as defined in Section 1.5(b)(vii)) that such holder is entitled, as a result of the Merger, to receive pursuant to the Company’s Certificate of Incorporation, as more particularly set out on Schedule 1.5;

(B)

such number of shares of Series E Redeemable, Convertible Preferred Stock (no par value) of Parent (“Parent Preferred Stock") equal to the number of Contingent Shares (as defined in Section 1.5(b)(iii)) that such holder is entitled, as a result of the Merger, to receive pursuant to the Company’s Certificate of Incorporation, as more particularly set out on Schedule 1.5; and

(iii)

any shares of Company Common Stock or Company Preferred Stock then held by Parent or any Subsidiary of Parent, or by the Company in the Company’s treasury shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(iv)

each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

(b)

For purposes of this Agreement:

(i)

“Cash Consideration" shall mean $25,000;

(ii)

the “Company Equityholder(s)" shall mean those individuals and entities who prior to the Effective Time hold (1) Company Common Stock and/or (2) Company Preferred Stock;

(iii)

the “Contingent Shares" shall mean 4,000,000 shares of Parent Preferred Stock having a $4 million value upon redemption or conversion minus the number of shares referred to in Subsections 1.11(a)(ii), (b)(ii), (c) and, if applicable, (d)(ii) and adjusted for any Extraordinary Common Stock Event and having the rights and restrictions set out in Exhibit L (the “Parent Preferred Stock Terms");

(iv)

the “Designated Parent Stock Price" shall be $0.7594. Upon the happening of an Extraordinary Common Stock Event (as defined in Section 1.5(b)(v)) between the date of this Agreement and the Effective Time, the Designated Parent Stock Price shall, simultaneously with the happening of such Extraordinary Common Stock Event (as defined in Section 1.5(b)(v)), be adjusted by multiplying the then effective Designated Parent Stock Price by a fraction, the numerator of which shall be the number of shares of Parent Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Parent Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Designated Parent Stock Price. The Designated Parent Stock Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event(s);

(v)

an “Extraordinary Common Stock Event" shall mean (x) the issuance of additional shares of Parent Common Stock as a dividend or other distribution on outstanding Parent Common Stock, (y) a subdivision of outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock, or (z) a combination of outstanding shares of Parent Common Stock into a smaller number of shares of Parent Common Stock;

(vi)

the “Merger Consideration" receivable by a Company Equityholder shall consist of (A) that number of Merger Shares and Contingent Shares issuable to such holder in accordance with Section 1.5(a)(ii)(A) and Section 1.5(a)(ii)(B) upon the surrender of the certificate or certificates representing capital stock of the Company held by such holder, and (B) the applicable amount of Cash Consideration in accordance with Section 1.5(a)(i) upon the surrender of the certificate or certificates representing capital stock of the Company held by such holder; and

(vii)

the “Merger Shares" shall be the number of shares of Parent Common Stock determined by dividing (A) the Upfront Purchase Price less the Cash Consideration; by (B) the Designated Parent Stock Price, minus the number of shares referred to in Subsections 1.11(a)(i), (b)(i), and, if applicable, d(i), and adjusted for any Extraordinary Common Stock Event;

(c)

On the date of the Agreement, the Upfront Purchase Price including any adjustments thereto relating to the Company’s Net Working Capital will be estimated by the Company and the Parent acting reasonably.  The final determination of the Upfront Purchase Price for the purposes of Section 1.5(b)(vii) and Section 1.11(d)(i) will be completed on the earlier of: (i) as soon as practical after the Agreement; and (ii) immediately prior to the Closing Date;

(d)

The Merger Consideration (as defined in Section 1.5(b)(vi)) will be payable to the Company Equityholders upon the exchange and surrender of the certificate or certificates representing capital stock of the Company held by such Company Equityholder as set forth in Section 1.9(a);

(e)

After the achievement of each of the following payments or events (each a “Milestone" and the date of occurrence or achievement of such Milestone is referred to herein as a “Milestone Date"), Parent shall redeem and/or convert such number of Parent Preferred Stock equal to the dollar amount corresponding to the applicable Milestone as set forth below (each a “Milestone Payment" and collectively, the “Milestone Payments") up to a maximum payment of $4,000,000 in the aggregate, in accordance with the Parent Preferred Stock Terms and the terms of this Agreement:

(i)

[XXXX] of any payments (other than reimbursement of expenses) received by the Parent or Surviving Corporation within [XXXX] after the Closing Date from (A) Wyeth pursuant to the License and Option Agreement between Apollo BioPharmaceutics and American Home Products Company dated February 8, 1999 (the “Wyeth Agreement"); and (B) Pfizer Inc. pursuant to (1) the License and Royalty Agreement between Pfizer Inc. and the Company dated November 4, 1998 and (2) the Collaborative Research and Development Agreement between Pfizer Inc. and the Company dated November 4, 1998 (collectively, the “Pfizer Agreements");

(ii)

[XXXX] of any payments received by Parent or Surviving Corporation within [XXXX] after the Closing Date from (A) the Wyeth Agreement and Pfizer Agreements (excluding payments to which 1.5(e)(i) above is applicable); and (B) any new partnership or collaboration agreements arising from the Company’s Proprietary Assets;

(iii)

[XXXX] of any grant or equivalent payments, received by Parent or Surviving Corporation within [XXXX] after the Closing Date, arising from Company grant agreements that exist prior to the Closing Date and any new grants awarded on the Company’s Proprietary Assets;

(iv)

[XXXX] for each product that is advanced from the Company’s Proprietary Assets to [XXXX], for up to [XXXX] products achieved within [XXXX] after the Closing Date; and

(v)

up to [XXXX] for each product that is advanced from the Company’s Proprietary Assets that [XXXX], for up to [XXXX] products within [XXXX] after Closing Date.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

1.6

Company Options and Warrants.

(a)

Immediately prior to the Effective Time, the Company shall (i) terminate the Company’s Amended and Restated 1993 Stock Option Plan, the 2000 Outside Directors Stock Option Plan and any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any Subsidiary thereof (collectively the “Company Stock Option Plans"), and (ii) cancel, at the Effective Time, each outstanding option to purchase Company Common Stock granted under the Company Stock Option Plans (the “Company Options") that is outstanding and unexercised as of such time and take all other action necessary to ensure that following the Effective Time no participant in the Company Stock Option Plans shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

(b)

At the Effective Time, each then outstanding warrant to purchase Company Preferred Stock (the “Company Preferred Warrants") listed on Schedule 1.6 shall be assumed by Parent and treated as a warrant to purchase shares of Parent Common Stock and Parent Preferred Stock (the “Assumed Preferred Warrants").  Each of the Assumed Preferred Warrants shall continue to have, and be subject to, the same terms and conditions set forth in the respective warrant agreements immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) the number of shares of Parent Common Stock and Parent Preferred Stock subject to each Assumed Preferred Warrant and (ii) the per share exercise price for the Parent Common Stock and Parent Preferred Stock issuable upon exercise of each Assumed Preferred Warrant, shall be adjusted such that a holder of an Assumed Preferred Warrant will be entitled to receive, upon exercise:

(i)

the number of shares of Parent Common Stock (or any property or consideration issued in exchange for such shares of Parent Common Stock), and

(ii)

the right to receive the Milestone Payments, if any, payable at the option of the Parent in Parent Common Stock and/or cash, equal to such holder’s interest in the Milestone Payments, to which such holder would have otherwise been entitled had all holders of Company Preferred Warrants exercised such Assumed Preferred Warrants immediately prior to the Effective Time. The number of shares of Parent Common Stock related to the Assumed Preferred Warrants shall remain authorized and reserved by Parent until the earlier of such time as the holder actually exercises such Assumed Preferred Warrant and the time of expiration or termination of such warrant. Any shares of Parent Common Stock so allocated to Assumed Preferred Warrants, which expire or are terminated shall revert back to Parent at the time of such expiration or termination.

1.7

Lock-Up

(a)

As a part of the Merger, a portion of the Parent Common Stock and Parent Preferred Stock to be issued to the Company Equity Participants will be subject to the non-statutory restrictions on resale set forth in this Section 1.7 (the “Lock-Up").  In addition to any statutory or stock exchange imposed requirements regarding the legending of (i) the Parent Common Stock, (ii) the Parent Preferred Stock, (iii) the Assumed Preferred Warrants, (v) the Parent Common Stock issuable on conversion of the Parent Preferred Stock and (vi) the Parent Common Stock and Parent Preferred Stock issuable on exercise of the Assumed Preferred Warrants (collectively, the “Parent Securities"), the Parent will endorse the certificates representing the Parent Securities with the following legends and will, unless otherwise determined by the Parent in its sole discretion, instruct its transfer agent not to remove the applicable legend until the specified date has passed:

Securities Subject to Lock-Up	Non-Statutory Legend to Be Affixed to Parent Securities
10% of the Parent Securities	No Legend
30% of the Parent Securities

The holder of the securities shall not trade the securities before that date that is 6 months from the Closing Date and agrees that it will not, prior to that date that is 6 months from the Closing Date, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the securities (collectively, a “Disposition"), nor will the holder engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition by the holder or any other person or entity. Such prohibited hedging or other transactions include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the securities or with respect to any other security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the securities, or any other transaction (whether or not involving an offer or sale by the holder of the securities or any interest therein) that has the purpose or effect of transferring the risks or benefits of ownership of the securities. The securities represented by this certificate are listed on the Toronto Stock Exchange; however, the said securities cannot be traded through the facilities of such Exchange since they are not freely transferable until that date that is 6 months from the Closing Date, and consequently any certificate representing such securities will not constitute “good delivery" in settlement of transactions on the Toronto Stock Exchange prior to date that is 6 months from the Closing Date.

30% of the Parent Securities

The holder of the securities shall not trade the securities before that date that is 12 months from the Closing Date and agrees that it will not, prior to that  date that is 12 months from the Closing Date, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the securities (collectively, a “Disposition"), nor will the holder engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition by the holder or any other person or entity. Such prohibited hedging or other transactions include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the securities or with respect to any other security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the securities, or any other transaction (whether or not involving an offer or sale by the holder of the securities or any interest therein) that has the purpose or effect of transferring the risks or benefits of ownership of the securities.  The securities represented by this certificate are listed on the Toronto Stock Exchange; however, the said securities cannot be traded through the facilities of such Exchange since they are not freely transferable until that date that is 12 months from the Closing Date, and consequently any certificate representing such securities will not constitute “good delivery" in settlement of transactions on the Toronto Stock Exchange prior to that date that is 12 months from the Closing Date.

30% of the Parent Securities

The holder of the securities shall not trade the securities before that date that is 18 months from the Closing Date and agrees that it will not, prior to that date that is 18 months from the Closing Date, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the securities (collectively, a “Disposition"), nor will the holder engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition by the holder or any other person or entity. Such prohibited hedging or other transactions include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the securities or with respect to any other security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the securities, or any other transaction (whether or not involving an offer or sale by the holder of the securities or any interest therein) that has the purpose or effect of transferring the risks or benefits of ownership of the securities.  The securities represented by this certificate are listed on the Toronto Stock Exchange; however, the said securities cannot be traded through the facilities of such Exchange since they are not freely transferable until that date that is 18 months from the Closing Date, and consequently any certificate representing such securities will not constitute “good delivery" in settlement of transactions on the Toronto Stock Exchange prior to that date that is 18 months from the Closing Date.

In order to enforce the transfer restrictions set forth in this Section 1.7, the Parent may impose stop-transfer instructions with respect to the Parent Securities.

1.8

Closing of the Company’s Transfer Books.

At the Effective Time, holders of certificates representing shares of capital stock of the Company that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock of the Company outstanding immediately prior to the Effective Time. No further transfer of any such shares of capital stock of the Company shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of capital stock of the Company (a “Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be cancelled and shall be exchanged as provided in Section 1.9.

1.9

Exchange of Certificates; Legends; Escrow

(a)

At the Effective Time, Parent shall cause to be deposited with a commercial bank or trust company (the "Exchange Agent"), for the benefit of the Company Equityholders, for exchange in accordance with this Section 1.9, through the Exchange Agent, (i) certificates representing the Parent Common Stock issuable and deliverable to the Company Equityholders pursuant to Section 1.5(a)(ii)(A) and (ii) a check equal to the applicable portion of the Cash Consideration, in exchange for outstanding shares in the capital stock of the Company.

(b)

As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 9 hereof, Parent shall cause to be deposited with the Escrow Agent (as defined in Section 9 hereof) a certificate or certificates representing the Parent Preferred Stock constituting the initial property of the Escrow Fund (as defined in Section 9.2). The Parent Preferred Stock deposited into the Escrow Fund pursuant to this Section 1.9(b) shall be registered in the name of the Escrow Agent as nominee for the holders of Parent Preferred Stock that: (i) have been allocated such shares pursuant to Section 1.5(a)(ii)(B) and (ii) are to be issued such shares pursuant to Section 1.11.  Such shares shall be beneficially owned by such holders and such shares shall be held in escrow and shall be available to compensate Parent for certain damages as provided for in Section 9. To the extent not used for such purposes, such shares shall be released, all as provided in Section 9 hereof.

(c)

As soon as practicable after the Effective Time, Parent and the Surviving Corporation shall use Commercially Reasonable Efforts to cause the Exchange Agent to send to each of the registered holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, (ii) such other customary documents as may be required including, without limitation, a Form W-9, and (iii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration.

(d)

Upon surrender of a Company Stock Certificate(s) with the face value(s) specified on Part 2.3(a)(ii) of the Company Disclosure Schedule to Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as are customarily required in this type of merger transaction, the Exchange Agent shall deliver to the holder of such Company Stock Certificate(s) (i) a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.5(ii)(A), and/or (ii) a check equal to the applicable portion of the Cash Consideration to which such holder is entitled; provided that any fractional shares of Parent Common Stock to which such holder may be entitled shall be rounded up and any certificates representing Parent Common Stock  to be delivered to the holder of a Company Stock Certificate(s) represent only whole shares of Parent Common Stock.

(e)

In the event two or more Company Stock Certificates represent shares of Company Common Stock and Company Preferred Stock held by any single holder, all calculations respecting the number of shares and amount of cash to be delivered to such holder shall be made based on the aggregate number of shares represented by such Company Stock Certificates.

(f)

All Company Stock Certificates surrendered pursuant to this Section 1.9 shall be cancelled. Until surrendered as contemplated by this Section 1.9, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration in accordance with this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its reasonable discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock and/or Parent Preferred Stock, as the case may be, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and release (in such form as Parent may reasonably request) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

(g)

No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby until such holder surrenders such Company Stock Certificate in accordance with this Section 1.9 (at which time such holder shall be entitled to receive all such dividends and distributions). In the interim, such dividends and distributions will be held by Parent in trust for such holders, and to the extent such dividends and distributions consist of cash, in an interest-bearing account.

(h)

Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Internal Revenue Code of 1986, as amended (the “Code") or under any provision of state, local, provincial, federal or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(i)

Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock or Parent Preferred Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

(j)

Each certificate representing Parent Securities shall bear the appropriate legend set out in Section 1.7 and any other legends required by applicable Canadian Securities Laws (as defined in Section 3.4).

(k)

The Parent Preferred Stock shall bear the following legend:

THERE ARE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO THE CLASS E PREFERRED SHARES.  A FULL COPY OF THE TEXT THEREOF AND OF THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO EACH CLASS OF SHARES AUTHORISED TO BE ISSUED BY THE COMPANY IS OBTAINABLE ON DEMAND AND WITHOUT CHARGE FROM THE COMPANY.

1.10

Dissenting Shares.

(a)

Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become shares seeking rights of appraisal pursuant to Section 262 of the DGCL shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders pursuant to Section 262 of the DGCL; provided, however, that if (i) the status of any such shares as “dissenting shares" shall not be perfected, (ii) the rights of appraisal relating to such shares shall not be perfected, or (iii) any such shares shall lose their status as “dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) the Merger Consideration in accordance with the terms of this Agreement.

(b)

The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Section 262 of the DGCL and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer, which consent will not be unreasonably withheld.

1.11

 Parent Payments at the Closing.

In addition to the other payments and actions specified in this Agreement, at the Closing Parent shall pay the following amounts by delivery at Closing of (i) a certificate representing Parent Common Stock to the parties named below and/or (ii) Parent Preferred Stock registered in the name of the Escrow Agent as nominee, as the case may be, in the amounts set out below:

(a)

Parent shall pay to [XXXX], a tenancy in common comprised of [XXXX] (the “Landlord") (i) the aggregate sum of [XXXX] by issuing to the Landlord an aggregate of [XXXX] shares of Parent Common Stock and (ii) [XXXX] of any Milestone Payments earned up to the potential aggregate sum of [XXXX] by depositing an aggregate of [XXXX] shares of Parent Preferred Stock into the Escrow Fund in accordance with Section 1.9(b) hereof, with such shares being registered in the name of the Escrow Agent as nominee for the Landlord, in satisfaction of certain obligations of the Company to the Landlord .

(b)

Parent shall pay [XXXX] or its permitted assigns [XXXX] (i) the aggregate sum of [XXXX] by issuing to [XXXX] shares of Parent Common Stock and (ii) [XXXX] of any Milestone Payments earned up to the potential aggregate sum of [XXXX] by depositing an aggregate of [XXXX] shares of Parent Preferred Stock into the Escrow Fund in accordance with Section 1.9(b) hereof, with such shares being registered in the name of the Escrow Agent as nominee for [XXXX], in satisfaction of certain obligations of the Company to [XXXX].

(c)

Parent shall pay [XXXX], Incorporated [XXXX] of any Milestone Payments earned up to the potential aggregate sum of [XXXX] by depositing an aggregate of [XXXX] shares of Parent Preferred Stock into the Escrow Fund in accordance with Section 1.9(b) hereof, with such shares being registered in the name of the Escrow Agent as nominee for [XXXX], in satisfaction of certain obligations of the Company to [XXXX].

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(d)

Parent shall, subject to the Company Equityholders approving such payment prior to the Effective Time, pay to the individuals listed on Schedule 1.11(d) (collectively, “Management") (i) the aggregate sum equal to 5% of the Upfront Purchase Price (the “Upfront Bonus") by issuing to Management an aggregate number of shares of Parent Common Stock with numerator being the Upfront Bonus and denominator being the Designated Parent Stock Price and (ii) 5% of any Milestone Payments earned up to the potential aggregate sum of $200,000 by depositing 200,000 shares of Parent Preferred Stock, into the Escrow Fund in accordance with Section 1.9(b) hereof, with such shares being registered in the names of the Escrow Agent as nominee for Management, in satisfaction of certain obligations of the Company to Management. In the event that the Company Equityholders have not approved such payment prior to the Effective Time, Parent is under no obligation to pay the amounts as set out in this Section 1.11(d) and such payment shall be distributed to the holders of Parent Preferred Stock pursuant to Section 1.5(a)(ii) of this Agreement.

(e)

For the purposes of the Agreement, the Landlord, [XXXX], [XXXX] and holders of Company Preferred Stock shall be referred to as “Company Equity Participants".

1.12

Tax Consequences.

For United States Tax purposes, the parties acknowledge and agree that the Merger will be treated as a taxable transaction.  Accordingly, the parties will report and file their respective Tax Returns consistent with a taxable exchange (i.e., not as a tax-free reorganization within the meaning of Section 368 of the Code).

1.13

Further Action.

If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

1.14

 California Permit.

The parties intend that the Parent Common Stock and Parent Preferred Stock issuable pursuant to Section 1.5 of this Agreement will be exempt from registration under the Securities Act by reason of Section 3(a)(10) of the Securities Act through a fairness hearing (the “Fairness Hearing") conducted in the State of California pursuant to the authority granted by Section 25142 of the California Corporations Code, and all amendments and additions thereto (the “California Code").  If deemed necessary or desirable by Parent in its sole discretion, such Fairness Hearing shall also address the cancellation and retirement of the Company Common Stock pursuant to Section 1.5 hereto, the assumption by Parent of the Company Preferred Warrants pursuant to Section 1.6 hereto, the issuance of Parent Common Stock and Parent Preferred Stock pursuant to Section 1.11 hereto, and such other matters as determined by the Parent in its sole discretion.   Each of the parties shall, pursuant to Section 5.2(b) hereto, use Commercially Reasonable Efforts (i) to file an application for issuance of a permit pursuant to Section 25121 of the California Code to issue the Merger Consideration and, if deemed necessary or desirable by the Parent in its sole discretion, to cancel and retire the Company Common Stock pursuant to Section 1.5 hereto, to assume the Company Preferred Warrants pursuant to Section 1.6 hereto, to issue the Parent Common Stock and Parent Preferred Stock pursuant to Section 1.11 hereto and to address such other matters as determined by the Parent in its sole discretion (the “Fairness Hearing Notice"), and (ii) to obtain the California permit (the “California Permit") as promptly as practicable thereafter.

1.15

Stockholders' Designee.

For a period of 36 months following the Closing Date, the Parent shall use all reasonable commercial efforts to ensure the nomination, as a management nominee, of Walter H. Moos to the Parent’s Board of Directors, following his initial appointment pursuant to Section 7.9 hereof.  In the event that Walter H. Moos is or becomes unable or unwilling to act as a director of Parent at any time during the 36 month period, the Stockholder’s Agent (as defined in Section 9.8 hereof) shall have the right, exercisable thereafter until the expiration of the 36 month period, to designate one individual (the “Stockholder’s Designee") for election to the Parent’s Board of Directors.  It shall be a condition to such nomination that Walter H. Moos or the Stockholder’s Designee, as the case may be, be and continue to be qualified, in accordance with the Business Corporations Act (British Columbia) and the memorandum and articles of the Parent, to act as a director of the Parent, and that Walter H. Moos or the Stockholder’s Designee, as the case may be, deliver to the Parent a written consent to act as a director of the Parent, in a form acceptable to the Parent, acting reasonably. The foregoing is a right to designate a person for election to the Parent’s Board of Directors, not a right to appoint directly to the Parent’s Board of Directors, and, therefore, is subject to Walter H. Moos or the Stockholder’s Designee, as the case may be, obtaining sufficient votes for election from the stockholders of the Parent in order to secure election to the Parent’s Board of Directors. The Parent has the right to review and approve any Shareholder’s Designee, such approval not to be unreasonably withheld or delayed.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants as of the date of this Agreement to Parent and Merger Sub as follows, subject to such exceptions as are disclosed in the Company Disclosure Schedule, each of which shall be deemed to be an exception to or exclusion from only the particular representation and warranty against which it is listed (unless it is readily apparent from a reading of the disclosure that such disclosure is applicable to other sections and subsections of the Company Disclosure Schedule), and which exceptions (and all other disclosures) set forth in the Company Disclosure Schedule shall be deemed to be representations and warranties of the Company as if made pursuant to this Section 2:

2.1

Due Organization; Subsidiaries.

(a)

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own, lease and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

(b)

Except as set forth in Part 2.1(b) of the Company Disclosure Schedule, the Company has not conducted any business under, or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

(c)

Except as set forth in Part 2.1(c) of the Company Disclosure Schedules the Company is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed would not have a Material Adverse Effect on the Company, or on the consummation of the Merger and the other transactions contemplated herein.

(d)

The Company has no subsidiaries and does not own any capital stock of, or any equity interest of any nature in, any other Entity.  The Company has not agreed, is not obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Except as set forth in Part 2.1(d) of the Company Disclosure Schedules, the Company has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or obligations of, any general partnership, limited partnership or other Entity.

(e)

Part 2.1(e) of the Company Disclosure Schedule accurately sets forth (i) the names of the current members of the Company’s board of directors, (ii) the names of the current members of each committee of the Company’s board of directors, and (iii) the names and titles of the Company’s current officers.

(f)

Apollo BioPharmaceutics, Inc., which was a wholly owned Subsidiary of the Company, was dissolved and except as set forth on Part 2.1(f) of the Company Disclosure Schedule, all of the assets of Apollo BioPharmaceutics, Inc. which were then owned by it are now owned by the Company, free and clear of any liens or other Encumbrances.

2.2

Certificate of Incorporation and Bylaws; Records.

The Company has delivered to Parent for its review accurate and complete copies of: (1) the Company’s certificate of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Company Equityholders, the board of directors of the Company and all committees of the board of directors of the Company since its inception. There have been no formal meetings or other proceedings of the Company Equityholders, the board of directors of Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company Equityholders, board of directors or any committee of the board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects.

2.3

Capitalization.

(a)

The authorized capital stock of the Company consists of: (i) 25,000,000 shares of Common Stock, par value $.001 per share, of which 440,180 shares have been issued and are outstanding as of the date of this Agreement and (ii) 20,000,000 shares of Preferred Stock, par value $.001 per share, of which; (a) 52,000 shares are designated Series A-1 Preferred Stock, all of which are issued and outstanding; (b) 7,200 shares are designated as Series B Preferred Stock, all of which are issued and outstanding; (c) 90,000 shares are designated as Series B-1 Preferred Stock, all of which are issued and outstanding; (d) 30,000 shares are designated as Series B-2 Preferred Stock, all of which are issued and outstanding; (e) 30,000 shares are designated as Series B-3 Preferred Stock, all of which are issued and outstanding; (f) 3,600 shares are designated as Series B-4 Preferred Stock, all of which are issued and outstanding; (g) 3,308,431 shares are designated as Series C Preferred Stock, 3,292,431 of which are issued and outstanding; (h) 3,358,042 shares are designated as Series D Preferred Stock, 3,351,042 of which are issued and outstanding; (i) 3,358,042 shares are designated as Series D-1 Preferred Stock, none of which are issued and outstanding; (j) 853,167 shares are designated as Series E Preferred Stock, 833,334 of which are issued and outstanding; (k) 2,519,681 shares are designated as Series F Preferred Stock, 2,511,681 of which are issued and outstanding; (l) 4,000,000 shares are designated as Series F-1 Preferred Stock.  833,341 of which are issued and outstanding, and (m) 2,200,000 shares are designated as Series G Preferred Stock, 1,679,603 of which are issued and outstanding.  All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable. All outstanding shares of Company Common Stock and Company Preferred Stock, and all outstanding Company Options and Company Preferred Warrants and Company Common Warrants, have been issued and granted in compliance with (i) all applicable federal, state and foreign securities laws and the DGCL, and (ii) all requirements binding the Company set forth in applicable Contracts to which the Company is a party. Part 2.3(a)(i) of the Company Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option, if any, which is held by the Company and to which any shares of capital stock of the Company is subject.  Part 2.3(a)(ii) of the Company Disclosure Schedule provides an accurate and complete itemization of the share amounts represented on the Company’s issued stock certificates representing the Company Common Stock and Company Preferred Stock, both as the share amounts are currently represented on the outstanding certificates and how the share amounts would otherwise be represented had the existing certificates been replaced with new certificates to reflect any and all stock splits, reverse stock splits, recapitalization, combinations, reorganizations and any like transactions effected by the Company.  To the Company’s  Knowledge, except as disclosed on Part 2.3(a)(iii) of the Company Disclosure Schedule or as contemplated by this Agreement or the exhibits or schedules hereto, there is no voting trust or voting agreement governing the voting of the Company’s capital stock.

(b)

The Company has reserved 3,213,000 shares of Company Common Stock for issuance under the Company Stock Option Plans, of which options to purchase 1,679,316 shares are outstanding as of the date of this Agreement. Part 2.3(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option outstanding as of the date hereof (whether vested or unvested): (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that is subject to such Company Option; (iii) the date on which such Company Option was granted and (iv) the exercise price per share of Company Common Stock purchasable under such Company Option. Except as set forth in Part 2.3(b) or Part 2.3(c) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (including any pre-emptive rights), whether or not currently exercisable, to acquire any shares of capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company; or (iii) Contract obligating the Company to sell or otherwise issue any shares of its capital stock or any other securities of the Company. All Company Options have been granted under, and are subject to, the terms of the Company’s Amended and Restated 1993 Stock Option Plan and/or the 2000 Outside Directors Stock Option Plan.

(c)

The Company has reserved 67,042 shares of Company Common Stock and 323,230 shares of Company Preferred Stock for issuance pursuant to the Company Common Warrants and Company Preferred Warrants, all of which such Company Common Warrants and Company Preferred Warrants are outstanding as of the date of this Agreement. Part 2.3(c) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Warrant outstanding as of the date hereof (i) the name of the holder of such Company Warrant; (ii) the class and total number of shares of Company Common Stock or Company Preferred Stock that is subject to such Company Warrant; (iii) the date on which such Company Warrant was granted and the term of such Company Warrant; and (iv) the exercise price per share of Company Common Stock or Company Preferred Stock purchasable under such Company Warrant.  The Company has delivered to Parent accurate and complete copies of the warrant agreements governing each of the Company Preferred Warrants and Company Common Warrants.

(d)

Except as set forth in Part 2.3(d) of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company.  All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the DGCL and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

(e)

The Merger constitutes a deemed liquidation, dissolution or winding up of the Company for purposes of Section 2 of the Company’s Certificate of Incorporation.

2.4

Financial Statements.

(a)

The Company has delivered to Parent the following financial statements and notes (collectively, the “Company Financial Statements"):

(i)

the audited balance sheets of the Company as of December 31, 2000, December 31, 2001 and December 31, 2002, and the related audited statements of operations, statement of stockholders’ equity and statement of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of PriceWaterhouseCoopers LLP relating thereto; and

(ii)

the unaudited balance sheet of the Company as of February 29, 2004 (the “Unaudited Balance Sheet"), and the related unaudited statement of operations statement of stockholders’ equity and statement of cash flows of the Company for the period then ended.

(b)

The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP") applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year end audit adjustments, which will not, individually or in aggregate, be material).

2.5

Absence of Changes.

Except as set forth in Part 2.5 of the Company Disclosure Schedule or as contemplated by this Agreement, since February 29, 2004:

(a)

there has not been any adverse change in the Company’s business, condition, capitalization, assets, liabilities, operations, financial performance or prospects that have had, or could be reasonably expected to have, and, to the Knowledge of the Company, no event has occurred that has had, or could reasonably be expected to have (individually or in the aggregate), a Material Adverse Effect on the Company;

(b)

there has not been any material loss, damage to or destruction of, any of the Company’s assets (whether or not covered by insurance);

(c)

The Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

(d)

The Company has not sold, issued or authorized the issuance of (i) capital stock or other securities of the Company (except for Company Common Stock or Company Preferred Stock issued upon the exercise of outstanding Company Options, Company Preferred Warrants and Company Common Warrants), (ii) any option or right to acquire any capital stock or any other securities of the Company (except for Company Options, Company Preferred Warrants and Company Common Warrants described in Part 2.3 of the Company Disclosure Schedule), or (iii)

any instrument convertible into or exchangeable for any capital stock or other securities of the Company;

(e)

the Company has not amended or waived any of its rights under, or changed or modified any provisions permitting the acceleration of vesting under, (i) any provision of any Company Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

(f)

there has been no amendment to the Company’s certificate of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g)

The Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company, exceeds $50,000;

(h)

The Company has not (i) entered into or permitted any of the assets owned or otherwise required to be used by it to accomplish its ordinary course of business to become bound by any Material Contract (as defined in Section 2.10(a)), or (ii) materially amended or prematurely terminated, or waived any material right or remedy under, any Material Contract;

(i)

The Company has not, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices, (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right;

(j)

The Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

(k)

The Company has not pledged any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

(l)

The Company has not (i) lent money to any Person (other than routine travel or similar advances made in the ordinary course of business and consistent with past practices and not exceeding $5,000); or (ii) incurred or guaranteed any indebtedness for borrowed money;

(m)

The Company has not (i) established or adopted any employee benefit plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

(n)

The Company has not changed any of its methods of accounting or accounting practices in any respect, except to the extent, if any, required by U.S. GAAP;

(o)

The Company has not made any Tax election;

(p)

The Company has not commenced or settled any Legal Proceeding;

(q)

the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

(r)

The Company has not agreed or committed to take any of the actions referred to in clauses (c) through (q) above.

2.6

Ownership of/Title to Assets.

(a)

The Company owns, and has good and valid title to all assets it purports to own, including: (i) all assets reflected on the Unaudited Balance Sheet as owned by the Company or purchased by the Company after February 29, 2004, except for assets that have been disposed of in the ordinary course of business, and (ii) all assets referred to as owned by the Company in Part 2.6(a) of the Company Disclosure Schedule.  Except as set forth in Part 2.6(a) of the Company Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances.

(b)

Part 2.6(b) of the Company Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to or by the Company. To the Knowledge of the Company all such leases and licenses are valid and enforceable against the parties thereto.

2.7

Bank Accounts; Receivables.

(a)

Part 2.7(a) of the Company Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution. Such information consists of the name of the bank or financial institution, the account number and the balance as of March 31, 2004.

(b)

Part 2.7(b) of the Company Disclosure Schedule provides an accurate and complete breakdown and ageing of all accounts receivable, notes receivable and other receivables of the Company as of March 31, 2004. Except as set forth in Part 2.7(b) of the Company Disclosure Schedule, all accounts receivable of the Company as of March 31, 2004 (including those accounts receivable that have not yet been collected and those accounts receivable that have arisen since March 31, 2004 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current. The Company has no Knowledge that such accounts receivable would not be collected in full when due, without any protest, counterclaim, set off or request for reduction or discount (net of an allowance for doubtful accounts not to exceed $5,000 in the aggregate).

2.8

Equipment; Leasehold.

(a)

All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted). This Section 2.8(a) is not intended to be a representation regarding infringement, misappropriation or violation of the Proprietary Assets of any third party.

(b)

The Company does not own any real property or any interest in real property, except for the interest in property created under the agreements identified in Part 2.8(b) of the Company Disclosure Schedule.

2.9

Proprietary Assets.

(a)

Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned or in-licensed by the Company and registered with any Governmental Body or for which an application has been filed and is currently active or pending with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application.  The Company has good and valid title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and (ii) of the Company Disclosure Schedule, free and clear of all Encumbrances except for those items described in Part 2.6(a) of the Company Disclosure Schedule.  Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset that is material to its business with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, there is no Company Contract pursuant to which any Person has any current or future right to use, license or otherwise exploit any Company Proprietary Asset.

(b)

The Company has taken reasonable measures and precautions to protect and maintain the confidentiality and secrecy of all material Company Proprietary Assets. Without limiting the generality of the foregoing, (i) all current and former employees of the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company confidentiality agreements previously delivered by the Company to Parent, and (ii) all current and former consultants and independent contractors to the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have each executed and delivered to the Company consultant agreements (containing no exceptions to or exclusions from the scope of its coverage) copies of which the Company  has subsequently made available for review to Parent. Except as set forth in Part 2.9(b) of the Company Disclosure Schedule, no current or former employee, officer, director, stockholder, consultant or independent contractor of or to the Company has any right, claim or interest in or with respect to any material Company Proprietary Asset.

(c)

To the Knowledge of the Company there are no patents, trademarks, service marks and copyrights owned or exclusively in-licensed by the Company that is material to its business that are not valid or enforceable.  To the current actual knowledge of the Company (without any duty of inquiry), there are no patents, trademarks, service marks and copyrights non-exclusively in-licensed by the Company that is material to its business that are not valid or enforceable.  To the Knowledge of the Company: (i) none of the Company Proprietary Assets infringes or misappropriates any Proprietary Asset owned by any other Person; (ii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Company is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of any Proprietary Asset owned by any other Person; and (iii) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of any material Company Proprietary Asset.

(d)

The Company has not received any written notice or other written communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use by the Company of, any Proprietary Asset owned by any other Person.

(e)

To the Company’s Knowledge, the Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted. Except as set forth in Part 2.9(e) of the Company Disclosure Schedule, the Company has not (i) licensed, granted rights in or hypothecated any of the material Company Proprietary Assets to any Person, or (ii) entered into any covenant not to compete, or Contract limiting its ability to exploit any Company Proprietary Assets or to transact business, in any market or geographical area or with any Person.

2.10

Contracts.

(a)

Part 2.10(a) of the Company Disclosure Schedule identifies:

(i)

each Company Contract relating to the employment of, or the performance of services by, any current employee, consultant or independent contractor;

(ii)

each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any Proprietary Asset;

(iii)

each Company Contract imposing any restriction on the Company’s right or ability to (A) compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, sell any product or other asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

(iv)

each Company Contract creating or involving any agency relationship, distribution arrangement or franchise agreement;

(v)

each Company Contract relating to the acquisition, issuance or transfer of any securities;

(vi)

each Company Contract relating to the creation of any Encumbrance with respect to any material asset of the Company;

(vii)

each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

(viii)

each Company Contract creating any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

(ix)

each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

(x)

each Company Contract constituting or relating to a Government Contract or Government Bid;

(xi)

any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

(xii)

any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration by the Company in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate.

Company Contracts in the respective categories described in clauses (i) through (xii) above are referred to in this Agreement as “Material Contracts".

(b)

The Company has made available to Parent for its review accurate and complete copies of all written Material Contracts, including all amendments thereto. Part 2.10(b) of the Company Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Contract identified in Part 2.10(a) and Part 2.10(b) of the Company Disclosure Schedule is as of the date hereof, to the Knowledge of the Company, valid, in full force and effect (although in some cases, only with respect to certain provisions that survive the expiration or termination of the underlying Material Contract where the term of such contracts have expired by the effluxion of time or are expressly identified herein as having been terminated and the basis of such termination disclosed), and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)

Except as set forth in Part 2.10(c) of the Company Disclosure Schedule:

(i)

The Company is not in violation, breach or default under any Material Contract, and, to the Knowledge of the Company, no other Person is in violation, breach or default under any Material Contract; or to the Knowledge of the Company has expressed its intent to terminate, breach or modify any of the Material Contracts to the detriment of the Company;

(ii)

to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or materially modify any Material Contract;

(iii)

The Company is not in receipt of any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and

(iv)

The Company has not waived any of its material rights under any Material Contract.

(d)

No Person is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract and, to the Knowledge of the Company, no Person is seeking or has expressed its intent to terminate or renegotiate any Material Contract.

(e)

Part 2.10(e) of the Company Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any written bid, offer, award, proposal, term sheet or similar document has been submitted or received by the Company since December 31, 2003 and which, when duly executed and delivered, would constitute a Material Contract.

2.11

Liabilities; Fees, Costs and Expenses.

Except as set forth in Section 2.11 of the Company Disclosure Schedule, the Company has no liabilities of any nature, whether accrued, contingent, matured or unmatured (whether or not required to be reflected in financial statements in accordance with U.S. GAAP, and whether due or to become due), except for: (i) liabilities identified in the Unaudited Balance Sheet; (ii) liabilities under the Material Contracts, arising or incurred in accordance with the express terms of such Material Contracts; (iii) liabilities for expenses, including the fees and expenses of counsel and accountants, incurred in connection with this Agreement and the other transactions contemplated hereby; and (iv) liabilities incurred in the ordinary course of business since December 31, 2003 not exceeding $50,000 in the aggregate.

2.12

Compliance with Legal Requirements.

The Company is, and has at all times since its inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not (individually or in the aggregate) have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Company Disclosure Schedule, since December 31, 1999, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.  The Company is not subject to Section 2115 of the California General Corporation Law.

2.13

Governmental Authorizations.

Part 2.13 of the Company Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has made available to Parent for its review accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule. To the Company’s Knowledge, the Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule are valid and in full force and effect, and collectively constitute all material Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since its inception has been, in compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule, except where such failure to be in such compliance would not (individually or in the aggregate) have a Material Adverse Effect on the Company.  Since December 31, 1999, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

2.14

Tax Matters.

(a)

All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared  in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has made available to Parent for review accurate and complete copies of all Company Returns filed since the Company’s inception, which have been requested by Parent.

(b)

The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with U.S. GAAP. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the inception of the Company through the Closing Date in accordance with U.S. GAAP, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

(c)

Except as set forth in Part 2.14(c) of the Company Disclosure Schedule, there have been no examinations or audits of any Company Return by any Governmental Body. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14(c) of the Company Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.  The Company does not expect or anticipate the assessment of any additional Taxes nor is it aware of any unresolved questions, claims or disputes concerning the liability for Taxes which would exceed the estimated reserves established on its books and records.   The Company has not received notice from a taxing authority in a jurisdiction where it does not file a tax return that it may be subject to taxation by that jurisdiction.

(d)

Except as set forth in Part 2.14(d) of the Company Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes payable but not yet due. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

(e)

Except as set forth in Part 2.14(e) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section(s) 280G, 162(m) or 404 of the Code. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Company is not, and has not been  a member of an affiliated group of corporations filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or a party to or bound by any tax sharing agreement, tax allocation agreement or similar Contract.

(f)

All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of Section 6662 of the Code) were reported by the Company in a manner for which there is substantial authority or were adequately disclosed on their tax returns in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code as applicable.

(g)

The Company has not engaged in any transaction that would result in a deemed election under Section 338(e) of the Code, nor will it engage in any such transaction within any applicable “consistency period" (as such term is defined in Section 338 of the Code).

(h)

The Company is not a “distributing corporation" or a “controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan" or “series" of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

2.15

Employee and Labor Matters; Benefit Plans.

(a)

Part 2.15(a)(i) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay,

      termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the “Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company (“Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $5,000 in the aggregate per Plan per year.

(b)

Except as set forth in Part 2.15(b) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the Knowledge of the Company, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees (a “Pension Plan").

(c)

The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Company Disclosure Schedule (the “Welfare Plans"), none of which is a multi employer plan (within the meaning of Section 3(37) of ERISA).

(d)

With respect to each Plan, the Company has made available to Parent for its review:

(i)

an accurate and complete copy of such Plan (including all amendments thereto);

(ii)

an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

(iii)

an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

(iv)

if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

(v)

accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record-keeping agreements; and

(vi)

an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401 (a) of the Code).

(e)

The Company is not required to be, and, to the Knowledge of the Company, has never been required to be, treated as a single employer with any other Person under Section

            4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has not been a member of an “affiliated service group" within the meaning of Section 414(m) of the Code. To the Knowledge of the Company, the Company has not made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in “withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

(f)

The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

(g)

Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee’s termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees’ beneficiaries)).

(h)

With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code (“COBRA") have been complied with in all material respects.

(i)

Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

(j)

Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favourable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

(k)

Except as set forth in Part 2.15(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

(l)

Part 2.15(l) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company’s’ employees are “at will" employees.

(m)

The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

(n)

Except as set forth in Part 2.15(n) of the Company Disclosure Schedule, the Company has good labor relations, and has no reason to believe that the consummation of the Merger or any of the other transactions contemplated by this Agreement will (individually or in the aggregate) materially adversely effect the Company’s labor relations.

2.16

Environmental Matters.

The Company is in compliance in all material respects with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s compliance in all material respects with any applicable Environmental Law in the future. To the Knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company, as the case me be, is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Company Disclosure Schedule. For purposes of this Agreement: (i) “Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) “Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

2.17

Insurance.

Part 2.17 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and, to the extent requested by Parent, the Company has made available to Parent for review accurate and complete copies of the insurance policies identified on Part 2.17 of the Company Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Company Disclosure Schedule is in full force and effect. Except as specified in Part 2.17(ii) of the Company Disclosure Schedule, the Company is not in receipt of any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

2.18

Related Party Transactions.

Except as set forth in Part 2.18 of the Company Disclosure Schedule: (a) no Related Party (as defined below) has any direct interest or material indirect interest in any asset used in or otherwise relating to the business of the Company; (b) no Related Party is indebted to the Company; (c) no Related Party has entered into, or has had any direct interest or material indirect financial interest in, any Material Contract, transaction or business dealing involving the Company; (d) to the Company’s Knowledge, no Related Party is competing directly or indirectly with the Company; and (e) to the Company’s Knowledge, no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). For purposes of this Agreement each of the following shall be deemed to be a “Related Party": (i) each individual who is an officer or director of the Company; and (ii) each member of the immediate family of each of the individuals referred to in clause (i) above.

2.19

Legal Proceedings; Orders.

(a)

There is no pending Legal Proceeding to which the Company is a party, and to the Knowledge of the Company, no Person has threatened to make the Company a party to any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement, or (iii) which would have (individually or in the aggregate) a Material Adverse Effect on the Company. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)

There is no order, writ, injunction, judgment or decree to which the Company, or, to the Company’s Knowledge, any of the assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company’s business.

(c)

Except as disclosed on Part 2.19(c) of the Company Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company since December 31, 1999.

2.20

Authority; Binding Nature of Agreement.

The Company has the right, power and authority to enter into and to perform its obligations under this Agreement (subject to the approvals referred to in the immediately following sentence); and the execution, delivery and performance by the Company of this Agreement have been duly authorized by the Company’s board of directors. The affirmative vote of (a) 6,814,476 shares of Company Common Stock and Company Preferred Stock, representing at least a majority of such shares voting together as a single class (on an as converted basis); (b) 6,594,386 shares of Company Preferred Stock, representing at least a majority of such shares voting together as a single class (on an as converted basis); (c) shares representing at least sixty-six and two-thirds percent (66 2/3%) of the following two groups, each voting together as a single class (i) 458,225 shares of Series A-1 Preferred Stock, Series B Preferred Stock, Series B-l Preferred Stock, Series B-2 Preferred Stock, the Series B-3 Preferred Stock and the Series B-4 Preferred Stock voting together as a single class (on an as converted-basis), and (ii) 2,194,952 shares of Series C Preferred Stock; and (d) 4,604,502 Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock and Series G Preferred Stock, representing at least a majority of such shares voting together as a single class (on an as converted basis), are the only votes of the Company Equityholders needed to approve the principal terms of this Agreement, the Merger, the Company’s Certificate of Amendment and the transactions contemplated hereby and thereby (the “Required Company Stockholder Approval").

The Support Signatories who have delivered a Support Agreement in connection with the execution of this Agreement hold (a) 8,077,549 affirmative votes of Company Common Stock and Company Preferred Stock (together on an as-converted to Company Common Stock basis), and (b) sufficient voting power of the Company to provide the Required Company Stockholder Approval.  This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) the Company’s obtaining of the Required Company Stockholder Approval, (b) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (c) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.21

Non-Contravention; Consents.

Except as set forth in Part 2.21 of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)

contravene, conflict with or result in a violation of (i) any of the provisions of the Company’s certificate of incorporation or bylaws, or (ii) any resolution adopted by the Company Equityholders, the Company’s board of directors or any committee of the Company’s board of directors;

(b)

contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or otherwise required in the ordinary course of the Company’s business, is subject;

(c)

contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by the Company or that otherwise relates to the Company’s business or to any of the assets owned or otherwise required in the ordinary course of the Company’s business;

(d)

 result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any such Material Contract;

(e)

result in the imposition or creation of any lien or other Encumbrance upon or with respect to any material asset owned or otherwise required in the ordinary course of the Company’s business; or

(f)

to the Company’s Knowledge, result in the Company being solicited to pay additional consideration in order to secure any required consent or approval hereunder.

Except for the Required Company Stockholder Approval or as disclosed on the Company Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (y) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (z) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

2.22

Finder’s Fee.

Except as set forth in  Part 2.22 of the Company Disclosure Schedule, no broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger, the solicitation of the Required Company Stockholder Approval or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

2.23

Regulatory Approvals.

(a)

The Company has granted Parent access to complete and correct copies of all regulatory applications filed by the Company with the Federal Food and Drug Administration or foreign equivalent (each a “Regulatory Application").

(b)

All data and information included in each Regulatory Application is true, complete and correct in all material respects.

(c)

Each Regulatory Application has been prepared and filed in accordance with all applicable laws and regulations, except for such failures to prepare and file which do not (individually or in the aggregate) have a Material Adverse Effect on the Company.

2.24

Full Disclosure.

(a)

This Agreement (including the Company Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

(b)

The information supplied by the Company in writing for inclusion in the Information Statement (as defined in Section 5.2), as amended by the Company from time to time, will not, as of the date of mailing and the date of the Required Company Stockholder Approval is obtained, (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

(c)

The information supplied by the Company in writing for inclusion in the Permit Application (as defined in Section 5.2), if any, shall not at the time the Fairness Hearing is held pursuant to Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant as of the date of this Agreement to Company as follows, subject to such exceptions as are disclosed in the Parent Disclosure Schedule, each of which shall be deemed to be an exception to or exclusion from only the particular representation and warranty against which it is listed (unless it is readily apparent from a reading of the disclosure that such disclosure is applicable to other sections and subsections of the Parent Disclosure Schedule), and which exceptions (and all other disclosures) set forth in the Parent Disclosure Schedule shall be deemed to be representations and warranties of the Company as if made pursuant to this Section 3:

3.1

Corporate Existence and Power.

Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia and Delaware, respectively, has all corporate power and authority required to conduct its business in the manner in which its business is currently being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have (individually or in the aggregate) a Material Adverse Effect on Parent or on the consummation of the Merger and the other transactions contemplated herein. Merger Sub has been formed for the purpose of consummating the Merger and has had no significant operations.

3.2

Authority; Binding Nature of Agreement.

Parent and Merger Sub have the right, power and authority to enter into and perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of (a) Parent Common

Stock, (b) Parent Preferred Stock, (c) Assumed Preferred Warrants (through the assumption of Company Preferred Warrants), (d) the shares of Parent Common Stock (or other shares of capital stock) to be issued in connection with the conversion of the Parent Preferred Stock) and (e) the shares of Parent Common Stock, Parent Preferred Stock (or other shares of capital stock) to be issued in connection with the exercise of the Assumed Preferred Warrants) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors and by Parent as the sole stockholder of Merger Sub. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.3

Capitalization.

The authorized capital stock of Parent consists of: 300,000,000 shares of Common Stock, of which 54,820,651 shares are issued and outstanding and 100,000,000 shares of Preferred Stock issuable in series, of which 10,600,000 are outstanding.  All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all registration or qualification and prospectus requirements (or applicable exemptions therefrom) of all applicable Canadian Securities Laws (as defined in Section 3.4).  Except as set forth above, or on Part 3.3 of the Parent Disclosure Schedule there is no: (i) outstanding subscription, option, call, warrant or right (including any pre-emptive rights), whether or not currently exercisable, to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; or (iii) Contract obligating Parent to sell or otherwise issue any shares of capital stock or any other securities of Parent. To Parent’s Knowledge, except as disclosed on Part 3.3 of the Parent Disclosure Schedule or as contemplated by this Agreement or the exhibits or schedules hereto, there is no voting trust or voting agreement governing the voting of Parent’s capital stock. Except as set forth on the Parent Disclosure Schedule or as contemplated by this Agreement or the exhibits or schedules hereto, Parent is not a party to or bound by any investor rights agreement, registration rights agreement or other agreement providing rights to the holders of Parent’s capital stock or other securities of Parent. Prior to the Effective Time, Parent shall have duly reserved out of its authorized and unissued capital stock that number of shares of Parent Common Stock and Parent Preferred Stock sufficient to satisfy Parent’s obligations to issue Parent Common Stock and Parent Preferred Stock upon the exercise of the Assumed Preferred Warrants. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which are owned by M&M Holdings Inc.  All outstanding shares of Parent and Merger Sub have been duly authorized, validly issued, fully paid and are non assessable and free of any liens or encumbrances other than liens or encumbrances created or imposed upon the holders thereof.

3.4

Compliance with Canadian Securities Laws.

Parent is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Quebec, the rules, their respective regulations, prescribed forms, orders and rulings made thereunder and the policy statements issued by the securities commissions or other applicable securities regulatory authorities thereunder (the “Canadian Securities Laws") and is in material compliance with the rules and regulations of The Toronto Stock Exchange. Parent has timely filed all material forms, reports and documents required to be filed by Parent under the Canadian Securities Laws and the rules and regulations of The Toronto Stock Exchange since Parent became a reporting issuer under the Canadian Securities Laws or commenced listing on The Toronto Stock Exchange, as applicable, other than a failure to timely file any such document which would not have a Material Adverse Effect on the Parent or an adverse effect on the ability to resell on The Toronto Stock Exchange the Parent Common Stock issued to the Company Equity Participants in connection with the Merger; provided, however, that all such material required forms, reports and documents required to be filed by Parent before the date of this Agreement have been filed. All such required forms, reports and documents are referred to herein as the “Parent Securities Reports." As of their respective dates, the Parent Securities Reports (i) were prepared in accordance with the requirements of applicable Canadian Securities Laws and the rules and regulations of The Toronto Stock Exchange applicable to such Parent Securities Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any misrepresentation of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent represents and warrants that it is eligible to utilize clause 74(2)(8) of the Securities Act (British Columbia) in relation to the issue by Parent of the Parent Common Stock to the Company Equity Participants pursuant to the terms of this Agreement.  With regard to Canadian Securities Laws, by virtue of the application of Multilateral Instrument 45-102 (“MI 45-102"), the Parent Common Stock issuable to the Company Equity Participants in connection with the Merger will be free from statutory hold periods imposed by Canadian securities laws if sold through the facilities of The Toronto Stock Exchange provided that the following conditions are met: (A) no commission or other remuneration is given or paid to others in respect of the issuance of the Parent Common Stock and Parent Preferred Stock to the Company Equity Participants in connection with (i) the conversion of the Parent Preferred Stock into Parent Common Stock in accordance with the Parent Preferred Stock Terms or (ii) the exercise of the Assumed Preferred Warrants in accordance with the terms thereof and (B) at the time of the trade of the Parent Common Stock: (i) Parent is and has been a reporting issuer in a jurisdiction listed in Appendix B of MI 45-102 for a period of four (4) months immediately preceding the trade; (ii) the trade is not a “control distribution", as defined in MI 45-102; (iii) no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade; (iv) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and (v) if the selling security holder is an insider or officer of Parent, the selling security holder has no reasonable grounds to believe that the issuer is in default of securities legislation.

3.5

Parent Financial Statements.

Each of the consolidated financial statements (including in each case, any related notes thereto) contained in the Parent Securities Reports were prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP") applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto) and are complete and correct in all material respects. The Parent Financial Statements accurately and fairly present the financial condition and operating results of Parent as of the dates, and during the periods, except that the unaudited financial statements do not contain full footnote disclosure and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material.

3.6

No Conflict.

Neither the execution, delivery or performance of this Agreement or any of the other agreements contemplated by this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly, (with or without notice or lapse of time, or both):

(a)

contravene, conflict with or result in a violation of (i) any provisions of Parent’s or Merger Sub’s respective certificate of incorporation or bylaws, or (ii) any resolution adopted by Parent’s or Merger Sub’s stockholders or board of directors or any committee of Parent’s or Merger Sub’s respective boards of directors;

(b)

contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, is subject;

(c)

except for such events as would not have (individually or in the aggregate) a Material Adverse Effect on Parent or Merger Sub, result in a violation or breach of, or result in a default under, any provision of any contract or agreement material to Parent’s business, or give any Person the right to (i) declare a default or exercise any remedy under any such contract material to Parent’s business, (ii) accelerate the maturity or performance of any such contract material to Parent’s business, or (iii) cancel, terminate or modify any such contract material to Parent’s business;

(d)

except for such events as would not have (individually or in the aggregate) a Material Adverse Effect on Parent or the Merger Sub, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by Parent or the Merger Sub or that otherwise relates to Parent’s or Merger Sub’s business or to any of the assets owned or otherwise required to be used by Parent or Merger Sub to accomplish its ordinary course of business; or

(e)

result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or otherwise required to be used by Parent to accomplish its ordinary course of business (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent).

3.7

Valid Issuance.

Subject to the Company’s compliance with its obligations under Section 5.2, the shares of Parent Common Stock and Parent Preferred Stock to be issued pursuant to Section 1.5, Section 1.11 and the Assumed Preferred Warrants will, when issued in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid, nonassessable and free of any liens or encumbrances other than liens or encumbrances created or imposed by the holders thereof and will not be subject to any statutory pre-emptive rights, or to Parent’s Knowledge, rights of first refusal.  Upon their issuance in accordance with the terms of the Assumed Preferred Warrants and the Parent Preferred Stock, the shares of Parent Common Stock and Parent Preferred Stock issuable upon the exercise of such Assumed Preferred Warrants, will be duly authorized, validly issued, fully paid, nonassessable and free of any liens or encumbrances other than liens or encumbrances created or imposed by the holders thereof and will not be subject to any statutory pre-emptive rights or rights of first refusal. Subject to the Company’s compliance with its obligations under Section 5.2, the Parent Common Stock will, when issued in accordance with the provisions of this Agreement, be issued in compliance with an exemption from registration under the Securities Act.

3.8

No Material Adverse Effect.

Between January 31, 2004 and the date of this Agreement, there has been no change in the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent that has had or would reasonably be expected to have a Material Adverse Effect on Parent.

3.9

Legal Proceedings.

There is no pending Legal Proceeding to which Parent is a party, and to the Knowledge of Parent, no Person has threatened to commence any Legal Proceeding against Parent: (a) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement, or (b) which would have a Material Adverse Effect on Parent.

3.10

Compliance with Legal Requirements.

Parent is, and has at all times since December 31, 1999 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a and that do not (individually or in the aggregate) have a Material Adverse Effect on Parent. Except as set forth in Part 3.10 of the Parent Disclosure Schedule, since December 31, 1999 Parent has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

3.11

Governmental Authorizations.

To Parent’s Knowledge, all material Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which its business is currently being conducted are valid and in full force and effect. Parent is, and at all times since December 31, 1999 has been, in compliance with the terms and requirements of the respective Governmental Authorizations, except where such failure to be in such compliance would not (individually or in the aggregate) have a Material Adverse Effect on Parent. Since December 31, 1999, Parent has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization

3.12

Consents.

Except for the approval of the Toronto Stock Exchange or as disclosed on the Parent Disclosure Schedule, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

3.13

Full Disclosure.

(a)

This Agreement (including the Parent Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

(b)

The information supplied by Parent for inclusion in the Information Statement will not, as of the date of mailing and as of the date of the Required Company Stockholder Approval is obtained, (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

(c)

The information supplied by Parent for inclusion in the Permit Application, if any, shall not at the time the Fairness Hearing is held pursuant to Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

SECTION 4.  CERTAIN COVENANTS

4.1

Access and Investigation.

During the period from the date of this Agreement through the Effective Time, or the earlier termination of this Agreement (the “Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent’s Representatives with reasonable access upon reasonable notice and during normal business hours to the Company’s personnel and assets and to all existing financial and accounting records, Contracts, Tax Returns and other documents and information relating to the Company; and (b) provide Parent and Parent’s Representatives with access to copies of such existing financial and accounting records, Contracts, Tax Returns and other records and documents relating to the Company, and with such additional financial, operating and other data and information regarding the Company, each as Parent may reasonably request.

4.2

Operation of the Company’s Business During the Pre-Closing Period:

The Company hereby covenants and agrees that during the Pre-Closing Period, unless otherwise expressly contemplated by this Agreement or consented to in advance and in writing by Parent, the Company shall use its Commercially Reasonable Efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company.  The Company shall cause its officers to report regularly to Parent, upon the reasonable request of Parent, concerning the status of the Company’s business and will carry on its businesses in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement. Without limiting the generality of the foregoing, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld):

(a)

fail to use its Commercially Reasonable Efforts to keep in full force and effect all insurance policies identified in Part 2.17 of the Company Disclosure Schedule;

(b)

except as set forth in Part 4.2(b) of the Company Disclosure Schedule, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock of the Company, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities of the Company;

(c)

sell, issue or authorize the issuance of (i) any capital stock or other securities of the Company, (ii) any option, warrant or right to acquire any capital stock or other securities of the Company, or (iii) any instrument convertible into or exchangeable for any capital stock or other securities of the Company (except that the Company shall be permitted to issue shares of Company Common Stock (y) to employees and directors upon the exercise of Company Options outstanding as of the date of this Agreement and (z) upon the conversion of shares of Company Preferred Stock outstanding as of the date of this Agreement);

(d)

amend or waive any of its rights under, or change or modify any provision permitting the acceleration of vesting under, (i) any provision of any Company Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, unless acceleration of vesting is required under any Company Stock Option Plan, Company Option or other agreement in effect or outstanding as of the date of this Agreement;

(e)

except as expressly permitted by this Agreement, amend or permit the adoption of any amendment to the Company’s certificate of incorporation or bylaws, or, except as is otherwise set forth in Section 4.5, effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company shall be permitted to issue shares of Company Common Stock (x) to employees and directors upon the exercise of Company Options outstanding as of the date of this Agreement and (y) upon the conversion of shares of Company Preferred Stock outstanding as of the date of this Agreement;

(f)

form any subsidiary or acquire any equity interest or other interest in any other Entity;

(g)

make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $10,000 in the aggregate;

(h)

(i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) except as set forth in Part 4.2(h) of the Company Disclosure Schedule, amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

(i)

(i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for rights or assets acquired, leased, licensed, disposed of or relinquished by the Company pursuant to Contracts that are not Material Contracts;

(j)

(i) lend money to any Person, or (ii) incur or guarantee any indebtedness for borrowed money;

(k)

(i) establish, adopt or amend any employee benefit plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees except under pre-existing agreements, (iii) hire any new employee or (iv) terminate any employee;

(l)

change any of its methods of accounting or accounting practices in any material respect;

(m)

make any Tax election;

(n)

commence or settle any material Legal Proceeding;

(o)

the Company shall not agree or commit to take any of the actions described in clauses (a) through (n) above.

4.3

Notification by Company.

(a)

During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

(i)

the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

(ii)

any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

(iii)

any breach of any covenant or obligation of the Company under this Agreement; and

(iv)

any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 or Section 7 impossible or unlikely.

(b)

The delivery of any notice pursuant to this Section 4.3 shall not cure such breach or non-compliance or limit or otherwise affect the rights, obligations or remedies available hereunder to the party receiving such notice.

4.4

Notification by Parent

(a)

During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

(i)

the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement;

(ii)

any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

(iii)

any breach of any covenant or obligation of Parent; and

(iv)

any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 or Section 7 impossible or unlikely.

(b)

The delivery of any notice pursuant to this Section 4.4 shall not cure such breach or non-compliance or limit or otherwise affect the rights, obligations or remedies available hereunder to the party receiving such notice.

4.5

Acquisition Transactions.

(a)

During the Pre-Closing Period, the Company and its affiliates, will not, and the Company and its affiliates will not authorize or permit any officer, director, employee, consultant or contractor of, or any investment banker, attorney, accountant or other advisor or representative of, the Company (collectively, the “Representatives") to, directly or indirectly, (i) solicit, initiate or encourage, directly or indirectly, the submission of any proposal for an Acquisition Transaction or (ii) participate in any discussions or negotiations regarding, furnish to any person any information in respect of, enter into any letter of intent, agreement or commitment relating to, or take any other action to facilitate, any Acquisition Transaction or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Transaction.

(b)

The Company shall take all necessary steps to promptly inform the Representatives of the obligations undertaken in this Section 4.5.  Nonetheless, the Company will be responsible for any breach of the provisions of this Section 4.5 by any of the Representatives.

(c)

Immediately after the execution and delivery of this Agreement, the Company (i) shall promptly inform the Parent of the status and content of any discussions or negotiations involving any Acquisition Transaction prior to the date of this Agreement that have not been earlier terminated, (ii) will, and will use its Commercially Reasonable Efforts to cause its Representatives to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any possible Acquisition Transaction, and (iii) shall immediately inform Parent of the receipt by the Company of any subsequent inquiry, request for information or proposal for an Acquisition Transaction and provide Parent with a copy of such proposal and any document or correspondence received in connection therewith or with respect thereto or, in connection with any non-written inquiry, request for information or proposal for an Acquisition Transaction, a written statement setting forth in reasonable detail the terms and conditions of such Acquisition Transaction, and the nature of such inquiry, request for information or proposal, including the identity of the acquiring party, and shall provide Parent with any document or correspondence received in connection therewith or with respect thereto.

(d)

Notwithstanding the foregoing, but subject to the other provisions of this Section 4.5, this Section 4.5 shall not prohibit the Company from furnishing information regarding the Company to, or entering into discussions with, any Person in response to a bona fide proposal for an Acquisition Transaction that could reasonably be expected to lead to a Superior Proposal that is submitted to the Company by such Person (and not withdrawn) if (i) neither the Company nor any representative of the Company shall have violated any of the restrictions set forth in this Section 4.5, in connection with such proposal, (ii) the board of directors of the Company concludes in good faith, after having taken into account the advice of its outside legal counsel, that failure to take such action would be inconsistent with fiduciary duties of the board of directors of the Company to the Company Equityholders, (iii) at least five business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company’s intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, including, without limitation, an agreement not to purchase or otherwise acquire beneficial ownership or any other interest in the securities of the Company or to make any public announcement or an intention or desire to do so, and (iv) at least five business days prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent).

(e)

“Superior Proposal" shall mean an unsolicited, bona fide written offer made by a third party to purchase all of the outstanding Company capital stock or all or substantially all of the Company’s assets on terms that the board of directors of the Company determines, in its reasonable judgment, to be more favourable to the Company and its stockholders (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to the transactions contemplated hereby and which is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a Superior Proposal if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

(f)

Nothing contained in this Section 4.5 shall prohibit the Company from making any disclosure to the Company Equityholders which, in the good faith reasonable judgment of the Company’s board of directors, after consultation with independent legal counsel, is required pursuant to any Legal Requirement; provided, that the Company may not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an alternate Acquisition Transaction. Nothing in this Section 4.5 shall (i) permit the Company to terminate this Agreement (other than in accordance with the terms of this Agreement) or (ii) affect any other obligations of the Company under this Agreement.

(g)

Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company to seek the Required Company Stockholder Approval shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any alternate Acquisition Transaction and the Company shall not submit to the vote of its stockholders any alternate Acquisition Transaction, or propose to do so.

(h)

The Company’s board of directors will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent’s intention to consummate the Merger, its approval or recommendation of this Agreement or the Merger to the Company Equityholders.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

5.1

Filings and Consents.

As promptly as practicable after the execution of this Agreement, each party to this Agreement shall use all Commercially Reasonable Efforts to (a) make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period. Parent shall (upon request) promptly deliver to the Company a copy of each such filing made, each such notice given and each such Consent obtained by Parent during the Pre-Closing Period.

5.2

Information Statement; Permit Application.

(a)

As promptly as practicable, but in any event within seven days, after the date of this Agreement, the Company shall prepare an information statement describing the Merger and the transactions contemplated thereby (the “Information Statement"). The Information Statement is subject to Parent’s written approval (which approval shall not be unreasonably withheld) prior to its submission in connection with the Permit Application (as defined below) or mailing or delivery to the Company Equityholders and such other Persons as directed by Parent in its sole discretion.  After Parent has approved the Information Statement, Parent shall promptly submit it in connection with the Permit Application. The Company, after the issuance of the California Permit and in accordance with Section 5.2(d) hereof, shall mail or otherwise deliver to the Company Equityholders and such other Persons as directed by Parent in its sole discretion, among other things, the Information Statement along with, in the case of the Company Equityholders, a request that the Company Equityholders adopt this Agreement and approve the Merger by written consent. Both Parent and the Company shall use Commercially Reasonable Efforts to cause the Information Statement to comply with the information requirements of applicable law (“Information Requirements"). Parent shall use Commercially Reasonable Efforts to promptly furnish the Company with information concerning the Parent that may be required to satisfy the Information Requirements in connection with any action contemplated by this Section 5.2.  If any event relating to the Company or Parent occurs, or if the Company or Parent becomes aware of any information, in either case that should be disclosed in an amendment or supplement to the Information Statement, prior to the Effective Time, then the Company shall promptly prepare such amendment or supplement, following prompt notice by the Parent of such required disclosure if relating to the Parent, and the Company shall promptly distribute the same to the Company Equityholders and such other Persons as directed by Parent in its sole discretion; provided however that any such amendment or supplement is subject to Parent’s prior written approval (which approval shall not be unreasonable withheld).  If any amendment or supplement to the Information Statement is necessary or advisable, the Company agrees to assist Parent in any pre-effective or post-effective amendment to the Permit Application that Parent deems to be necessary or advisable in its sole discretion.

(b)

Parent shall prepare, with the cooperation of the Company, and file the application for issuance of the California Permit (the “Permit Application").  Parent and the Company shall each use Commercially Reasonable Efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws.  Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation and completion of the Permit Application.  The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

(c)

Prior to the Effective Time, Parent and the Company shall use Commercially Reasonable Efforts to obtain all required regulatory approvals, confirmations and information needed to ensure that the Parent Common Stock, the Parent Preferred Stock, the Assumed Preferred Warrants to be issued in the Merger and the Assumed Preferred Warrants to be assumed by the Parent in the Merger are exempt from registration under the Securities Act; provided, however, that the issuance of a California Permit shall be deemed to be an exemption from registration under the Securities Act for issuances of Parent Common Stock and Parent Preferred Stock to Company Equityholders pursuant to this Agreement other than issuances of Parent Common Stock and Parent Preferred Stock pursuant to Section 1.11 of this Agreement.

(d)

Contingent upon Parent’s compliance with the terms of this Agreement and after the issuance of the California Permit, the Company shall take all action reasonably necessary under the DGCL to solicit the approval of the Company Equityholders entitled to vote upon the principal terms of this Agreement and the Merger and shall, after the issuance of the California Permit, promptly (but in any event within two (2) business days of such receipt) mail to each Company Equityholder and such other Persons as directed by Parent in its sole discretion a copy of the Information Statement approved in connection with the issuance of the California Permit and, in the case of Company Equityholders, a written consent action of stockholders, and such other documents as Parent deems are reasonably necessary to comply with applicable law or are otherwise reasonably appropriate, the form of which the Company approves (which approval shall not be unreasonably withheld). Promptly after (and not before) the issuance of the California Permit, the Company shall use its Commercially Reasonable Efforts to obtain the Required Company Stockholder Approval as promptly as practicable.  The Company shall use its Commercially Reasonable Efforts to ensure that the Required Company Stockholder Approval is obtained in compliance with the DGCL and all other applicable laws.  For greater certainty, such Commercially Reasonable Efforts shall include, in the Information Statement, a recommendation by the Company’ board of directors that the Company Equityholders approve this Agreement and the Merger.

5.3

Public Announcements.

During the Pre-Closing Period, neither Parent nor the Company shall (nor shall either permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party’s prior written consent, provided that nothing herein shall be deemed to prohibit either party from making any public disclosure such party deems necessary or appropriate under applicable Legal Requirements including in connection with soliciting the Required Company Stockholder Approval.

5.4

Commercially Reasonable Efforts.

During the Pre-Closing Period, (a) the Company shall use its Commercially Reasonable Efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their Commercially Reasonable Efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis. In no event shall the exercise of Commercially Reasonable Efforts require the payment of additional consideration in order to secure a consent or approval.

5.5

Reporting; Elections.

The parties acknowledge and agree to file their respective Tax Returns after the Closing Date in accordance with Section 1.12 hereof and the Company will not make any reporting under Treasury Regulation Section 1.367(a)-3(c)(6).  Furthermore, Parent agrees that it will neither make nor cause to be made an election under Section 338(g) of the Code (or comparable election under state law) as to the Merger.

5.6

Termination of Agreements.

Prior to the Closing, the Company shall use its Commercially Reasonable Efforts to enter into agreement(s), reasonably satisfactory in form and content to Parent (and conditioned and effective upon the Closing), terminating the agreements listed on Schedule 5.6.

5.7

Termination of Employee Plans.

At the Closing, the Company shall terminate the Company Stock Option Plans. For each such plan that is terminated, the Company shall take reasonable steps to ensure that no employee or former employee of the Company has any rights under any of such plans and that any liabilities of the Company under such plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished.

5.8

Termination of Company Common Warrants.

Prior to the Effective Time, the Company shall provide to each holder of the then outstanding warrants to purchase Company Common Stock (the “Company Common Warrants") notice of the Merger Agreement in accordance with the relevant provision of such Company Common Warrants such that the Company Common Warrants will terminate at the Closing if not exercised. For each such warrant that is terminated, the Company shall take reasonable steps to ensure that no person has any rights under any of such warrants and that any liabilities of the Company under such warrants are fully extinguished.

5.9

FIRPTA Matters.

At the Closing, the Company shall deliver to Parent: (a) a statement (in such form as is attached hereto to as Exhibit M) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) a notice for filing with the Internal Revenue Service conforming with the requirements of Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

5.10

Company Affiliates Agreements

Section 5.10 of the Company Disclosure Schedule sets forth those persons who, in the Company’s reasonable judgement following consultation with legal counsel and accounting advisors, are or may be “affiliates" of the Company within the meaning of Rule 145 under the Securities Act (the “Company Affiliates").  The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list.  The Company shall use its Commercially Reasonable Efforts to deliver or cause to be delivered to

Parent on or prior to the Closing from each of the Company Affiliates, an executed Company Affiliate Agreement.

5.11

Additional Affiliate Agreements

If any person would have been a Company Affiliate had such Person been a shareholder, officer or director of the Company as of the date of this Agreement, the Company shall cause such person to execute and deliver to Parent a Company Affiliate Agreement promptly upon such Person attaining such status.

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

6.1

Accuracy of Representations.

Each of the representations and warranties made by the Company in this Agreement (including, without limitation, the representations and warranties made by the Company in the Company Disclosure Schedule as delivered to Parent as of the date of this Agreement) and in each of the other agreements and instruments delivered by the Company to Parent in connection with the transactions contemplated by this Agreement (a) shall be true and correct in all respects in accordance with its terms at and as of the date of this Agreement and (b) and shall be true and correct in all respects in accordance with its terms on and as of the Closing Date with the same effect as though made at and as of such time; provided, however, if the cumulative effect of all inaccuracies in all representations and warranties (provided, for this purpose, all "Material Adverse Effect" qualifications or other qualifications based on the word "material" contained within the representations and warranties set forth in this Agreement shall be disregarded) does not have and would not reasonably be likely to have a Material Adverse Effect on the Company, the condition set forth in this Section 6.1 shall be deemed to be satisfied.

6.2

Performance of Covenants.

All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3

Stockholder Approval.

This Agreement and the Company’s Certificate of Amendment attached hereto as Exhibit H shall have been duly adopted by the Required Company Stockholder Approval.

6.4

Consents.

All Consents set forth on Schedule 6.4 shall have been obtained and shall be in full force and effect.

6.5

Agreements and Documents.

Parent shall have received the following agreements and documents, executed as appropriate, each of which shall be in full force and effect:

(a)

evidence of the successful filing under the DGCL of Company’s amended Certificate of Amendment in substantially the form attached as Exhibit H;

(b)

evidence of the successful filing under the DGCL of the Amended and Restated Certificate of Incorporation of the Surviving Corporation in substantially the form attached as  Exhibit I;

(c)

a legal opinion of Gray Cary Ware & Freidenrich LLP, dated as of the Closing Date, in substantially the form attached hereto as Exhibit N;

(d)

the Executive Employment Agreements in substantially the form attached hereto as Exhibit E, executed and delivered by each of Neil Howell and  Jim Dykens;

(e)

the Consulting Agreement in substantially the form attached hereto as Exhibit F, executed and delivered by Dr. Walter Moos;

(f)

the Escrow Agreement substantially in the form attached hereto as Exhibit P;

(g)

written resignations of all directors of the Company effective as of the Effective Time;

(h)

a certificate signed on behalf of the Company by the Chief Executive Officer and any other officer of the Company representing that the conditions set forth in Sections 6.1 and 6.2 have been duly satisfied (the “Company Compliance Certificate");

(i)

a list setting forth the name and address of each Company Equityholder entitled to receive the Merger Consideration pursuant to Section 1.5;

(j)

a list setting forth the name and address of each holder of Company Preferred Warrants and Company Common Warrants;

(k)

an acknowledgement agreement with terms and conditions reasonably satisfactory to Parent executed and delivered by each of Management, Neuroscience Partners and Legg Mason acknowledging and agreeing to be bound by the terms of this Agreement;

(l)

the Company Affiliate Agreements in substantially the form attached hereto as Exhibit D, executed and delivered by each Company Affiliate, and no breach of any Company Affiliate Agreement shall have occurred or be continuing; and

(m)

the Support Agreements in substantially the form attached hereto as Exhibit C, executed and delivered by the Support Signatories, and no breach of any Support Agreement shall have occurred or be continuing.

6.6

No Material Adverse Change.

Since the date of this Agreement, there shall not have been any change in the business, condition, capitalization, assets, liabilities, prospects, operations or financial performance of the Company that has had or would reasonably be expected to have (individually or in the aggregate) a Material Adverse Effect on the Company.

6.7

No Restraints.

No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

6.8

No Governmental Litigation.

There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party, and neither Parent nor the Company shall have received any communication from any Governmental Body, in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries or the Company any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; (d) which would materially and adversely affect the right of Parent or the Company to own the assets or operate the business of the Company; (e) which would materially limit Company Equity Participant’s ownership and enjoyment of the Parent Common Stock, the Parent Preferred Stock, and the Assumed Preferred Warrants , as applicable; or (f) challenging or seeking to constrain or prohibit the use of any federal or state securities law exemptions anticipated to be utilized in connection with the Merger.

6.9

No Other Litigation.

There shall not be pending any Legal Proceeding in which, in the reasonable judgment of Parent, there is a reasonable probability of an outcome that could have a Material Adverse Effect on the Company or a Material Adverse Effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or of the Company, any damages or other relief that may be material to Parent or the Company; (c) seeking to prohibit or limit in any material respect Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; or (d) which would affect adversely the right of Parent or the Company to own the assets or operate the business of the Company.

6.10

Termination of Employee Plans.

The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the benefit plans, if any, referred to in 5.7 and 5.8.

6.11

FIRPTA Compliance.

Parent shall have received both the statement and notice referred to in Section 5.9.

6.12

Dissenting Shares.

The holders of no more than 5% of the total shares of Company Common Stock and Company Preferred Stock (considered together on an as-converted to Company Common Stock basis) shall have perfected and/or be entitled to rights of appraisal under Section 262 of the DGCL.

6.13

Toronto Stock Exchange Approval.

The Toronto Stock Exchange shall have approved the terms of the Merger and shall have conditionally approved the listing thereon of the Parent Common Stock issuable pursuant to Section 1.5, Section 1.11, the Parent Common Stock issuable on conversion of the Parent Preferred Stock and the Parent Common Stock issuable on exercise of the Assumed Preferred Warrants, as of the Effective Time, subject to compliance with the customary requirements of The Toronto Stock Exchange.

6.14

Consents and Additional Company Approvals.

The Company shall have received all consents and approvals, both governmental and otherwise, required in connection with the transactions contemplated hereby.

6.15

Consents and Additional Parent and Merger Sub Approvals.

Parent and Merger Sub shall have received all consents and approvals, both governmental and otherwise, required in connection with the transactions contemplated hereby.

6.16

Company Closing Balance Sheet.

The Company shall have delivered to Parent an updated unaudited balance sheet of the Company dated as of a date within three days of the Closing, in such form as the Company has previously delivered the Unaudited Balance Sheet, and prepared in accordance with U.S. GAAP.

6.17

Exemptions from Registration

Parent shall be satisfied in its sole discretion that the offer and sale of the Merger Consideration, the offer and sale of Parent Common Stock and Parent Preferred Stock pursuant to section 1.11 of this Agreement, and any and all other applicable transactions contemplated in connection with the Merger and/or this Agreement, are exempt from registration under all applicable federal, state and foreign securities laws; provided however, that the issuance of a California Permit shall be deemed to be an exemption from registration under the Securities Act for issuances of Parent

Common Stock and Parent Preferred Stock to Company Equityholders pursuant to this Agreement, other than the issuances of Parent Common Stock and Parent Preferred Stock pursuant to Section 1.11 of this Agreement.

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

7.1

Accuracy of Representations.

Each of the representations and warranties made by the Parent and Merger Sub in this Agreement (including, without limitation, the representations and warranties made by the Parent in the Parent Disclosure Schedule as delivered to Company as of the date of this Agreement) and in each of the other agreements and instruments delivered by the Parent to Company in connection with the transactions contemplated by this Agreement (a) shall be true and correct in all respects in accordance with its terms at and as of the date of this Agreement and (b) shall be true and correct in all respects in accordance with its terms on and as of the Closing Date with the same effect as though made at and as of such time; provided, however, if the cumulative effect of all inaccuracies in all representations and warranties (provided, for this purpose, all "Material Adverse Effect" qualifications or other qualifications based on the word "material" contained within the representations and warranties set forth in this Agreement shall be disregarded) does not have and would not reasonably be likely to have a Material Adverse Effect on the Company, the condition set forth in this Section 7.1 shall be deemed to be satisfied.

7.2

Performance of Covenants.

All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3

Documents.

The Company shall have received the following agreements and documents, executed as appropriate, each of which shall be in full force and effect:

(a)

a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent representing and warranting that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied; and

(b)

evidence of the successful filing with the Registrar of Companies for the Province of British Columbia by Parent of that certain Amended Memorandum of Parent in the form attached hereto as Exhibit O containing the Parent Preferred Stock Terms.

7.4

Company Stockholder Approval.

The principal terms of this Agreement and the Merger shall have been duly approved by the Required Company Stockholder Approval.

7.5

No Material Adverse Change.

Since the date of this Agreement, there shall not have been any change in the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent that has had or would reasonably be expected to have (individually or in the aggregate) a Material Adverse Effect on Parent.

7.6

No Restraints.

No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

7.7

No Governmental Litigation.

There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party, and neither Parent nor the Company shall have received any communication from any Governmental Body, in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries or the Company any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; (d) which would materially and adversely affect the right of Parent or the Company or any of its Subsidiaries to own the assets or operate the business of the Company; (e) which would materially limit Company Equity Participant’s ownership and enjoyment of the Parent Common Stock, the Parent Preferred Stock, the Assumed Preferred Warrants, as applicable; or (f) challenging or seeking to constrain or prohibit the use of any federal or state securities law exemptions anticipated to be utilized in connection with the Merger.

7.8

No Other Litigation.

There shall not be pending any Legal Proceeding in which, in the reasonable judgment of the Company, there is a reasonable probability of an outcome that could have a Material Adverse Effect on Parent or any of its Subsidiaries or a Material Adverse Effect on the Company: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Company or any of its Subsidiaries, any damages or other relief that may be material to the Company; (c) seeking to prohibit or limit in any material respect the Company’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or any of its

Subsidiaries; (d) which would affect adversely the right of Parent or the Company or any of its Subsidiaries to own the assets or operate the business of the Company or any of its Subsidiaries; (e) which would materially limit Company Equity Participant’s ownership and enjoyment of the Parent Common Stock, Parent Preferred Stock, the Assumed Preferred Warrants, as applicable; or (f) challenging or seeking to constrain or prohibit the use of any federal or state securities law exemptions anticipated to be utilized in connection with the Merger.

7.9

Appointment of Director.

Walter H. Moos shall have been appointed to Parent’s Board of Directors and Parent shall have delivered to the Company reasonable evidence of such appointment.

SECTION 8.  TERMINATION

8.1

Termination Events.

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the receipt of the Required Company Stockholder Approval):

(a)

with the written consent of Parent and the Company;

(b)

by Parent or the Company if any court of competent jurisdiction or other governmental agency has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order, decree, ruling or other action is or has become non-appealable;

(c)

by Parent if (i) there is an inaccuracy in any of the representations and warranties of the Company in this Agreement such that the condition set forth in Section 6.1 would not be satisfied and such breach is not cured within 15 days after the date written notice of such breach is given by the Parent to the Company, (ii) the Company has materially breached any of its covenants or agreements contained in this Agreement such that the condition set forth in Section 6.2 would not be satisfied and such breach is not cured within 15 days after the date written notice of such breach is given by the Parent to the Company, (iii) the board of directors of the Company has failed to recommend, has withdrawn or has amended in any manner adverse to the Parent and the Merger Sub its recommendation and approval of this Agreement or the Merger, (iv) the Required Company Stockholder Approval has not been obtained by July 30, 2004 or (v) the Merger has not been consummated on or before August 2, 2004 (unless the failure of the Merger to have been consummated results primarily from the Parent or the Merger Sub breaching any representation, warranty, covenant or agreement contained in this Agreement); and

(d)

by the Company if (i) there is an inaccuracy in any of the representations and warranties of Parent in this Agreement such that the condition set forth in Section 7.1 would not be satisfied and such breach is not cured within 15 days after the date written notice of such breach is given by the Company to Parent, (ii) Parent has materially breached any of its covenants or agreements contained in this Agreement such that the condition set forth in Section 7.2 would not be satisfied and such breach is not cured within 15 days after the date written notice of such breach is given by the Company to Parent, or (iii) the Merger has not been consummated on or before August 2, 2004 (unless the failure of the Merger to have been consummated results primarily from the Company breaching any representation, warranty, covenant or agreement contained in this Agreement).

In the event of the termination and abandonment of this Agreement pursuant to this Section 8.1, this Agreement will forthwith become void and will be deemed to have terminated without liability to any party (except for any liability of any party then in wilful breach of any covenant or agreement); provided that the provisions of the Mutual Confidentiality Agreement between Company and Parent dated June 1, 2002, and the provisions of Section 8.2 and Section 8.3 of this Agreement will continue in full force and effect notwithstanding such termination and abandonment.

8.2

Break Fee Payable by Company.

If the Parent terminates this Agreement pursuant to the provisions of Section 8.1(c)(i)-(iv), then the Company will pay to the Parent, following the occurrence of such event, a break fee (the “Company Break Fee") equal to [XXXX], plus the reasonable fees and expenses of counsel to the Parent incurred in connection with the Merger. The Company Break Fee will be payable by the Company to the Parent within one business day following the receipt by the Company of a statement of the fees and expenses of Parent’s counsel incurred in connection with the Merger.

The Company acknowledges that the agreements regarding the payment of fees contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, in the absence of such agreements, the Parent and the Merger Sub would not have entered into this Agreement. The Company accordingly agrees that in the event the Company fails to pay the Company Break Fee promptly, when due, the Company will in addition to the payment of such amount also pay to the Parent all of the reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Parent in the enforcement of its rights under this Section 8.2, together with interest on the entire amount due the Parent pursuant to this Section 8.2 at a rate of 10% per annum from the date upon which such payment was due, to and including the date of payment. Provided that the Company was not in breach of the provisions of Section 4 or Section 5, payment of the Company Break Fee will constitute full and complete satisfaction, and will constitute the Parent’s sole and exclusive remedy for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement or the facts and circumstances resulting in or related to this Agreement.

8.3

Break Fee Payable by Parent and Merger Sub.

If the Company terminates this Agreement pursuant to the provisions of Section 8.1(d)(i) or 8.1(d)(ii), then the Parent will pay to the Company, following the occurrence of such event, a break fee (the “Parent Break Fee") equal to [XXXX], plus the reasonable fees and expenses of counsel to the Company incurred in connection with the Merger.  The Parent Break Fee will be payable by the Parent to the Company within one business day following the receipt by the Parent of a statement of the fees and expenses of Company’s counsel incurred in connection with the Merger.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

The Parent and the Merger Sub acknowledges that the agreements regarding the payment of fees contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, in the absence of such agreements, the Company would not have entered into this Agreement. The Parent accordingly agrees that in the event the Parent fails to pay the Parent Break Fee promptly, the Parent will in addition to the payment of such amount also pay to the Company all of the reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Company in the enforcement of its rights under this Section 8.3, together with interest on the entire amount due the Company pursuant to this Section 8.3 at a rate of 10% per annum from the date upon which such payment was due, to and including the date of payment. Provided that the Parent was not in breach of the provisions of Section 4 or Section 5, payment of the Parent Break Fee will constitute full and complete satisfaction, and will constitute the Company’s sole and exclusive remedy for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement or the facts and circumstances resulting in or related to this Agreement.

SECTION 9.  INDEMNIFICATION; LIMITATION OF LIABILITY; ESCROW.

9.1

Indemnification and Limitation of Liability.

(a)

All representations, warranties, covenants and agreements made by the Company, Parent and Merger Sub herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until 18 months following the Closing Date (referred to herein as the “Representation Termination Date"); provided, however, that the covenants and obligations set forth in Section 2.14 and this Section 9, including the indemnity obligations set out in Section 9.1(c)(ii), shall survive the Representation Termination Date.

(b)

The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

(c)

Subject to the limitations set forth in this Section 9, the Company Equity Participants will indemnify and hold harmless Parent and the Surviving Corporation and its respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as a “Parent Indemnified Person" and collectively as “Parent Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees (collectively, “Damages") arising from: (i) any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements (but in the case of covenants and agreements, only to the extent such covenants and agreements were to be effected on or before Closing) given or made by the Company in this Agreement, the Company Disclosure Schedules or any exhibit or schedule to this Agreement and (ii) any Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) that may be assessed or otherwise become payable by the Company or the Surviving Corporation (whether such liabilities are accrued in the Company Financial Statements or not) and which relate to any taxable periods ending on or before the Effective Time (the “Tax Liabilities").  Parent Indemnified Parties shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

(d)

Except as otherwise set forth in this Section 9.1, the sole recourse and remedy of the Parent Indemnified Persons for any claims arising out of or relating to this Agreement or the transactions contemplated hereby, including, without limitation, for claims arising out of or relating to any breaches of the Company’s representations or warranties contained in this Agreement and for claims arising from any Tax Liabilities, shall be the right to offset against the Indemnity Portion of the Escrow Fund (as defined in Section 9.2) an amount equal to the Damages suffered by such Parent Indemnified Parties, up to, but not exceeding, [XXXX] (the “Indemnity Cap"); provided, however, that the Indemnity Cap will not apply to any Tax Liabilities.

(e)

Subject to the limitations set forth in this Section 9, Parent will indemnify and hold harmless the Company Equity Participants and each of their respective officers, directors, agents, attorneys and employees (hereinafter referred to individually as a “Company Indemnified Person" and collectively as “Company Indemnified Persons") from and against any and all Damages arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Parent or Merger Sub in this Agreement, the Parent Disclosure Schedules or any exhibit or schedule to this Agreement, up to, but not exceeding, [XXXX].  The Company Equity Participants, acting through the Stockholders’ Agent (as defined in Section 9.8(a)), shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

(f)

Nothing in this Agreement shall limit the liability in amount or otherwise of the Company or any Company Equity Participants with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

9.2

Escrow Fund.

(a)

The escrow fund (the “Escrow Fund") referred to in this Agreement consists of (i) the shares of Parent Preferred Stock issuable to the Company Equity Participants pursuant to Section 1.5(a)(ii)(B) and Section 1.11 hereof, (ii) all Milestone Payments made in accordance with this Agreement and the Parent Preferred Stock Terms and (iii) any cash or securities (including a right to acquire securities) distributed with respect to either the Parent Preferred Stock or the Milestone Payments referred to in (ii): (A) as a dividend or other distribution thereon, (B) upon the exercise of a right of purchase, conversion or exchange attaching thereto, (C) upon a subdivision or compulsory conversion, exchange, redemption or repurchase thereof, or (D) in connection with a take-over bid, plan of arrangement, amalgamation, merger or similar transaction.  The total of all amounts referred to in (ii) and (iii) are referred to herein as the “Indemnity Portion of the Escrow Fund".

(b)

At the Effective Time, a certificate or certificates representing the Parent Preferred Stock shall be registered in the name of, and be deposited with, Pacific Corporate Trust Company (or other institution selected by Parent with the consent of the Company, which shall not be unreasonably withheld) as escrow agent (the “Escrow Agent’), such deposit to constitute the initial property of the Escrow Fund, to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit P. The property in the Indemnity Portion of the Escrow Fund shall be available to compensate Parent pursuant to the indemnification obligations of the Company Equity Participants. In the event Parent issues any securities or makes any payment that would constitute part of the Indemnity Portion of the Escrow Fund, such securities will be issued, and such payment will be made, in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Parent Preferred Stock delivered at the Closing.

(c)

Each Company Equity Participant will have voting rights, as applicable, with respect to voting shares comprising the Escrow Fund so long as such shares are held in escrow, and Parent will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Fund remains in the Escrow Agent’s possession pursuant to this Agreement, the Company Equity Participants for whom such shares are held will retain and will be able to exercise all other incidents of ownership of said shares which are not inconsistent with the terms and conditions of this Agreement.

(d)

The right of each Company Equity Participant to receive a portion of the Escrow Fund, if applicable, is personal to each such Company Equity Participant and shall remain with each such Company Equity Participant in the event of any transfer of shares of Parent Common Stock.

9.3

Escrow Period; Release From Escrow.

(a)

The property comprising the Indemnity Portion of the Escrow Fund shall be released to the Company Equity Participants as follows (each, a "Release Date"):

(i)

50% of the first $2,000,000 of Milestone Payments made before the Representation Termination Date will be released upon the payment of such Milestone Payments;

(ii)

100% of the Milestone Payments made in excess of $2,000,000 made before the Representation Termination Date will be released upon the payment of such Milestone Payments;

(iii)

all Milestone Payments comprising the Indemnity Portion of the Escrow Fund will be released on the Representation Termination Date; and

(iv)

on and from the Representation Termination Date, 100% of all Milestone Payments will be released upon the payment of such Milestone Payments;

provided, however, that a portion of the Indemnity Portion of the Escrow Fund, which, in the reasonable judgment of Parent, subject to the objection of the Stockholders’ Agent and the subsequent arbitration of the matter in the manner provided in Section 9.7 hereof, is necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate theretofore delivered to the Escrow Agent prior to a Release Date with respect to facts and circumstances existing prior to a Release Date, shall remain in the Indemnity Portion of the Escrow Fund until such claims have been resolved. Within three (3) business days after a Release Date, the Escrow Agent shall release from the Indemnity Portion of the Escrow Fund to each Company Equity Participant such person’s Equityholder’s Proportionate Interest of the Indemnity Portion of the Escrow Fund, less with respect to each such Company Equity Participant the amount of funds and number of securities with a value (as determined pursuant to Section 9.5) equal to (A) such person’s Equityholder’s Proportionate Interest of any liability for which indemnity is claimed by Parent in accordance with Section 9.5 in satisfaction of indemnification claims by a Parent Indemnified Person and (B) such person’s Equityholder’s Proportionate Interest of any liability subject to claims by a Parent Indemnified Person in accordance with Section 9.3(a) with respect to any pending but unresolved indemnification claims of a Parent Indemnified Person. Any portion of the Indemnity Portion of the Escrow Fund held as a result of clause (B) shall be released to the Company Equity Participants or released to Parent (as appropriate) promptly upon resolution of each specific indemnification claim involved.  Parent will take such action as may be necessary to cause any share certificates to be released to a Company Equity Participant to be issued in the names of the appropriate persons. Certificates representing shares comprising the Indemnity Portion of the Escrow Fund so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund to the Company Equity Participants, and no cash payment in lieu of any fractional share shall be paid to any such Company Equity Participant.

(b)

No shares or other securities comprising the Escrow Fund or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any Company Equity Participant or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Company Equity Participant, prior to the delivery to such Company Equity Participant of his pro rata portion of the Indemnity Portion of the Escrow Fund by the Escrow Agent as provided herein.

(c)

Provided there are no amounts held in the Indemnity Portion of the Escrow Fund the Escrow Fund shall be terminated on the earlier of (i) the date all shares of Parent Preferred Stock are redeemed or converted pursuant to the Parent Preferred Stock Terms and (ii) the date that is 36 months from the Closing Date.

9.4

Third-Party Claims.

In the event a Parent Indemnified Person becomes aware of a third-party claim which such party believes may result in a demand against the Indemnity Portion of the Escrow Fund, Parent shall promptly notify the Stockholders’ Agent of such claim in writing (such notification including a description of the nature and the basis of such claim), and the Stockholders’ Agent, on behalf of the Company Equityholders for whom shares of Parent Preferred Stock (or other such shares of Parent capital stock or other property) otherwise issuable to them are deposited in the Indemnity Portion of the Escrow Fund, shall be entitled to assume the defense of such claim. Failure by the Stockholders’ Agent to notify Parent of its election to defend any such claim within a reasonable time, but in no event more than ten days after notice thereof shall have been given to the Stockholders’ Agent, shall be deemed a waiver by the Stockholders’ Agent of its right to defend such claim. If Stockholders’ Agent elects to defend such claim, Parent may participate, at its expense, in the defense of such claim provided that the Stockholders’ Agent shall direct and control the defense of such claim. The Stockholders’ Agent shall not, in the defense of such claim, consent to the entry of any judgment or award, or enter into any settlement, except in either event with the prior written consent of Parent (which consent will not be unreasonably withheld). For any claims against which the Stockholders’ Agent has not assumed the defense, Parent shall have the right, subject to consent by the Stockholders’ Agent (which consent shall not be unreasonably withheld), to settle any such claim. In the event that the Stockholders’ Agent has consented to any such settlement, the Stockholders’ Agent shall have no power or authority to object under Section 9.6 or any other provision of this Section 9 to the amount of any claim by the Parent Indemnified Person against the Escrow Fund for indemnity with respect to such settlement.

9.5

Claims Upon Escrow Fund.

Upon receipt by the Escrow Agent on or before a Release Date of a certificate signed by any officer of Parent (an “Officer’s Certificate") stating that with respect to the indemnification obligations of the Company Equity Participant of the Company set forth in Section 9.1(c), Damages exist and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Section 9, deliver to Parent on behalf of the Parent Indemnified Person out of the property comprising the Indemnity Portion of the Escrow Fund, as promptly as practicable, property held in the Indemnity Portion of the Escrow Fund having a value equal to such Damages. For the purpose of compensating Parent Indemnified Persons for their Damages pursuant to this Agreement, any Parent Common Stock in the Escrow Fund shall be valued at an amount equal to the Designated Parent Stock Price per share (as adjusted for any Recapitalization Event).

9.6

Objections to Claims.

At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such Officer’s Certificate shall be delivered to the Stockholders’ Agent (defined in Section 9.8 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of any property pursuant to Section 9.5 hereof unless the Escrow Agent shall have received written authorization from the Stockholders’ Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of property in the Indemnity Portion of the Escrow Fund in accordance with Section 9.5 hereof, provided that no such payment or delivery may be made if the Stockholders’ Agent shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such thirty (30) day period.

9.7

Resolution of Conflicts and Arbitration.

(a)

In case the Stockholders’ Agent shall so object in writing to any claim or claims by Parent made in any Officer’s Certificate, Parent shall have thirty (30) days to respond in a written statement to the objection of the Stockholders’ Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders’ Agent and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders’ Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the property from the Escrow Fund in accordance with the terms thereof.

(b)

If no such agreement can be reached after good faith negotiation, either Parent or the Stockholders’ Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration by a panel of three arbitrators with such arbitration to be held in San Diego, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall select one arbitrator and the selected party arbitrators shall select the third arbitrator. All arbitrators must be knowledgeable in the subject matter at issue in the dispute. The arbitrators shall make their decision in accordance with the terms of this Agreement and applicable law. Each party shall initially bear its own costs and legal fees associated with such arbitration and the parties shall split the cost of the arbitrators. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys’ fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrators shall be final and may be sued on or enforced by the party in whose favour it runs in any court of competent jurisdiction at the option of the successful party. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, shall survive the expiration or termination of this Agreement for any reason. The arbitrators shall be empowered to award specific performance, injunctive relief and other equitable remedies as well as damages, but shall not be empowered to award punitive or exemplary damages or award any damages in excess of any limitations set forth in this Agreement. The decision of the arbitrators shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrators with respect to the claim being made. The decision of the arbitrators as to the validity and amount of any such claim shall be binding and conclusive upon the parties to this Agreement. Notwithstanding anything in Section 9.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

(c)

Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.  For purposes of this Section 9.7(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer’s Certificate is at issue, Parent shall be deemed to be the non-prevailing party unless the arbitrators award Parent one-half (1/2) or more of the amount in dispute, plus any amounts not in dispute; otherwise, the Company Equity Participants for whom the Parent Preferred Stock have been deposited in the Escrow Fund shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrators, and the expenses, including attorneys’ fees and costs, reasonably incurred by the other party to the arbitration. Notwithstanding the foregoing, the Company Equity Participants shall have no liability to pay for such fees and costs in excess of the value represented by and contained in the Indemnity Portion of the Escrow Fund, and any such fees will only come from those shares held in the Indemnity Portion of the Escrow Fund.

9.8

Stockholders’ Agent.

(a)

Walter Moos, or his designee, shall be, and through the Required Company Stockholder Vote is, constituted and appointed as agent (“Stockholders’ Agent") for and on behalf of the Company Equity Participants to give and receive notices and communications, to authorize delivery to Parent of the property from the Indemnity Portion of the Escrow Fund in satisfaction of claims by Parent Indemnified Persons, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders’ Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Indemnity Portion of the Escrow Fund from time to time (including in the event of the death, disability or other incapacity of the Stockholders’ Agent) upon not less than 10 days’ prior written notice to Parent. No bond shall be required of the Stockholders’ Agent, and the Stockholders’ Agent shall receive no compensation for his services. Notices or communications to or from the Stockholders’ Agent shall constitute notice to or from each of the Company Equity Participants.

(b)

The Stockholders’ Agent shall not be liable for any act done or omitted hereunder as Stockholder’s Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Equity Participants shall severally indemnify the Stockholders’ Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders’ Agent and arising out of or in connection with the acceptance or administration of his duties hereunder. The Stockholders’ Agent shall be able to resign upon giving a 20 days prior written notice to Parent and the holders of a majority in interest of the Escrow Fund.  Holders of a majority in interest of the Escrow Fund shall designate a new Stockholders’ Agent within 10 days.

(c)

The Stockholders’ Agent shall have reasonable access to information about the Company and the reasonable assistance of the Company’s officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Stockholders’ Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

9.9

Actions of the Stockholders’ Agent.

A decision, act, consent or instruction of the Stockholders’ Agent shall constitute a decision of all the Company Equity Participants  for whom shares of Parent Preferred Stock (or other shares of capital stock) otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Company Equity Participant, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholders’ Agent as being the decision, act, consent or instruction of each and every such Company Equity Participant. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders’ Agent.

9.10

Notice and Defense of Claims made by Company Indemnified Person.

A Company Indemnified Person claiming indemnification under Section 9.1 must promptly notify Parent in writing of the nature and basis of such claim for indemnification. If such claim relates to a claim, litigation or other action by a third party against the Company Indemnified Person, or any fixed or contingent liability to a third party (a “Third Party Claim"), Parent may elect to assume the defense of the Third Party Claim at its own expense with counsel selected by Parent. Failure by Parent to notify the Company Indemnified Person of its election to defend any such claim within a reasonable time, but in no event more than ten days after notice thereof shall have been given to Parent, shall be deemed a waiver by Parent of its right to defend such claim. If Parent elects to defend such claim, the Company Indemnified Person may participate, at its expense, in the defense of such claim provided that Parent shall direct and control the defense of such claim. Parent shall not, in the defense of such claim, consent to the entry of any judgment or award, or enter into any settlement, except in either event with the prior written consent of the Company Indemnified Person (which consent will not be unreasonably withheld). For any claims against which Parent has not assumed the defense, the Company Indemnified Person shall have the right, subject to consent by Parent (which consent shall not be unreasonably withheld), to settle any such claim. In the event that Parent has consented to any such settlement, Parent shall have no power or authority to object under Section 9.6 or any other provision of this Section 9 to the amount of any claim by the Company Indemnified Person with respect to such settlement.

Claims made by a Company Indemnified Person prior to the Representation Termination Date which the parties cannot resolve shall be treated in the manner detailed at Section 9.7(b) and 9.7(c) hereof, excepting the final sentence of Section 9.7(b) shall not apply and Section 9.7(c) shall be deemed reformed as appropriate.

9.11

Indemnification of Officers and Directors of the Company.

Parent agrees that all rights to indemnification, expense advancement and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company pursuant to the indemnification agreements or arrangements of the Company listed in Part 2.10(a)(vii) of the Company Disclosure Schedule shall survive the Merger and shall continue in full force and effect in accordance with their terms. The Surviving Corporation shall cooperate in the defense of any such matter. From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless, to the fullest extent permitted by the DGCL and other applicable laws, the present and former officers and directors of the Company in their capacities as such against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, actions or omissions relating to the transactions contemplated hereby). Notwithstanding this Section 9.11, neither the Parent nor the Surviving Corporation is liable to indemnify, defend and hold harmless, the present and former officers and directors of the Company in their capacities as such against any losses, expenses, claims, damages or liabilities arising out of actions or omissions arising from this Merger Agreement (including, without limitation, actions or omissions relating to board of director’s approval of the transactions contemplated hereby).

In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation will assume the obligations thereof set forth in this Section 9.11

The provisions of this Section 9.11 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

Parent shall cause the Surviving Corporation or any successor thereto to comply with its obligations under this Section 9.11.

SECTION 10.  MISCELLANEOUS PROVISIONS

10.1

Further Assurances.

Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

10.2

Fees and Expenses.

Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company’s business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Company Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and (d) the consummation of the Merger.

10.3

Attorneys’ Fees.

Except as otherwise provided in this Agreement, any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.4

Notices.

Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier, overnight or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent:

If to Micrologix Biotech Inc.
BC Research Building
3650 Wesbrook Mall
Vancouver, British Columbia
V6S 2L2
Attn:  President and C.E.O.
Fax:  (604) 221-9688

with a copy to Counsel:

Farris, Vaughan, Wills & Murphy
26th Floor - 700 West Georgia Street
Vancouver, British Columbia
V7Y 1B3
Attn:  R. Hector MacKay-Dunn, QC
Fax:  (604) 661-9349

if to the Company:

MitoKor, Inc.
11494 Sorrento Valley Road
San Diego, CA 92121

Attn: Walter H. Moos, Ph.D.
Fax: (858) 793-7805

with a copy to Counsel:

Gray Cary Ware & Freidenrich LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121-2189
Attn: Scott M. Stanton, Esq.
Fax: (858) 677-1477

10.5

Time of the Essence.

Time is of the essence of this Agreement.

10.6

Headings.

The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.7

Counterparts.

This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

10.8

Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of California without respect to or application of the laws related to choice or conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within San Diego County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

10.9

Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns (if any). Neither the Company nor Parent shall assign this Agreement or any rights or obligations hereunder (by operation of law or otherwise) to any Person; provided, however, that Parent may assign any or all of its rights under this Agreement, in whole or in part, to any wholly-owned subsidiary of Parent without obtaining the consent or approval of any other party hereto or of any other Person, but may not delegate any of its obligations including, without limitation, to issue Parent Common Stock.

10.10

Remedies Cumulative; Specific Performance.

Except as otherwise provided in this Agreement, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

10.11

Waiver.

Except as otherwise provided in this Agreement, no failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Except as otherwise provided in this Agreement, no Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.12

Amendments.

This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

10.13

Severability.

In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.14

Parties in Interest.

Except for the provisions of Sections 1.5, 1.6, 1.9 and Section 9 (which sections are to the benefit of the persons stated therein or covered thereby as well as the parties to this Agreement), none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

10.15

Entire Agreement.

This Agreement and the other agreements referred to herein or contemplated hereby set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof, provided, however, that the Mutual Confidentiality Agreement, dated as of June 1, 2002 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the Effective Time.

10.16

Construction.

(a)

For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)

The parties hereto agree that, for any construction or interpretation purposes, this Agreement shall be considered to have been jointly drafted.

(c)

As used in this Agreement, the words “include" and “including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation."

(d)

Except as otherwise indicated, all references in this Agreement to “Sections" and “Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

(e)

All references to currency are deemed to mean lawful currency of the United States of America.

10.17

Arbitration.

If a dispute arises between the parties relating to the interpretation or performance of this Agreement, excluding the resolutions of claims provided for in Section 9.7 (which shall be resolved in accordance with such section) and with the exception of any claim for a temporary restraining order or preliminary or permanent injunctive relief to enjoin any breach or threatened breach hereof, such dispute shall be settled by a panel of three arbitrators with such arbitration to be held in San Diego, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall select one arbitrator and the selected party arbitrators shall select the third arbitrator.  All arbitrators must be knowledgeable in the subject matter at issue in the dispute. The arbitrators shall make their decision in accordance with the terms of this Agreement and applicable law. Each party shall initially bear its own costs and legal fees associated with such arbitration and the parties shall split the cost of the arbitrators. The prevailing party in any such arbitration shall be entitled to recover from the other party the reasonable attorneys’ fees, costs and expenses incurred by such prevailing party in connection with such arbitration. The decision of the arbitrators shall be final and may be sued on or enforced by the party in whose favour it runs in any court of competent jurisdiction at the option of the successful party. The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof, shall survive the expiration or termination of this Agreement for any reason. The arbitrators shall be empowered to award specific performance, injunctive relief and other equitable remedies as well as damages, but shall not be empowered to award punitive or exemplary damages or award any damages in excess of any limitations set forth in this Agreement.

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

MICROLOGIX BIOTECH INC.,
a British Columbia Corporation.

By:

“James DeMesa"

Name:

Jim DeMesa

Title:

President & CEO

MBI ACQUISITION CORP.,
a Delaware Corporation.

By:

“Arthur J. Ayres"

Name:

Arthur J. Ayres

Title:

CFO

MITOKOR, INC.,
a Delaware corporation.

By:

“Walter H. Moos"

Name:

Walter H. Moos

Title:

Chairman & CEO

Schedule 1.11(d)

Management

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Schedule 1.5
Entitlement to Merger Shares and Contingent Shares

For the purposes of Section 1.5(a) of the Agreement, the following set out the method for determining the applicable entitlement of each Company Equityholder to a portion of the Merger Consideration:

(a)

Subject to Sections 1.9 and 1.10 and of the Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of the Parent, Merger Sub, the Company or any stockholder of the Company:

(i)

each share of Company Common Stock, par value $0.001 per share, of the Company Common Stock outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive an amount of cash equal to the Cash Consideration divided by the number of shares of Company Common Stock outstanding as of the Effective Time; and

(ii)

each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive:

(A)

such fraction of a share of Parent Common Stock as is equal to the Merger Shares multiplied by the Company Preferred Stock Exchange Ratio; and

(B)

that portion of the Contingent Consideration, if any, determined by multiplying the Contingent Consideration by the Company Preferred Stock Exchange Ratio.

(b)

For purposes of the Agreement (including this Schedule 1.5)

(i)

the “Adjusted Fully Diluted Company Share Amount" shall be the sum of:  (A) the number of shares resulting from the subtraction of (1) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and held by Parent from (2) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement); (B) the aggregate number of shares of Company Common Stock issuable upon conversion of all of the Company Preferred Stock collectively outstanding immediately prior to the Effective Time and not held by Parent; and (C) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to all Company Options outstanding immediately prior to the Effective Time (including all shares of Company Common Stock that may ultimately be purchased under Company Options that are unvested or are otherwise not then exercisable);

(ii)

the “Aggregate Preferred Stock Liquidation Preference" shall be the amount equal to the sum of:  (A) $12.50 (representing the liquidation preference of each share of Series A Preferred Stock under the Company’s Certificate of Incorporation) multiplied by the number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time; (B) $25.00 (representing the liquidation preference of each share of Series B, B1-B4 Preferred Stock under the Company’s Certificate of Incorporation) multiplied by the number of shares of Series B Preferred Stock outstanding  immediately prior to the Effective Time; (C) $3.2075 (representing the liquidation preference of each share of Series C Preferred Stock under the Company’s Certificate of Incorporation) multiplied by the number of shares of Series C Preferred Stock outstanding immediately prior to the Effective Time; (D) $4.80 (representing the liquidation preference of each share of Series D Preferred Stock under the Company’s Certificate of Incorporation) multiplied by the number of shares of Series D Preferred Stock outstanding immediately prior to the Effective Time; (E) $6.00 (representing the liquidation preference of each share of Series E Preferred Stock under the Company’s Certificate of Incorporation) multiplied by the number of shares of Series E Preferred Stock outstanding  immediately prior to the Effective Time; (F) $7.50 (representing the liquidation preference of each share of Series F Preferred Stock under the Company’s Certificate of Incorporation) multiplied by the number of shares of Series F Preferred Stock outstanding immediately prior to the Effective Time; and (G) $7.50 (representing the liquidation preference of each share of Series G Preferred Stock under the Company’s Certificate of Incorporation) multiplied by the number of shares of Series G Preferred Stock outstanding immediately prior to the Effective Time;

(iii)

the “Aggregate Series Liquidation Preference", for each series of Preferred Stock, is as set out below:

Series of Preferred Stock	Aggregate Series Liquidation Preference
A-1	$12.50 Multiplied by the aggregate number of Series A-1 Preffered Stock issued and outstanding as of the Effective Time
B	$25.00 Multiplied by the aggregate number of Series B Preffered Stock issued and outstanding as of the Effective Time
B-1	$25.00 Multiplied by the aggregate number of Series B-1 Preffered Stock issued and outstanding as of the Effective Time
B-2	$25.00 Multiplied by the aggregate number of Series B-2 Preffered Stock issued and outstanding as of the Effective Time

Series of Preferred Stock	Aggregate Series Liquidation Preference
B-3	$25.00 Multiplied by the aggregate number of Series B-3 Preffered Stock issued and outstanding as of the Effective Time
B-4	$25.00 Multiplied by the aggregate number of Series B-4 Preffered Stock issued and outstanding as of the Effective Time
C	$3.2075 Multiplied by the aggregate number of Series C Preffered Stock issued and outstanding as of the Effective Time
D	$4.80 Multiplied by the aggregate number of Series D Preffered Stock issued and outstanding as of the Effective Time
E	$6.00 Multiplied by the aggregate number of Series E Preffered Stock issued and outstanding as of the Effective Time
F	$7.50 Multiplied by the aggregate number of Series F Preffered Stock issued and outstanding as of the Effective Time
F-1	$7.50 Multiplied by the aggregate number of Series F-1 Preffered Stock issued and outstanding as of the Effective Time
G	$7.50 Multiplied by the aggregate number of Series G Preffered Stock issued and outstanding as of the Effective Time

(iv)

the “Company Preferred Stock Exchange Ratio", for a series of Preferred Stock, shall be the fraction: (A) having a numerator equal to the Preferred Stock Liquidation Entitlement (as defined in this Schedule 1.5 below) for that series of Preferred Stock; and (B) having a denominator equal to the Designated Parent Stock Price;

(v)

the “Preferred Stock Liquidation Entitlement", with respect to a particular series of Preferred Stock, means the fraction: (A) having a numerator equal to (i) the Aggregate Series Liquidation Preference for such series of Preferred Stock (ii) multiplied by the Net Purchase Price and (iii) divided by the Aggregate Preferred Stock Liquidation Preference; and (B) a denominator equal to the aggregate number of shares of Company Preferred Stock of such series issued and outstanding as of the Effective Time; and

(vi)

the “Net Purchase Price" shall be the amount equal to the Upfront Purchase Price , plus $4,000,000, minus the (1) Cash Consideration and (2) the Parent’s payments pursuant to Sections 1.11(a)(i), (a)(ii), (b)(i), (b)(ii),(c), d(i) and d(ii)  .

Schedule 1.6

Company Preferred Warrants and Company Common Warrants

Schedule 5.6

Agreement to be Terminated

Investors’ Rights Agreement dated June 22, 2001, by and among the Company and certain of its stockholders has been terminated in its entirety.

Schedule 6.4

Consents

License and Option Agreement by and between the Company and AHPC/Wyeth dated February 8, 1999

Exclusive License Agreement by and between the Company and Washington University dated December 17, 2000

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acquisition Transaction. “Acquisition Transaction" shall mean any transaction involving:

(i)

any sale, license, lease, exchange, transfer, disposition or acquisition of any portion of the business or assets of the Company or division of the Company, except for immaterial amounts of the business or assets in the ordinary course of business;

(ii)

the issuance, grant, disposition or acquisition of (A) any capital stock or other equity security of the Company (other than issuances of Company Common Stock (y) upon the conversion of the Company Preferred Stock or (z) pursuant to options, warrants or conversion rights outstanding as of the date hereof), (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company, or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

(iii)

any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company.

Agreement. “Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Company Disclosure Schedule), as it may be amended from time to time.

Base Net Working Capital. “Base Net Working Capital" shall mean the amount of $1,000,000 less $5,000 per day from February 10, 2004 to the date of this Agreement.

Commercially Reasonable Efforts. “Commercially Reasonable Efforts", in the context of obtaining any consent or accomplishing any action or objective, shall not include the payment of amounts which are not explicitly set forth in this Agreement.

Company Contract. “Company Contract" shall mean any Contract which is currently in effect: (a) to which the Company is a party; (b) by which the Company is or any of its assets are or will become bound or under which the Company has, or will become subject to, any obligation; or (c) under which the Company has or will acquire any right or interest.

Company Disclosure Schedule. “Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

Company Proprietary Asset. “Company Proprietary Asset" shall mean all right, title and interest of the Company in any Proprietary Asset owned by or licensed to the Company  or that is otherwise used by the Company.

Consent. “Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contract. “Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

Currency. Unless otherwise specifically indicated, all references to currency shall refer to lawful currency of the United States.

Damages. “Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature.

DGCL. “DGCL" shall mean the Delaware General Corporation Law.

Encumbrance. “Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature, in each case which is created by the Company (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Entity. “Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Equityholder’s Proportionate Interest. “Equityholder’s Proportionate Interest" shall be equal to the percentage that the value of the property constituting the Escrow Fund as held for the account of such Company Equity Participant bears to the value of the property constituting the Escrow Fund held for the account of all Company Equity Participants in the Escrow Fund as of such date.  In determining “Equityholder’s Proportionate Interest" the value of the Parent Preferred Stock held in the Escrow Fund for the account of the Company Equity Participant’s at any time will be the total amount payable upon conversion or redemption of all remaining Parent Preferred Stock in the Escrow Fund at such time assuming the maximum remaining Milestone Payments become payable.

ERISA Affiliate. “ERISA Affiliate" shall mean the Company and any trade or business (whether or not incorporated) which is treated as a single employer with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

Exchange Act. “Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

GAAP. “GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

Government Bid. “Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

Government Contract. “Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

Governmental Authorization. “Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body. “Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

HSR Act. “HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Knowledge. An individual shall be deemed to have “Knowledge" or be aware of a particular fact or other matter if:

(i)

such individual is actually aware of such fact or other matter; or

(ii)

a prudent individual would be expected to discover or otherwise become aware of such fact or other matter after such inquiry as a prudent person would consider appropriate in the diligent performance of such individual’s job duties.

The Company shall be deemed to have “Knowledge" of a particular fact or other matter if any of the following officers, management employees or other Representatives of the Company has Knowledge of such fact or other matter: Walter Moos, Neil Howell and Jim Dykens.

Legal Proceeding. “Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. “Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Material Adverse Effect. A violation or other matter will be deemed to have a “Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Company Compliance Certificate but for the presence of “Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) has had or would reasonably be expected to have a material adverse effect on the Company’s business, condition, prospects, assets, liabilities, operations or financial performance taken as a whole. A violation or other matter will be deemed to have a “Material Adverse Effect" on Parent if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) has had or would reasonably be expected to have a material adverse effect on Parent’s business, condition, assets, liabilities, operations or financial performance taken as a whole. Notwithstanding the foregoing, matters generally affecting the biotechnology industry and general economic conditions that do not disproportionately affect Parent or Company shall not constitute a Material Adverse Effect on Parent or Company.

Net Working Capital. “Net Working Capital" shall mean the sum of the Company’s cash, cash equivalents and other assets that can be converted to cash (excludes prepaids or other assets that cannot be converted to cash; also excludes capital and intangible assets) less the sum of the Company’s accounts payable, accrued liabilities and other liabilities that will use cash, cash equivalents or other assets of the Company to satisfy such liability (excludes any accrued tax liability unless such accrued tax liability is properly owing, is assessed or become payable).

Parent Disclosure Schedule. “Parent Disclosure Schedule" shall mean the schedule created as of the date of this Agreement delivered to the Company on behalf of Parent.

Person. “Person" shall mean any individual, Entity or Governmental Body.

Proprietary Asset. “Proprietary Asset" shall mean any: patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret, know-how, composition, cell line, sample of assay components, formulation, pre-clinical, and the results of any clinical study, customer list, system, computer software (excluding generally available software licensed to the Company as an end-user), computer program (excluding generally available software licensed to the Company as an end-user), invention, design, method, technique, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

Representatives. “Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

SEC. “SEC" shall mean the United States Securities and Exchange Commission. Securities Act. “Securities Act" shall mean the Securities Act of 1933, as amended.

Securities Act. “Securities Act" shall mean the United States Securities Act of 1933, as amended.

Subsidiary.  Any Entity shall be deemed to be a “Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

Tax. “Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return. “Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Upfront Purchase Price. “Upfront Purchase Price" shall mean the amount of $4,000,000; plus the amount, if any, by which the Company’s Net Working Capital at the time of the Agreement exceeds the Base Net Working Capital; less the amount, if any, by which the Base Net Working Capital exceeds the Company’s Net Working Capital at the time of the Agreement.

EXHIBIT B

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EXHIBIT C

SUPPORT AGREEMENT

April , 2004

Those persons listed in Schedule “A" attached hereto (the “Securityholders")

Dear Sirs:

This letter will record your agreement to support a merger of MBI Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Micrologix Biotech Inc. ("MBI"), into MitoKor, Inc. ("MitoKor"), a Delaware corporation, on the terms set out in this letter. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

Background

As of the date hereof, the Securityholders collectively own of record and beneficially those securities of MitoKor set forth on Schedule “A" hereto (such securities or any other voting or equity securities of MitoKor hereafter acquired by any Securityholder, prior to the termination of this Agreement, being referred to herein collectively as the “Securities").

Concurrently with the execution of this Agreement, MBI, MBI Acquisition Corp. ("Merger Sub") and MitoKor are entering into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the “Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, among other things, Merger Sub will merge with and into MitoKor (the "Merger").

As a condition to the willingness of Merger Sub and MBI to enter into the Merger Agreement, Merger Sub and MBI have requested that the Securityholders agree, and in order to induce Merger Sub and MBI to enter into the Merger Agreement, the Securityholders are willing to agree to vote in favour of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

Voting of Securities

Each Securityholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at any meeting of the securityholders of MitoKor, however called, and in any action by written consent of the securityholders of MitoKor, such Securityholder will vote, or cause to be voted, all of his, her or its respective Securities (i) in favour of adoption of the Merger Agreement, as modified or amended from time to time, the approval of the Merger contemplated by the Merger Agreement and the amendment to the Certificate of Incorporation of MitoKor as contemplated in the Merger Agreement (provided, however, that the Securityholders will not be bound by this Agreement if the Merger Agreement is modified or amended subsequent to the date hereof and such modification or amendment adversely affects the rights of the Securityholders) (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or other obligation of MitoKor under the Merger Agreement and (iii) against any action that would impede, interfere with, delay, postpone or adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement.

In addition, each Securityholder agrees that it will, upon request by Merger Sub, furnish written confirmation, in form and substance reasonably acceptable to Merger Sub, of such Securityholder’s vote in favour of the Merger Agreement and the Merger. Each Securityholder covenants and agrees to deliver to Merger Sub, upon request, prior to any vote contemplated by the first sentence of this Section 2, a proxy in substantially the form sent to securityholders of MitoKor in connection with the Required Company Stockholder Approval (as such term is defined in the Merger Agreement), which Proxy shall be irrevocable during the term of this Agreement to the extent permitted under applicable laws, and Merger Sub agrees to vote the Securities subject to such Proxy in favour of the approval and adoption of the Merger Agreement and the Merger. Each Securityholder acknowledges receipt and review of a copy of the Merger Agreement.  Each Securityholder acknowledges and agrees that the foregoing Proxy, if and when given, shall be coupled with an interest, shall constitute, among other things, an inducement for Merger Sub and MBI to enter into the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event and that no subsequent proxies with respect to such Securities shall be given (and if given shall not be effective); provided, however, that any such proxy shall terminate automatically and without further action on behalf of the Securityholders upon the termination of this Agreement.

Transfer of Securities

Each Securityholder covenants and agrees that such Securityholder will not directly or indirectly, (a) sell, assign, transfer (including by merger or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Securities, (b) deposit any of the Securities into a voting trust or enter into a voting agreement or Merger with respect to the Securities or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other Merger or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger or otherwise by operation of law) or other disposition of any Securities.

Public Announcement

The Securityholders acknowledge and agree that, following the signing of this Agreement by the parties hereto, MBI may issue for public dissemination a press release announcing the entering into of this Agreement, in such form as it may determine in its sole discretion.

Representations and Warranties of the Securityholders

By executing and delivering to Merger Sub and MBI a copy of this Agreement, each Securityholder on his, her or its own behalf represents, warrants and covenants to Merger Sub and MBI (and acknowledges Merger Sub’s and MBI’s reliance on same) that:

Ownership of Securities. On the date hereof, the Securities are and, as at the Effective Time (as such term is defined in the Merger Agreement), the Securities will be owned of record and beneficially by the Securityholder free and clear of all liens, claims, security interests or encumbrances. The Securityholder has sole voting power, without restrictions, with respect to all of the Securities.

Power, Binding Agreement. The Securityholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Securityholder will not violate any agreement to which the Securityholder is a party, including, without limitation, any voting agreement, shareholders’ agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Securityholder and constitutes a valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to the Securityholder or any of its properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of the Securityholder to perform its obligations hereunder.

Exclusivity and Non-Solicitation

Prior to the termination of this Agreement in accordance with its terms, each Securitiyholder will not, directly or indirectly, through any of its respective directors, officers, agents, employees, affiliates, attorneys, accountants, financial advisers or other representatives (collectively, “Representatives"):

solicit, encourage, initiate, entertain, facilitate, co-operate with or participate in any negotiations or discussions with respect to any offer or proposal to acquire:

any (issued or unissued) shares or other debt or equity securities of MitoKor; or

any assets or properties (including intellectual property) material to the business, operations or prospects of MitoKor;

by purchase, exclusive license, joint venture formation, merger, amalgamation, arrangement or other business combination (a “competing acquisition transaction");

disclose any information not customarily disclosed by it and which could be used for the purposes of formulating a competing acquisition transaction; or

agree to, enter into a contract regarding, recommend or endorse any competing acquisition transaction.

Notification of Competing Acquisition Transaction Proposal

Prior to the termination of this Agreement in accordance with its terms, each Securityholder will promptly notify MBI of any proposal or offer (formal or informal, written or otherwise) regarding a competing acquisition transaction or any inquiry or contact with any person regarding a competing acquisition transaction and keep MBI apprised, on a current basis,  of the status of any competing acquisition transaction and any modifications to the terms of a competing acquisition transaction.

Waiver of Dissenters' Rights

Each Securityholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that each Securityholder may have by virtue of his, her or its ownership of any securities of MitoKor.

Termination

This Agreement shall terminate upon the earliest to occur of (i) the Effective Time or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that no such termination shall relieve any party of liability for a willfull or intentional breach hereof prior to termination.

Specific Performance

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

General

The division of this letter into sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this letter.

The Schedules referred to herein are incorporated into this Agreement by reference and form a part hereof.

Time shall be of the essence in this Agreement.

This Agreement constitutes the entire agreement between the parties hereto and cancels and supersede all prior agreements and understandings between such parties with respect to the subject matter hereof.

Each of the parties hereto shall, from time to time, and at all times hereafter, at the request of another party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein. Each of the parties hereto hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

This letter may be signed in any number of counterparts (facsimile or otherwise), each of which is and is hereby conclusively deemed to be an original and the counterparts are collectively deemed to be one instrument.

No waiver by a party hereto shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto (except that each of MBI and Merger Sub may assign its rights, interests and obligations to any of their respective affiliates or direct or indirect subsidiaries without the consent of the Securityholders, so long as they remain primarily obligated with respect to any such delegated obligation).

To confirm your agreement to the foregoing please sign and return a copy of this letter.

Yours very truly,

Micrologix Biotech Inc.

By:

Name:

Title:

MBI Acquisition Corp.

By:

Name:

Title:

Accepted and Agreed this ______ day of April, 2004.

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(print name and title)

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

[XXXX] By: [XXXX] Its: General Partner By: [XXXX] Its General Partner By: ___________________________ (print name and title)

[XXXX] By: ___________________________ (print name and title)	[XXXX] By: ___________________________ (print name and title)

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

SECTION 11.SCHEDULE A

SECURITYHOLDER	NUMBER AND TYPE OF SECURITIES
[XXXX]	741,803 Series C, 672,144 Series D, 195,534 Series F, 130,356 Series F-1
[XXXX]	22,031 Series C, 15,356 Series D, 4,467 Series F, 2,978 Series F-1
[XXXX]	625,000 Series D, 100,000 Series F
[XXXX]	604,101 Series D, 100,000 Series F, 33,334 Series F-1
[XXXX]	20,899 Series D
[XXXX]	545 Series B-3, 3,873 Series C
[XXXX]	51,252 Series A-1, 29,455 Series B-3, 209,156 Series C
[XXXX]	748 Series A-1
[XXXX]	30,000 Series B-2, 218,539 Series C
[XXXX]	229,587 Series C, 346,100 Series D
[XXXX]	60,636 Series C, 91,400 Series D
[XXXX]	41,680 Series F
[XXXX]	491,654 Series F
[XXXX]	18,591 Series B-1, 200,034 Series C, 20,657 Series F-1
[XXXX]	11,409 Series B-1, 122,752. Series C, 12,676 Series F-1
[XXXX]	93,530 Series C, 416,667 Series D, 266,668 Series F, 199,358 Series G
[XXXX]	401,355 Series F
[XXXX]	155,884 Series C, 62,500 Series D, 26,667 Series F
[XXXX]	14,583 Series D, 2,333 Series F
[XXXX]	68,750 Series D, 11,000 Series F
[XXXX]	31,333 Series F
[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

[XXXX]	385,209 Series C, 30,000 Series B-1, 133,334 Series F-1

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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EXHIBIT D

COMPANY AFFILIATE AGREEMENT

_________, 2004

Micrologix Biotech Inc.

BC Research Building
3650 Wesbrook Mall
Vancouver, British Columbia
V65 2L2

Ladies and Gentlemen:

Micrologix Biotech Inc. (“Micrologix"), a British Columbia corporation, and MitoKor, Inc. (the “Company"), a Delaware corporation, among others, have entered into an Agreement and Plan of Merger and Reorganization, dated as of _________, 2004 (the “Merger Agreement"), pursuant to which, among other things, upon the terms and subject to the conditions thereof, MBI Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Micrologix, will be merged with and into the Company (the “Merger").  Capitalized terms used herein but not defined shall have the meanings set forth in the Merger Agreement.

The undersigned (“Affiliate") has been advised that as of the date hereof the undersigned may be deemed to be (but does not hereby admit to be) an “affiliate" of Company, as the term “affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations") of the Securities and Exchange Commission (the “SEC") promulgated under the Securities Act of 1933, as amended (the “Securities Act").

The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Micrologix and the Company.  Except to the extent written notification to the contrary is received by Micrologix from the undersigned prior to the consummation of the Merger, the representations and warranties contained herein shall be accurate at all times from the date hereof through the Effective Time (as defined in the Merger Agreement).

The undersigned hereby represents and warrants to and agrees with Micrologix that in the event the undersigned receives any shares of Parent Common Stock and/or Parent Preferred Stock (“Micrologix Stock") as a result of the Merger:

1.

The undersigned has power and authority to execute and deliver this Company Affiliate Agreement (this “Agreement") and to make the representations and warranties set forth herein and to perform his, her or its obligations hereunder.

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2.

The undersigned has carefully read this Agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon his, her or its ability to sell, transfer, pledge or otherwise dispose of Micrologix Stock with his, her or its counsel.

3.

The undersigned is the owner of (including the beneficial owner of options, warrants or other rights to acquire capital stock) the number of shares of Company Common Stock and/or Company Preferred Stock (the “Shares") set forth below, and did not acquire any of the Shares in contemplation of the Merger.

4.

The undersigned will not make any sale, transfer, pledge or other disposition of the Shares in violation of the Securities Act or the Rules and Regulations.

5.

The undersigned has been advised that the issuance of the Micrologix Stock to the undersigned in connection with the Merger has been or will be, to the extent required, issued in a Merger exempt from the registration requirements of Securities Act by virtue of Section 3(a)(10) thereof.  However, the undersigned has also been advised that, since at the time the Merger was or will be submitted for a vote of the shareholders of Company the undersigned may be deemed to be or have been an affiliate of Company and the distribution by the undersigned of any Micrologix Stock has not been registered under the Securities Act, the undersigned may not sell, transfer, or otherwise dispose of Micrologix Stock issued to him, her or it in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145(d), (iii) a “no action" letter has been received from the SEC with respect to such sale, transfer or disposition or (iv) in the opinion of counsel reasonably acceptable to Micrologix, such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act.

6.

The undersigned understands that, except as provided in the Merger Agreement, Micrologix is under no obligation to register the sale, transfer, or other disposition of Micrologix Stock by the undersigned or on his, her or its behalf under the Securities Act or any other applicable securities laws or to take any other action necessary in order to make compliance with an exemption from such registration available.

7.

The undersigned also understands that Micrologix may impose stop transfer instructions or elect to not permit the transfer of Micrologix Stock or the issuance of a new certificate representing such shares unless and until such a transfer can be made in compliance with paragraph 5 above and that there will be placed on the certificates for Micrologix Stock issued to him, her or it, or any substitutions therefore, a legend stating in substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A MERGER TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES.  THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF _____________, 2004 BETWEEN THE REGISTERED HOLDER HEREOF AND MICROLOGIX BIOTECH INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MICROLOGIX BIOTECH INC."

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8.

The undersigned also understands that, unless the sale, transfer, or other disposition by him, her or it of Micrologix Stock issued to him, her or it has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Micrologix reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A MERGER TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO TRANSFER, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, UNLESS SUCH SALE, TRANSFER, OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS."

9.

Except (x) this Agreement, (y) the Support Agreement, dated as of ____________, 2004, by and among Micrologix, the undersigned and the other parties thereto, and (z) as otherwise disclosed in the Company Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of the Company’s capital stock (i) between the Company and the undersigned or (ii) between or among the undersigned and any of Company’s other stockholders.

10.

If applicable, the spouse of the undersigned will execute and deliver a Consent of Spouse attached hereto.

11.

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California without giving effect to the principles of conflicts of laws thereof and may be executed in counterparts.

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[SIGNATURE PAGE FOLLOWS]

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Very truly yours,

(Print Name of Affiliate)

By: Name: Title:

Number of Shares and/or other securities beneficially owned as of the date hereof:

Preferred Stock
Series: _____________	Series: _____________
Number: ___________	Number: ____________
Series: _____________	Series: _____________
Number: ___________	Number: ____________
Series: _____________	Series: _____________
Number: ___________	Number: ____________

Common Stock
Number: ___________

Options
Number: ___________

Warrants:

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Series: _____________	Series: _____________
Number: ___________	Number: ____________
Series: _____________	Series: _____________
Number: ___________	Number: ____________

Accepted as of ___________, 2004

MICROLOGIX BIOTECH INC.

By:

______________________

Name:

______________________

Title:

______________________

CONSENT OF SPOUSE

I, ____________, spouse of Affiliate, have read and approve of the terms and conditions set forth in the foregoing Company Affiliate Agreement.  In consideration of Micrologix and the Company entering into the Merger Agreement which provides for the Merger, I hereby acknowledge, consent to and confirm the execution of the foregoing Company Affiliate Agreement by Affiliate and agree that, to the extent that I may be deemed to have an interest in the Micrologix Stock held by Affiliate, the undersigned agrees to be bound by the terms thereof.

Dated:  _____________, 2004

By:

Print Name:

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EXHIBIT E

EXECUTIVE EMPLOYMENT AGREEMENT

MICROLOGIX BIOTECH INC.

B.C. Research Building
3650 Wesbrook Mall
Vancouver, British Columbia
Canada  V6S 2L2

PRIVATE AND CONFIDENTIAL

As of April 15, 2004

THIS AGREEMENT AS OF ITS EFFECTIVE DATE REPLACES ANY AND ALL EMPLOYMENT AGREEMENTS BETWEEN MITOKOR, INC. and NEIL HOWELL

Neil Howell, Ph.D.

[XXXX]

Dear Dr. Howell:

Re:

Terms of Employment with Company Formed Upon Merger of MitoKor, Inc. and MBI Acquisition Corp. (the “Company")

This Agreement sets forth the terms and conditions on which the Company shall employ you in a senior position following the merger of your current employer MitoKor, Inc. and MBI Acquisition Corp. an indirect wholly owned subsidiary of Micrologix Biotech Inc. (“Micrologix").

Position and Duties.  You will be employed by and will serve the Company as its Vice President, Metabolic Diseases/San Diego, and shall perform the duties and functions particularly described in Schedule A attached to this Agreement or such other appropriate duties and functions as the Senior Vice President, Science and Technology and Chief Scientific Officer, or to such other person as the President and CEO, or his designate, may direct in their sole discretion.

Your position will be within reasonable commuting distance of San Diego, California.  It is expected that you will be required to travel occasionally in the carrying out of your responsibilities.  All such travel will be at the expense of the Company and will be carried out in keeping with established travel guidelines.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Term.  The terms and conditions of this Agreement shall have effect as of and from the day after the closing date of the merger of MBI Acquisition Corp. with MitoKor, Inc. (respectively the “Effective Date" and the “Merger") unless otherwise noted and your employment with  the Company shall continue for no specific term until terminated as provided in this Agreement (the “Term of Employment").  However, should the Merger not proceed, for any reason, then this offer of employment, and your acceptance thereof, shall be null and void.

Base Salary.  The Company shall pay you a base salary at the rate of [XXXX] per annum (the “Base Salary") commencing on the Effective Date as defined in Section 2, payable semi-monthly, subject to the withholding of all applicable statutory deductions from such Base Salary in respect of the Base Salary and including any taxable benefits received under this Agreement or in respect of your employment.

Annual Review.  The President and CEO shall review your Base Salary annually. This review shall not necessarily result in an increase in your Base Salary and any increase shall be at the discretion of the Board.

Performance Bonus and Minimum Bonus.  At the sole discretion of the Board of Directors in consultation with the President and CEO, you may be provided with a bonus in addition to your Base Salary and any other compensation to which you may be entitled under this agreement.  Bonuses, if any, will be subject to and governed by the specific terms and conditions established from time to time by the Board of Directors.  The payment of a bonus in any one year does not create an entitlement to a bonus in any other year.

[XXXX].

Benefits.  The Company will make all reasonable efforts to provide you with access to  medical, dental, and long term disability benefits coverage for which the Company will pay up to a total maximum of [XXXX] per month.  Eligibility for benefits will be subject to the terms and conditions of the various plans in effect from time to time and in no case will the Company be responsible for the payment of actual benefits.  Health benefits may be changed at the discretion of the Board in consultation with the CEO.  In the event the Company is unable to provide you with medical, dental, and long term disability benefits plan, then the Company will reimburse you for the cost of your obtaining medical, dental, and long term disability coverage.  If the reimbursement option is required, then reimbursements will be provided in such a way as to ensure that you receive a post-tax amount equal to your actual costs, up to a maximum post-tax amount of [XXXX] per month less the cost to the Company of any medical, dental and/or long term disability benefits provided to you by the Company.  The premiums for any dependent coverage provided by the Company will be shared with you as follows:  the Company will pay 75% of the premiums for dependent coverage and you will pay the remaining 25%.  Your share will be deducted from your pay.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Vacation and Time Off.  During your employment with the Company under this Agreement, you will be entitled to an annual paid vacation as determined by the Company from time to time. Your current entitlement is 20 working days per fiscal year.  The Company reserves the right, acting reasonably, to request that vacations be scheduled so as not to conflict with critical business operations. You may carry over unused vacation from year to year, but at no time may you accrue more than thirty-five (35) days of unused vacation. Once that limit is reached, no further vacation shall accrue until you have used some or all of your unused vacation.

 The vacation entitlement is in addition to the following ten paid holidays:

1.

January 1

2.

Washington’s Birthday

3.

Memorial Day

4.

July 4

5.

Labor Day

6.

Veterans Day

7.

December 25

8.

Boxing Day

9.

Martin Luther King’s Birthday

10.

Thanksgiving Day

The Company’s practice currently provides up to five days of paid sick leave in any twelve month period.  Absences in excess of five days in any twelve month period will be unpaid.  Sick leave cannot be accumulated and is not paid out if not taken.

The Company’s practice also currently provides up to five days of paid Bereavement Leave for the death of an immediate family member and paid Jury Duty Leave.  You are also eligible for any other statutory unpaid leaves that are required by law in California such as Family Medical Leave, Family Leave, Voting Time Off, School Visitation Leave, and Military Leave.  Further details of leave availability and eligibility will be available in the employee handbook which will be produced after the closing of the Merger.

Home Loan.  You acknowledge and agree that USD$25,000 remains outstanding and in effect in regard to the promissory note (the “Promissory Note") you signed in favor of MitoKor on May 15, 2001, in regard to the interest free loan of USD$50,000 for a five year term, a copy of which is in Schedule E and that your obligations under the Promissory Note are now to the Company.  Any payments to you pursuant to Sections 15, 16 or 18 of this Agreement will be applied to any outstanding balance under the Promissory Note at or following the termination of your employment.

Reimbursement for Expenses.  During your employment under this Agreement the Company shall reimburse you for reasonable, necessary, and properly documented travel and other expenses actually and properly incurred by you in connection with the performance of your duties and functions, such reimbursement to be made in accordance with, and subject to, the policies and/or Guidelines of the Company from time to time.  For all such expenses you will be required to keep proper accounts and to furnish statements, receipts, vouchers and/or other supporting documents to the Company within 30 days after the date the expenses are incurred.

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Stock Options.   At the discretion of the Company, you may, from time to time, be granted options to purchase common shares of the Company.  Terms of any option granted to you including the number of shares, purchase price and term of the option will be communicated to you upon granting of the option.

Compliance with Insider Trading Guidelines and Restrictions.  As a result of your position as Vice President, Metabolic Diseases/San Diego, you are subject to insider trading regulations and restrictions and are required to file insider reports disclosing the grant of any options as well as the purchase and sale of any shares in the capital of the Company or Micrologix.  The Company or Micrologix may from time to time publish trading guidelines and restrictions for its employees, officers and directors as are considered by the Company or Micrologix, in their discretion, prudent and necessary for a publicly listed company.  It is a term of your employment as a senior officer of the Company that you comply with such guidelines and restrictions.

Director’s and Officer’s Liability Insurance.  The Company shall use commercially reasonable efforts to provide and maintain directors’ and officers’ liability insurance coverage of at least [XXXX]. The Company shall list you under the policies for such insurance arranged by the Company from time to time effective as of the Effective Date.

No Other Compensation or Benefits.  You expressly acknowledge and agree that unless otherwise expressly agreed in writing by the Company subsequent to or concurrent with  execution of this Agreement by the parties hereto, you shall not be entitled by reason of your employment by the Company or by reason of any termination of such employment, to any remuneration, compensation or benefits other than as expressly set forth in this Agreement.

Service to Employer.  During your employment under this Agreement you will:

well and faithfully serve the Company, at all times act in, and promote, the best interests of the Company, and devote substantially the whole of your working time, attention and energies to the business and affairs of the Company;

comply with all rules, regulations, guidelines, policies and procedures of the Company; and

not, without the prior approval of the President and CEO, carry on or engage in any other business or occupation or become a director, officer, employee or agent of or hold any position or office with any other corporation, firm or person, except as a volunteer for a non-profit organization, for personal investments or a personal holding company, which may include members of your family as shareholders.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

13

Termination By Executive.

The Company is an at-will employer, and cannot guarantee employment for any specific duration. You may resign your position of Vice President, Metabolic Diseases/San Diego as follows:

Subject to Section 0 (Termination Following Change in Control), you may resign from your employment at any time, but only by giving the Company at least one (1) month’s prior written notice of the effective date of your resignation.  On the giving of any such notice, the Company shall have the right to elect, in lieu of the notice period, to pay you a lump sum equal to one (1) month’s Base Salary, as referred to in Section 0 (Base Salary) and as adjusted from time to time in accordance with Section 0 (Annual Review), plus any salary, unused vacation pay and, if awarded pursuant to Section 5 (Performance Bonus and Minimum Bonus), bonus that you have fully earned as of the effective date of your resignation.

If the Company elects to pay you such lump sum in lieu of the one (1) month notice period in Section 15(a), the Company shall, subject to the terms and conditions of any benefit plans in effect from time to time, maintain the benefits (or payments in lieu of benefits) set out in Section 6 (Benefits) of this Agreement for one (1) month after the date of your notice, but in all other respects your resignation and the termination of your employment shall be effective immediately upon your receipt of the lump sum.

 (c)      If within one year after the Effective Date the Company requires you to relocate at least 45 miles outside of San Diego or eliminates your position in San Diego, and if neither Sections 16 nor 18 is applicable, then you shall have the right to terminate your employment with the Company and the Company shall pay you severance pay and benefits that are outlined in Section 16(A) herein below and Section 15(a) and (b) will not apply.

Termination by the Company Without Cause.

The Company is an at-will employer, and cannot guarantee employment for any specific duration. The Company may terminate your employment without Cause at any time by providing you with notice, in which case your severance pay and benefits shall be as outlined in either Option A or Option B, at your sole discretion, as follows:

A.

Option A

The Company may terminate your employment  at any time without Cause (as defined below) by giving you written notice of the effective date of such termination and such termination of your employment will be effective immediately.

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On the giving of notice of termination without Cause under Section 16(A)(i) of this Agreement, the Company shall continue paying your Base Salary, as referred to in Section 0 (Base Salary) and as adjusted from time to time in accordance with Section 0 (Annual Review) for a period of [XXXX] from your date of termination, subject to termination within sixty (60) days of your termination in the event you elect Option B under Section 16(B) of this Agreement, plus any other sums owed for salary, unused vacation pay and, if granted pursuant to Section 5 (Performance Bonus and Minimum Bonus), bonus that you have fully earned as of the effective date of your termination.

To the extent permitted by law and subject to the terms and conditions of any benefit plans in effect from time to time, the Company shall maintain the benefits set out in Section 0 (Benefits) of this Agreement (the “Maintenance Payments") for a period equivalent to the time period specified above in Section 16(A)(ii) of this Agreement.

If you obtain a new source of remuneration for personal services, whether through an office, new employment, a contract for you to provide consulting or other personal services, a new business or any position analogous to any of the foregoing, the Maintenance Payments (but not any payment under Section 16(A)(ii)), shall terminate forthwith on the date of commencement of such office, employment, contract, business or position.

The payments of Base Salary and benefits set out in this Section 16 shall be in lieu of any applicable notice period.

You shall not be required to mitigate the amount of any payment provided for in this Option A in Section 16 by seeking other employment or otherwise, nor will any sums actually received from other employment or otherwise be deducted.

or

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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B.

Option B

Should the Company terminate your employment at any time without Cause pursuant to Section 16(A)(i) of this Agreement, you shall have a period of sixty (60) days thereafter in which to decide whether to return to academia as your primary job, as opposed to accepting other employment or consulting work. If you so elect to return to academia and you provide written notice to that effect to the Company within such sixty (60) day period, the Company shall have no further obligation to pay your Base Salary under Section 16(A)(i) but instead the Company shall provide a grant to the academic institution or laboratory to which you return in the amount of [XXXX] minus whatever amount of Base Salary the Company has already paid you following your date of termination under Section 16(A)(ii), payable over a period of [XXXX] at the rate of [XXXX] to help you with your new academic position, provided you remain in such academic position and comply with all conditions of the grant, and the Company receives, in exchange, and at no additional charge or future cost, the exclusive rights to work carried out using these funds.  If you chose the option provided in this Section 16(B), you also agree to execute, and request that the academic institution execute,  appropriate agreements to document this arrangement and the terms of the grant. For the sake of clarity, it is understood that should the Company terminate your employment without Cause, and you return to academia as your primary job, then you may select either option A or B; you are not required to select Option B.

If you select the option provided in this Section 16(B), the Company shall have no obligation to continue the payment of your Base Salary as provided in Section 16(A) above or to provide any additional compensation, Maintenance Payments, or benefits, except for any sums owed for salary, vacation pay and, if granted pursuant to Section 5 (Performance Bonus and Minimum Bonus), bonus that you have fully earned as of your date of termination.

Termination by the Company for Cause.  Notwithstanding Section 15 (Termination by Executive), Section 16 (Termination by the Company Without Cause) or Section 18 (Termination Following Change in Control), as an at-will employer, the Company may terminate your employment with the Company for Cause at any time without any notice, severance or other payments. In this Agreement, “Cause" shall include, but not be limited to, the following:

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

16

the commission of theft, embezzlement, fraud, obtaining funds or property under false pretences or similar acts of misconduct with respect to the business or property of the Company or its employees or the Company’s customers or suppliers;

your entering of a guilty plea or conviction for any crime involving fraud, misrepresentation or breach of trust, or for any serious criminal offence that impacts adversely on the Company; or

your engaging in any gross misconduct, inexcusable neglect of duties and responsibilities, or other material breach of this Agreement which is not cured promptly after you have received notice from the Company specifying such misconduct, neglect, or breach and the steps needed to cure, any of which shall entitle the Company to terminate your employment under this Section 17, in which case the Company shall have no obligation to pay you any further compensation or benefits under any provision of this Agreement, including but not limited to Sections 15, 16, and 18, except for any sums owed for salary, vacation pay and, if granted pursuant to Section 5 (Performance Bonus and Minimum Bonus), bonus that you have fully earned as of your date of termination.

Termination Following Change in Control.  Concurrently with execution and delivery of this Agreement, you and the Company shall enter into a “Change in Control Agreement" in the form attached hereto as Schedule C setting out the compensation provisions to be applicable in the event of the termination of your employment with  the Company in certain circumstances following a “Change in Control" of the Company (as defined in the Change in Control Agreement). If your employment terminates in circumstances in which you are entitled to pay or benefits under Section 18 or the attached Change in Control Agreement, you will not be entitled to pay or benefits under Section 15 or 16.

No Cumulative or Additional Compensation upon Termination.  In the event your employment with the Company is terminated, the pay and benefits provided under Sections 15, 16, 17, and 18 of this Agreement shall not be cumulative. In no circumstances shall the Company be obligated to provide any notice or to pay any fee, salary, bonus, severance or other payments, benefits or damages arising by virtue of, or in any way relating to, your employment or any other relationship with the Company (including the termination of such employment or relationship) in excess of what is specified as applicable in Section 0 (Termination by Executive), Section 16 (Termination by the Company Without Cause), Section 17 (Termination by the Company for Cause), or Section 0 (Termination Following Change in Control), whichever is applicable.  Payment of any amount whatsoever pursuant to Section 15 (Termination by Executive), Section 16 (Termination by the Company Without Cause), Section 17 (Termination by the Company for Cause), or Section 18 (Termination Following Change in Control) shall be subject to the withholding of all applicable statutory deductions by the Company.

Confidentiality and Assignment of Inventions.  A condition of your employment will be your willingness to enter into an agreement in respect of confidentiality, and assignment of inventions acceptable to the Company. You will be bound by the Confidentiality

17

Agreement and Assignment of Inventions that you sign (the “Confidentiality Agreement").  You agree to hereby waive in whole all moral rights and agree never to assert any moral rights which you have in your Work Product (as defined in the Confidentiality Agreement), including, without limitation, the right to the integrity of such Work Product, the right to be associated with the Work Product, the right to restrain or claim damages for any distortion, mutilation or other modification or enhancement of the Work Product in any context and in connection with any product, service, cause or institution and you further confirm that the Company may use or alter any such Work Product as the Company sees fits in its absolute discretion. This provision shall not apply to any invention or discovery you are entitled to retain under California Labor Code section 2870, a copy of which is attached as Schedule F.

Disclosure of Conflicts of Interest.  During your employment with the Company, you will promptly, fully and frankly disclose to the Company in writing:

the nature and extent of any interest you or your Associates (as hereinafter defined) have or may have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the Company or any subsidiary or affiliate of the Company;

every office you may hold or acquire, and every property you or your Associates may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Company or your duties and obligations under this Agreement; and

the nature and extent of any conflict referred to in clause 0 above.

In this Agreement, the expression “Associate" shall include all those persons and entities that are included within the definition or meaning of “associate" as set forth in Section 1(1) of the Company Act (British Columbia), as amended, or any successor legislation of similar force and effect, and shall also include your spouse, children, parents, brothers and sisters. The Company acknowledges that you have, and will continue to have as an employee of the Company, an academic and research relationship with the University of Texas.

Avoidance of Conflicts of Interest.  You acknowledge that it is the policy of the Company that all interests and conflicts of the sort described in Section 21 (Disclosure of Conflicts of Interest) be avoided, and you agree to comply with all policies and directives of the Board from time to time regulating, restricting or prohibiting circumstances giving rise to interests or conflicts of the sort described in Section 21 (Disclosure of Conflicts of Interest).  During your employment with the Company, without the approval of the President and CEO, in his sole discretion, you shall not enter into any agreement, arrangement or understanding with any other person or entity that would in any way conflict or interfere with this Agreement or your duties or obligations under this Agreement or that would otherwise prevent you from performing your obligations hereunder, and you represent and warrant that you or your Associates have not entered into any such agreement, arrangement or understanding. The Company acknowledges that your academic and research relationship with the University of Texas will continue after the Effective Date.

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Provisions Reasonable.  It is acknowledged and agreed that:

both before and since the Effective Date the Company has operated and competed and will operate and compete in a global market, with respect to the business of the Company set out in Schedule D attached hereto (the “Business");

competitors of the Company and the Business are located in countries around the world;

in order to protect the Company adequately, any enjoinder of competition would have to apply world wide;

during the course of your employment by the Company, after the Effective Date, on behalf of the Company, you have acquired and will acquire knowledge of, and you have come into contact with, initiated and established relationships with and will come into contact with, initiate and establish relationships with, both existing and new clients, customers, suppliers, principals, contacts and prospects of the Company, and that in some circumstances you have been or may well become the senior or sole representative of the Company dealing with such persons; and

in light of the foregoing, the provisions of Section 24 (Restrictive Covenant) below are reasonable and necessary for the proper protection of the business, property and goodwill of the Company and the Business.

Restrictive Covenant. You agree that you will not, either alone or in partnership or in conjunction with any other person, firm, company, corporation, syndicate, association or any other entity or group, whether as principal, agent, employee, director, officer, shareholder, consultant or in any capacity or manner whatsoever, whether directly or indirectly, for the Term of Employment and in the case of Section 24(b) for a period of twelve months after termination of your employment for any reason:

divert, entice or take away from the Company or attempt to do so or solicit for the purpose of doing so, any business of the Company, or any person, firm, corporation or other entity that was an employee, client, customer, supplier, principal, shareholder, investor, collaborator, strategic partner, licensee, contact or prospect of the Company during the time of your employment with the Company, whether before or after the Effective Date.

During your Term of Employment and for a period of twelve (12) months thereafter you shall not directly or indirectly solicit or induce or attempt to solicit or induce any employee or consultant rendering services to the Company to terminate their employment or cease rendering services, except as you are specifically authorized by the Company to recruit on its behalf during your Term of Employment.

Remedies.  You acknowledge and agree that any breach or threatened breach of any of the provisions of Section 11 (Compliance with Insider Trading and Guidelines and Restrictions), Section 14 (Service to Employer), Section 20 (Confidentiality and Assignment Inventions), Section 21 (Disclosure of Conflicts of Interest), Section 22 (Avoidance of Conflicts of Interest) or Section 24 (Restrictive Covenant) could cause

19

irreparable damage to the Company or its partners, subsidiaries or affiliates, that such harm could not be adequately compensated by the Company’s recovery of monetary damages, and that in the event of a breach or threatened breach thereof, the Company shall have the right to seek an injunction, specific performance or other equitable relief as well as any equitable accounting of all your profits or benefits arising out of any such breach. It is further acknowledged and agreed that the remedies of the Company specified in this Section 25 are in addition to and not in substitution for any rights or remedies of the Company at law or in equity and that all such rights and remedies are cumulative and not alternative and that the Company may have recourse to any one or more of its available rights or remedies as it shall see fit.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Your rights and obligations contained in this Agreement are personal and such rights, benefits and obligations shall not be voluntarily or involuntarily assigned, alienated or transferred, whether by operation of law or otherwise, without the prior written consent of the Company. This Agreement shall otherwise be binding upon and inure to the benefit of your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assigns.

Agreement Confidential.   Both parties shall keep the terms and conditions of this Agreement confidential except as may be required to enforce any provision of this Agreement or as may otherwise be required by any law, regulation or other regulatory requirement.

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the state of California.

Entire Agreement.  The terms and conditions of this Agreement are in addition to and not in substitution for the obligations, duties and responsibilities imposed by law on employees of corporations generally, and you agree to comply with such obligations, duties and responsibilities. Except as otherwise provided in this Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may only be varied by further written agreement signed by you and the Company. This Agreement supersedes any previous communications, understandings and agreements between you and the Company with respect to the subject matter hereof other than those made as of the date of this Agreement. It is acknowledged and agreed that this Agreement is mutually beneficial and is entered into for fresh and valuable consideration with the intent that it shall constitute a legally binding agreement.

Further Assurances.  The parties will execute and deliver to each other such further instruments and assurances and do such further acts as may be required to give effect to this Agreement.

Surviving Obligations.  Your obligations and covenants under Section 20 (Confidentiality and Assignment of Inventions), Section 24 (Restrictive Covenant) and Section 25 (Remedies) shall survive the termination of this Agreement.

Independent Legal Advice.  You hereby acknowledge that you have obtained or have had an opportunity to obtain independent legal advice in connection with this Agreement, and further acknowledge that you have read, understand, and agree to be bound by all of the terms and conditions contained herein.

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Notice.  Any notice or other communication required or contemplated under this Agreement to be given by one party to the other shall be delivered or mailed by prepaid registered post to the party to receive same at the address as set out below:

To Neil Howell,

[XXXX]

To the Company:

Micrologix Biotech Inc.
B.C. Research Complex
3650 Wesbrook Mall
Vancouver, British Columbia
V6S 2L2

Attention: President and Chief Executive Officer

Any notice delivered shall be deemed to have been given and received on the first business day following the date of delivery.  Any notice mailed shall be deemed to have been given and received on the fifth business day following the date it was posted, unless between the time of mailing and actual receipt of the notice there shall be a mail strike, slow-down or other labour dispute which might affect delivery of the notice by mail, then the notice shall be effective only if actually delivered.

Severability.  If any provision of this Agreement or any part thereof shall for any reason be held to be invalid or unenforceable in any respect, then such invalid or unenforceable provision or part shall be severable and severed from this Agreement and the other provisions of this Agreement shall remain in effect and be construed as if such invalid or unenforceable provision or part had never been contained herein.

Waiver.  Any waiver of any breach or default under this Agreement shall only be effective if in writing signed by the party against whom the waiver is sought to be enforced, and no waiver shall be implied by any other act or conduct or by any indulgence, delay or omission.  Any waiver shall only apply to the specific matter waived and only in the specific instance in which it is waived.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

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Arbitration.  Any dispute or controversy arising under or relating to this Agreement shall be resolved exclusively by impartial arbitration in San Diego County, California, under the auspices of the American Arbitration Association in accordance with California law. Both parties waive the right to trial by judge or jury.  The parties shall be responsible for their own costs and attorneys’ fees except as specifically provided otherwise under applicable law.

If you accept and agree to the foregoing, please confirm your acceptance and agreement by signing the enclosed duplicate copy of this letter where indicated below and by returning it to us.

You are urged to consider fully all the above terms and conditions and to obtain independent legal advice or any other advice you feel is necessary before you execute this agreement.

Yours truly,

MICROLOGIX BIOTECH INC.

By:

James M. DeMesa, President and

Chief Executive Officer

Accepted and agreed to by Neil Howell this ______ day of ___________, 2004.

Neil Howell

SCHEDULE A

DESCRIPTION OF THE DUTIES AND FUNCTIONS
OF THE VICE PRESIDENT, METABOLIC DISEASES/SAN DIEGO

POSITION:              VICE PRESIDENT, METABOLIC RESEARCH/San Diego

DIRECT

RELATIONSHIP:

SR. VICE PRESIDENT, SCIENCE AND TECHNOLOGY, AND CHIEF SCIENTIFIC OFFICER

POSITION LEVEL:

MEMBER OF THE STRATEGIC ACTION TEAM, SCIENTIFIC LEADERSHIP TEAM AND PRODUCT PORTFOLIO TEAM

POSITION SUMMARY:

The Vice President, Metabolic Research/San Diego is primarily responsible for research and experimentation directed at the Company’s programs focused on aging, degenerative and metabolic diseases.  As a member of the Scientific Leadership Team, the person in this position is expected to lead the San Diego research therapeutic program, to establish an R&D Strategy, and execute that strategy to produce the desired results.  The person in this position will be viewed as a leader in the scientific community.

ROLES AND RESPONSIBILITIES:

Develops strategy and oversees research in the San Diego operation: Responsible for developing and initiating the strategy to advance the Company’s San Diego research focused on the company’s programs in aging, degenerative and metabolic diseases. Investigates the feasibility of applying a wide variety of scientific principles and concepts to potential inventions, products and problems. Develops work plans, budgets and timelines consistent with company priorities.  Identifies and supervises laboratory studies in San Diego needed to optimize and advance candidates for development.  Recruits and trains San Diego technical staff. May utilize and coordinate research at both sites (Vancouver and San Diego) to make maximum use of internal resources to support programs under his direction. Will contribute to the identification of licensing opportunities and serve as the Company’s expert in the fields identified above.

Works with the Strategic Action Team and Product Portfolio Team to establish program priorities and deliverables.  As a member of the Strategic Action Team, contributes to the development of overall Company strategies and operations plans.  As a member of the Product Portfolio Team, is involved in oversight of all R&D programs including review, approval, prioritization and monitoring.

Interacts closely with other MBI research and business teams. Establishes and maintains excellent working relationships with Technology Development including Pharmacology and Non-clinical Development as well as with Chemistry, Business Development, Corporate Development, Product Development and Intellectual Property teams.

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Leads and develops the San Diego metabolic research team:  Responsible for management and development of a research function that may consist of in-house staff, CRO’s and academic institutions. Ensures that the research team in San Diego achieves the desired results. The scope of research may involve assay development, lead optimization, and mechanism of action studies.

Scientific Leader:  Makes contributions to scientific literature and conferences.  Acts as spokesperson on corporate biological research.

Other responsibilities:  Other responsibilities, assignments, tasks, projects, etc., as assigned.

NOTE:  Initially there will be no laboratory/research staff in San Diego.  This may evolve but it is not guaranteed

DESIRED SKILLS & TRAITS:

  A minimum of 10 years of senior management-level responsibility for, and experience in, designing and overseeing biological research within the biotech/pharma industry is essential.

  PhD in biology or other related scientific discipline with an extensive publication record and a proven track record of leading multi-disciplinary scientific teams is required.

  Must be well-organized and able to produce outstanding results that are consistent with the company’s goals and objectives.

  A consummate team player focus with a positive, “Whatever It Takes" attitude.

  Strong leadership and management ability, proven experience mentoring and developing scientific personnel is a must.

  Comfortable empowering members of a team, delegating responsibility and authority to outstanding performers.

  Solid communication and team-building skills.

  Extreme integrity, honesty, and commitment traits.

  A personal and professional “continuous improvement" philosophy

SCHEDULE B

BENEFITS

[To be determined as outlined in Section 6 Benefits of the Executive Employment Agreement]

SCHEDULE C

MICROLOGIX BIOTECH INC.

B.C. Research Building

3650 Wesbrook Mall

Vancouver, British Columbia

Canada WS 2L2

 As of April 15, 2004

Neil Howell, Ph.D.
[XXXX]

Dear Dr. Howell:

Re: Change in Control Agreement

Micrologix Biotech Inc. (the “Company") considers it essential to the best interests of its members to foster the continuous employment of its senior executive officers. In this regard, the board of directors of the Company (the “Board") has determined that it is in the best interests of the Company and its members that appropriate steps should be taken to reinforce and encourage management’s continued attention, dedication and availability to the Company in the event of a Potential Change in Control (as defined in Section 2), without being distracted by the uncertainties which can arise from any possible changes in control of the Company.

In order to induce you to agree to remain in the employ of the Company, such agreement evidenced by the Executive Employment Agreement entered into as of the date of this Agreement between you and the Company (the “Executive Employment Agreement") and in consideration of your obligations under this Agreement, the Company shall pay you the severance pay and other benefits set forth in this Change in Control Agreement (“Change in Control Agreement") should your employment with the Company be terminated subsequent to a Change in Control (as defined in Section 2) provided you execute and deliver to the Company at the time such pay and benefits commence a written release of all claims in a form specified by the Company releasing all claims known or unknown you may have against the Company or its personnel, including but not limited to those arising from your employment or termination.

1.

Term of Agreement.

This Change in Control Agreement shall be in effect for a term commencing on the Effective Date of the Executive Employment Agreement (as therein defined) and ending on the date of termination of the Executive Employment Agreement.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

2

2.

Definitions.

“Change in Control" of the Company shall be deemed to have occurred:

if a merger, amalgamation, arrangement, consolidation, reorganization or transfer takes place in which Equity Securities of the Company possessing more than 50% of the total combined voting power of the Company’s outstanding Equity Securities are acquired by a person or persons different from the persons holding those Equity Securities immediately prior to such transaction, and the composition of the Board following such transaction is such that the directors of the Company prior to the transaction constitute less than 50% of the Board membership following the transaction, except that no Change in Control will be deemed to occur if such merger, amalgamation, arrangement, consolidation, reorganization or transfer is with any subsidiary or subsidiaries of the Company;

if any person, or any combination of persons acting jointly or in concert by virtue of an agreement, arrangement, commitment or understanding shall acquire or hold, directly or indirectly, 50% or more of the voting rights attached to all outstanding Equity Securities;

if any person, or any combination of persons acting jointly or in concert by virtue of an agreement, arrangement, commitment or understanding shall acquire or hold, directly or indirectly, the right to appoint a majority of the directors of the Company; or

if the Company sells, transfers or otherwise disposes of all or substantially all of its assets, except that no Change in Control will be deemed to occur if such sale or disposition is made to a subsidiary or subsidiaries of the Company.

“Potential Change in Control" of the Company shall be deemed to have occurred if:

the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or

the Board adopts a resolution to the effect that, for the purposes of this Agreement, a Potential Change in Control of the Company has occurred.

“Base Salary" shall mean the annual base salary, as referred to in Section 3 (Base Salary), and as adjusted from time to time in accordance with Section 4 (Annual Review), of the Executive Employment Agreement.

“Bonus" shall mean the bonus referred to in Section 5 (Performance Bonus and

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Minimum Bonus) of the Executive Employment Agreement.

“Cause" shall have the meaning set out in Section 17 (Termination by the Company for Cause) of the Executive Employment Agreement.

“Good Reason" shall mean the occurrence of one or more of the following events, without your express written consent, within 12 months after Change in Control, which is not cured by the Company promptly after you have given the Company written notice specifying such event and the steps needed to cure:

a material change in your status, position, authority or responsibilities that does not represent a promotion from or represents an adverse change from your status, position, authority or responsibilities in effect immediately prior to the Change in Control;

a material reduction by the Company, in the aggregate, in your Base Salary, or incentive, retirement, health benefits, bonus or other compensation plans provided to you immediately prior to the Change in Control, other than an across-the-board reduction in such pay or benefits applicable to other similarly situated executives, unless an equitable arrangement has been made with respect to such benefits in connection with a Change in Control;

a failure by the Company to continue in effect any other compensation plan in which you participated immediately prior to the Change in Control (except for reasons of non-insurability), including but not limited to, incentive, retirement and health benefits, other than an across-the-board failure to continue pay or benefits applicable to other similarly situated executives, unless an equitable arrangement has been made with respect to such benefits in connection with a Change in Control;

any request by the Company or any affiliate of the Company that you participate in an unlawful act; or

any purported termination of your employment by the Company after a Change in Control which is not effected pursuant to a Notice of Termination satisfying the requirements of clause (g) below and for the purposes of this Agreement, no such purported termination shall be effective.

“Notice of Termination" shall mean a notice, in writing, communicated to the other party in accordance with Section 6 below, which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

“Date of Termination" shall mean, if your employment is terminated, the date specified in the Notice of Termination.

4

“Equity Security" in respect of a security of the Company, shall have the meaning ascribed thereto in Part II of the Securities Act (British Columbia), as it existed on the date of this Agreement, and also means any security carrying the right to convert such security into, exchange such security for, or entitling the holder to subscribe for, any equity security, or into or for any such convertible or exchangeable security or security carrying a subscription right.

3.

Potential Change in Control.

You agree that, in the event of a Potential Change in Control of the Company occurring after the Effective Date, and until 12 months after a Change in Control, subject to your right to terminate your employment by issuing and delivering a Notice of Termination for Good Reason, you will continue to diligently carry out your duties and obligations, on the terms set out in the Employment Agreement.

4.

Compensation Upon Termination Following Change in Control.

Subject to your fulfilling your obligations under this Agreement, upon your employment terminating pursuant to a Notice of Termination issued under this Change in Control Agreement within 12 months after a Change in Control, the Company agrees that you shall receive and you agree to accept the following payments in full satisfaction of any and all claims you may have or then may have against the Company, for remuneration, fees, salary, benefits, bonuses or severance, arising out of or in connection with your employment by the Company or the termination of your employment:

if your employment is terminated by the Company for Cause or by you other than for Good Reason, the terms of the Executive Employment Agreement shall govern and the Company shall have no further obligations to you under this Change in Control Agreement; and

if your employment by the Company is terminated by you for Good Reason or by the Company other than for Cause within twelve (12) months after a Change in Control, then you shall be entitled to the payments and benefits provided below:

subject to the withholding of all applicable statutory deductions, the Company shall pay you a lump sum equal to [XXXX] Base Salary, as referred to in Section 3 (Base Salary) and as adjusted from time to time in accordance with Section 4 (Annual Review) of the Executive Employment Agreement, plus one additional month of Base Salary for each full year of service after ten years with the Company to a total maximum of [XXXX] Base Salary, plus other sums owed for arrears of salary, vacation pay and if awarded, Bonus;

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

5

to the extent permitted by law and subject to the terms and conditions of any benefit plans in effect from time to time, the Company shall maintain the benefits and payments set out in Section 6 (Benefits) of the Executive Employment Agreement for a period equivalent to the amount of notice provided in (i) above;

the Company shall arrange for you to be provided with such outplacement career counselling services as are reasonable and appropriate, to assist you in seeking new executive level employment; and

all incentive stock options granted to you by the Company under any stock option agreement that is entered into between you and the Company and is outstanding at the time of termination of your employment, which incentive stock options have not yet vested, shall immediately vest upon the termination of your employment and shall be fully exercisable by you in accordance with the terms of the agreement or agreements under which such options were granted.

You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise.  The pay and benefits described this Section shall not be cumulative of Section 16 in the Executive Employment Agreement.

5.

Binding Agreement.

This Agreement shall enure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die while any amount would still be payable to you under this Agreement if you had continued to live, that amount shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

6.

Notices.

Any notice or other communication required or contemplated under, this Agreement to be given by one party to the other shall be delivered or mailed by prepaid registered post to the party to receive same at the addresses set out below:

To Neil Howell:

[XXXX]

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

6

To the Company:

Micrologix Biotech Inc.
B.C. Research Complex
3650 Wesbrook Mall
Vancouver, British Columbia
Canada V6S 2L2

Attention: President and Chief Executive Officer

Any notice delivered shall be deemed to have been given and received on the first business day following the date of delivery. Any notice mailed shall be deemed to have been given and received on the fifth business day following the date it was posted, unless between the time of mailing and actual receipt of the notice there shall be a mail strike, slow-down or other labour dispute which might affect delivery of the notice by mail. In such event, the notice shall be effective only if actually delivered.

7.

Modification: Amendments: Entire Agreement.

This Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Except as set forth in your Employment Agreement, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

8.

Governing Law.

This Agreement shall be governed by and interpreted in accordance with the laws of California.

9.

Validity.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

10.

No Employment or Service Contract.

Nothing in this Agreement shall confer upon you any right to continue in the employment of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or you, which rights are hereby expressly reserved by each, to terminate your employment at any time for any reason whatsoever, with or without cause.

7

10.

Arbitration.

Any dispute or controversy arising under or relating to this Agreement shall be resolved exclusively by impartial arbitration in San Diego County, California, under the auspices of the American Arbitration Association in accordance with California law.  The parties hereby waive any right to trial by judge or jury.  The parties shall bear their own costs and attorneys’ fees except as provided otherwise by applicable law.

If the foregoing sets forth our agreement on this matter, kindly sign and return to the Company a copy of this letter.

Yours truly,
MICROLOGIX BIOTECH INC.

By:

James M. De Mesa, President and

Chief Executive Officer

Accepted and agreed to by Neil Howell, this ____ day of ___________, 2004.

Neil Howell

SCHEDULE D

BUSINESS OF THE COMPANY

“Micrologix’s Business" shall mean the business of research, development, regulatory approval and marketing of products for the prevention, diagnosis and treatment of diseases in humans or animals carried on by the Company, directly or indirectly, whether alone, under an agreement with or in collaboration with any other person. “Micrologix’s Business" shall include the business carried on by MitoKor, Inc. at the time of the Merger.

SCHEDULE E

Attached is a copy of the Promissory Note from MitoKor, dated May 15, 2001, and signed by Neil Howell.

SCHEDULE F

SECTION 2870

CALIFORNIA LABOR CODE

Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used, and which was developed entirely on the employee’s own, time, and:

a)

which does not relate to the business of the employer or to the employer’s actual or demonstrably anticipated research or development or

b)

which does not result from any work performed by the employee for the employer.

Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

PERSONAL & CONFIDENTIAL

April 12, 2004

[XXXX]

Dear Dr. Dykens:

SECTION 12.RE: CONTRACT OF EMPLOYMENT

Please accept this letter as confirmation of our offer of employment to you on the following terms and conditions:

POSITION

Your position will be Senior Director, Technology Development (San Diego), reporting to the Sr. Vice President Science and Technology and Chief Scientific Officer (Vancouver), or other person as designated by the Company, and your responsibilities may include, but are not limited to those outlined in the attached Position Description, but the Company reserves the discretion to make appropriate changes in your position, reports, and responsibilities.  This Contract of Employment is with the company created by the Merger described below (the “Merged Company" but you will also have working relationships with employees of Micrologix Biotech Inc (the “Company").

Your position will be within reasonable commuting distance of San Diego, California.  It is expected that you will be required to travel occasionally in the carrying out of your responsibilities.  All such travel will be at the expense of the Merged Company and will be carried out in keeping with established travel guidelines.

COMMENCEMENT DATE

The commencement date of your employment will be the effective date of the merger (the “Commencement Date") between MitoKor Inc and MBI Acquisition Corp. (the “Merger")  Prior to the Commencement Date it is anticipated that pursuant to the terms of the Merger including Section 4.2 and Exhibit • you will remain employed by MitoKor. On the Commencement Date any present employment or similar agreement between you and MitoKor will terminate without severance and will be replaced with this Contract of Employment.  Should the Merger not be completed, for any reason, then this offer and contract of employment is null and void.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

SALARY

You will be paid on the basis of [XXXX] per annum base earnings (salary) with twice monthly pay cheques.  All required statutory deductions will be made.  Your base earnings will be reviewed annually.  This review shall not necessarily result in an increase in your base earnings.

Under the Company’s Results Compensation Program you are eligible to earn up to an additional [XXXX] of the amount of base earnings you earn during the relevant period. Results earnings are evaluated semi-annually based on individual and corporate performance which includes the achievement of objectives established by the Company.  Your results earnings eligibility level is comprised of the following:

  up to [XXXX] of your base earnings through the individual component up to [XXXX] of your base earnings through the corporate component

Since the Results Compensation Program is intended to reward overall contributions made during the plan year, you must be actively employed by the Merged Company, and not have given notice, at the time of the respective payouts under this program. You will not be entitled to any pro-rata payment in the event your employment ends prior to the plan year. This letter outlines general Results Compensation information and eligibility. You will be provided with additional information on Results Compensation after you join the Merged Company.

STOCK OPTIONS

You will be granted an option to purchase [XXXX] common shares pursuant to the terms of the 2000 Micrologix Incentive Stock Option Plan.  A copy of the plan has been included with this letter for your reference.  Subject to regulatory approval, the exercise price will be based on the average closing price of the Company’s common shares for the five trading days immediately preceding the date of grant (date of grant will be the date definitive agreement is signed between Micrologix and Mitokor). The vesting schedule for the option will be as follows: [XXXX] shares will vest on the Commencement Date and [XXXX] shares will vest on each of the first, second and third anniversaries of the Commencement Date.  Each tranche of the option is exercisable for a period of 5 years from the date vested.  You will be advised, in writing, of the exercise price once you join the Merged Company.

This option grant is based upon your MitoKor option grants being null and void.  Please contact a representative of MitoKor if you have any questions about your Mitokor stock options.

COMPLIANCE WITH EMPLOYEE & INSIDER TRADING GUIDELINES

As a result of your position with the Merged Company, you are subject to the Company’s employee and insider trading guidelines for its employees, consultants, officers and directors including any trading blackouts set by the Company.  The Company may from time to time modify the trading guidelines as are considered by the Company, in its discretion, prudent and necessary for a publicly listed company.  It is a term of your employment that you comply with such guidelines. A copy of the current employee and insider trading guidelines is attached as Exhibit A.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

BENEFITS

The Merged Company will make reasonable efforts to provide you with group health benefits including medical and dental.  If the Merged Company is unable to provide such group benefits then the Merged Company will reimburse you for the cost of your obtaining medical and dental coverage. If the reimbursement option is required, then reimbursements will be provided in such a way as to ensure that you receive a post tax amount not to exceed USD$ • per month [NTD: Jim, we are still reviewing this; additionally once you have info on what you can do under your wife’s plan please advise].  The premiums for any dependent coverage provided by the Merged Company will be shared with you as follows:  the Merged Company will pay 75% of the premiums for dependent coverage and you will pay the remaining 25%.  Your share will be deducted from your pay.

Upon approval, you may attend training courses, workshops, conferences and seminars paid for by the Merged Company.

TIME OFF

The Merged Company has agreed that you may take twenty (20) working days paid vacation per annum.  Accrual of vacation entitlement is based on the Company’s fiscal year (1 May to 30 April) and must be taken within twelve months of earning it. Unused vacation may be carried over from year to year, but at no time can you accrue more than thirty-five (35) days of unused vacation.  Once that limit is reached, no further vacation accrues until you have used some or all of your accrued vacation.

This vacation entitlement is in addition to the following ten paid holidays:

1.

January 1

2.

Washington’s Birthday

3.

Memorial Day

4.

July 4

5.

Labor Day

6.

Veterans Day

7.

December 25

8.

Boxing Day

9.

Martin Luther King’s Birthday

10.

Thanksgiving Day

The Company’s practice currently provides up to five days of paid sick leave in any twelve month period.  Absences in excess of five days in any twelve month period are unpaid.  Sick leave cannot be accumulated and is not paid out if not taken.

The Company’s practice also currently provides up to five days of paid Bereavement Leave for the death of an immediate family member and paid Jury Duty Leave.  You are also be eligible for any other statutory unpaid leaves that are required by law in California such as Family Medical Leave, Family Leave, Voting Time Off, School Visitation Leave, and Military Leave.  Further details of leave availability and eligibility will be available in the employee handbook which will be prepared following the Merger.

TERMINATION OF EMPLOYMENT

The Merged Company is an at-will employer, and cannot guarantee employment for any specific duration.  You are free to quit, and the Merged Company is entitled to terminate your employment at any time, with or without cause or prior warning.  This provision supersedes all prior agreements and understandings between us concerning termination of employment, and it can be changed or revoked only in a formal written contract signed by you and the President of the Company or his/her designate.

Severance Provision:  If within one year after the Commencement Date the Merged Company requires you to relocate or commute more than 45 miles outside the San Diego area or eliminates your position, you shall have the right to terminate your employment with the Merged Company and the Merged Company shall (i) pay you your base salary for up to [XXXX] following your date of termination, and (ii) either continue your benefits for [XXXX] from the date of termination or pay you an amount, after taxes, equivalent to the cost of such benefits to the Merged Company.  You will be responsible for continuing to pay any employee portion of the benefits premiums during this period.

Should your terminate your employment as outlined in the Severance Provision above,  you will have a duty to seek out alternate employment.  If you obtain a new source of remuneration for full time personal services, whether through an office, new employment, a contract for you to provide consulting or other personal services, or any position analogous to any of the foregoing, the payments and benefits outlined above under Severance Provision, shall terminate forthwith on the date of commencement of such office, employment, contract or position.

YOUR PERSONAL INFORMATION

The Company maintains the principles of integrity and trust with respect to the privacy of personal information.  As part of this commitment, the Company will do its utmost to protect the privacy of all its employees, personal information provided by you to the Company, and personal information received by the Company from other sources at all times during and after your employment with the Company.  To ensure this commitment, the Company agrees to comply in all material respects with all applicable privacy laws, and, in particular, the Personal Information Protection Act (PIPA) of British Columbia, Canada.

The Company will collect and use personal information for the following purposes:

  To administer compensation, benefits, incentives, departures, time off, and other employee programs, for example, bank account information is required for direct deposit of pay cheques, personal information, including age, marital status, health information is required by and provided to the providers and broker of the health benefits, etc.

  To meet statutory, common law, and other regulatory requirements, for example, information required during the immigration process, accident investigations for Workers Compensation Board, data collection during clinical trials, and disclosure requirements of the BC Securities Act and TSX Guidelines as a result of being a public company.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

  To manage the workforce (including employees, consultants, and other third party service providers), for example, interviewing, verifying credentials, reference checks, making staffing and succession decisions, training and development, performance evaluations, assessing ability to meet business objectives, managing performance issues, terminations and severance, personal credit card used for business expenses, etc.

  To administer the management of our business strategy and operations, for example, due diligence pre and post mergers and acquisitions, employee transfers, business planning, strategy development, etc.

If you have any questions or concerns on how your personal information is being collected, disclosed, or stored at the Company, please contact me as I am the Company’s Privacy Officer.  For additional information on privacy within the Company, please see the Micrologix’ Privacy Guidelines.

ARBITRATION

Any dispute or controversy arising under or relating to this Agreement shall be resolved exclusively by impartial arbitration in San Diego County, California, under the auspices of the American Arbitration Association, in accordance with California law.  Both parties hereby waive the right to trial by judge or jury.  The parties shall bear their own costs and attorneys’ fees except as specifically provided otherwise by applicable law.

CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS

As an employee of the Merged Company, you will become privy to confidential financial and technical information relating to Micrologix’s Business.  For the purposes of this letter, “Micrologix’s Business" shall mean the business of research, development, regulatory approval and marketing of products for the prevention, diagnosis and treatment of diseases in humans or animals carried on by the Company and the Merged Company, directly or indirectly, whether alone, under an agreement with or in collaboration with any other person. “Micrologix’s Business" shall include the business carried on by MitoKor, Inc. at the time of the Merger and thereafter.

A condition of your employment will be your willingness to enter into an agreement in respect of confidentiality, and assignment of inventions acceptable to the Company. You acknowledge that such information is entirely the property of the Company, and you agree not to use that information for any purpose outside of your employment with the Merged Company either during or after the term of such employment. This provision shall not apply to any invention or discovery that you are entitled to retain under California Labor Code section 2870, a copy of which is attached as Exhibit B. Two copies of this agreement are enclosed for your review.

If you are prepared to undertake employment with the Merged Company on the terms set out in this letter, please indicate your acceptance by signing the signature pages of this letter and the confidentiality agreement. Please have both copies of the confidentiality agreement witnessed as provided for on the signature page.   Kindly return signed copies of this letter and the confidentiality agreement as soon as possible to me.   Please keep the second copy of these documents for your files.  If you have any questions please contact me at (604) 221-9666 ext 237.

We look forward to welcoming you as a member of our Team.

TIME LIMIT ON OFFER OF EMPLOYMENT

We need to receive your written acceptance and a firm commitment to accept this Contract of Employment, contingent on the successful completion of the Merger, on or before 5:00pm, PST, on Monday April 12, 2004.

If, by that time, we do not receive your written acceptance, our offer of employment will be, unfortunately, withdrawn.

Yours sincerely,

Catherine Malone

Director, Human Resources

Micrologix Biotech Inc.

c.c.  P. Bradley, Controller, (re Stock Options)

        D. Nielsen, Accounting Supervisor, (re Payroll)

I, James Dykens, hereby accept the offer of employment with the Merged Company on the terms set out in this letter.

DATED this  _______ day of, ________________ 2004

James Dykens

POSITION DESCRIPTION

POSITION:

SENIOR DIRECTOR, TECHNOLOGY DEVELOPMENT (San Diego)

DIRECT

RELATIONSHIP:

SR. VICE PRESIDENT, SCIENCE AND TECHNOLOGY, AND CHIEF SCIENTIFIC OFFICER

POSITION LEVEL:

MEMBER OF THE SCIENTIFIC LEADERSHIP TEAM

POSITION SUMMARY:

The Senior Director, Technology Development (San Diego) is primarily responsible for activities to support and accelerate the characterization and advancement of compounds in the company’s programs in aging, degenerative and metabolic diseases.  As a member of the Scientific Leadership Team, the person in this position is expected to obtain outstanding results by leading and developing a strong team of internal and/or external research.

ROLES AND RESPONSIBILITIES:

Leads and develops the Technology Development Function at the San Diego location: Manages pharmacology and non-clinical development of potential treatments for diseases of aging as well as degenerative and metabolic diseases.  Works closely with the Vancouver Technology Development Team to maximise use of internal resources. Identifies external resources to conduct specific studies to characterize and select candidates for formal development

Directs the activities of the Technology Development Function at the San Diego location: Develops strategies to ensure effective achievement of objectives.  Monitors and evaluates the completion of tasks and projects.  Develops and manages a departmental budget.  As a member of the Scientific Leadership Team contributes to establishing scientific direction and prioritization of MBI preclinical programs.

Leads the establishment of corporate research collaborations and the securing of academic and/or government grants:  Assumes the business development activities associated with securing various grant awards for the advancement of selected programs.  Works with Business Development in Vancouver to establish corporate collaborations on selected programs.

  Other activities:  May be involved in other activities as required such as establishing guidelines, writing and reviewing manuscripts,  and investigating patent issues.  May also be involved in obtaining research grants from public and private non-profit organizations.

DESIRED SKILLS & TRAITS:

  A minimum of 5 years of management-level responsibility for, and experience in, biological research within the biotech/pharma industry is essential.

  PhD in biology or other related scientific discipline with an extensive publication record and a proven track record of leading a team is required.

  Must be well-organized and able to produce outstanding results that are consistent with the company’s goals and objectives.

  A consummate team player focus with a positive, “Whatever It Takes" attitude.

  Strong leadership and management ability, proven experience mentoring and developing scientific personnel is a must.

  Comfortable empowering members of a team, delegating responsibility and authority to outstanding performers.

  Solid communication and team-building skills.

  Extreme integrity, honesty, and commitment traits.

  A personal and professional “continuous improvement" philosophy

EXHIBIT A

MICROLOGIX BIOTECH INC.

EMPLOYEE & INSIDER TRADING GUIDELINES

I

General Guideline

No employee or “insider" of Micrologix may purchase or sell Micrologix shares (or influence or cause others to do so) based on non-public information which, if publicly disclosed, could reasonably be expected to influence someone to sell or purchase Micrologix shares.

In the normal course of Micrologix’s business, there are three kinds of information that are relevant to the above General Guideline:

  Information about clinical results and research programs

  Information about industry partnerships/strategic alliances.

  Financial information, usually relating to quarterly results

In order to avoid the appearance of impropriety, Micrologix's policy is that employees and “insiders" notify the Vice-President, Finance or President regarding their intentions to exercise options, buy shares, or sell shares 48 hours prior to execution.

The General Guideline is applicable to all employees and “insiders".  If you have any questions as to the applicability of this guideline please contact the Vice-President Finance or the President.

“Insiders" are defined under securities legislation as the directors and officers of Micrologix and all persons who own and/or control 10% or more of Micrologix’s shares.  These persons are presumed, because of their positions with the Company, to be more likely to have access to confidential information.

II

Blackout Periods

As a matter of prudent practice, all employees and Insiders are required to refrain from purchases or sales of Micrologix’s shares during the following periods (“blackout periods"):

Quarterly Results:

The period commencing two business days prior to the release of quarterly results and ending two business days after the date of such release.  (Note:  Quarterly financial results are made after the end of each quarter following board approval.  The Vice-President, Finance will advise all employees and “Insiders" of the relevant dates in advance of each quarterly announcement).

Business Milestones:

The President or the Vice-President, Finance will announce from time to time the dates of any blackout periods, generally commencing on or about the date when important news, such as clinical trial results or strategic alliances, becomes known within the Company, and ending two business days after the date of the relevant news release.

Exceptional Events:

The President or the Vice-President, Finance may in their discretion impose a blackout period in light of any pending news release relating to a significant event.  The blackout period will normally terminate two business days after the date of the relevant news release.

Prior to such Blackout Periods, management will limit access to information of the nature described above to those individuals that need to know in order to perform their duties and to bring the matter to completion.  Such individuals are expected to adhere to the General Guideline.

III

Insider Reporting

Securities laws across Canada require Insiders to file with the applicable Securities Commissions reports in prescribed form of all purchases or sales of Micrologix’s shares or grant or exercise of options within 10 days of the date of the transaction.

Insiders are individually responsible for compliance with insider reporting requirements.  Instructions for filing of insider reports are available from the Executive Assistant to the Vice-President, Finance. Upon request, the Company will assist Insiders with filing their reports; however, Insiders are reminded that it is their responsibility to notify the Company when a reportable transaction occurs.

EXHIBIT B

SECTION 2870

CALIFORNIA LABOR CODE

Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used, and which was developed entirely on the employee’s own, time, and:

a)

which does not relate to the business of the employer or to the employer’s actual or demonstrably anticipated research or development or

b)

which does not result from any work performed by the employee for the employer.

Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

EXHIBIT F

MICROLOGIX CONSULTING AND CONFIDENTIALITY AGREEMENT

TABLE OF CONTENTS

Article 1 Interpretation

2

1.1

Definitions

2

Article 2 Appointment of Consultant

4

2.1

Engagement

4

2.2

Services

4

2.3

Term

5

2.4

Performance of Services

5

Article 3 Compensation

5

3.1

Fee For Services

5

3.2

Stock Options

5

3.3

Expenses

6

3.4

Travel Arrangements

6

3.5

Method of Payment

6

3.6

Taxes

7

3.7

Compliance with Employee and Insider Trading Guidelines

7

Article 4 Confidentiality

7

4.1

Basic Obligation of Confidentiality

7

4.2

Non-disclosure

8

4.3

Taking Precautions

8

4.4

Micrologix’s Ownership of Confidential Information

8

4.5

Control of Confidential Information and Return of Information

8

4.6

Purpose of Use

8

4.7

No Warranty

9

4.8

No Conflict with Consultant’s Other Obligations

9

Article 5 Rights to Inventions and Discoveries

9

5.1

Ownership of Work Product

9

5.2

Confidentiality of Work Product

10

5.3

Further Assurances

10

Article 6 Termination

10

6.1

Termination

10

6.2

Survival of Obligations

10

Article 7 General Provisions

11

7.1

Amendment

11

7.2

Assignment

11

7.3

Conflicts of Interest

11

7.4

Counterparts; Facsimile

11

7.5

Equitable Remedies

11

7.6

Entire Agreement

12

7.7

Enurement

12

7.8

Force Majeure

12

7.9

Further Acts

12

7.10

Governing Law

12

7.11

Headings

12

7.12

Independent Contractors

12

7.13

Notice

12

7.14

Privacy Protection

13

7.15

Publicity

13

7.16

Severability

13

7.17

Waiver

13

7.18

Arbitration

13

SCHEDULE A – PRIVACY PROTECTION

14

SCHEDULE B – CONFLICTING OBLIGATIONS

16

EXHIBIT A – EMPLOYEE & INSIDER TRADING GUIDELINES

17

EXHIBIT B – SECTION 2870 CALIFORNIA LABOR CODE

19

MICROLOGIX CONSULTING AND CONFIDENTIALITY AGREEMENT

THIS AGREEMENT is made as of the 15th day of April, 2004

BETWEEN:

MICROLOGIX BIOTECH INC.
BC Research Building
3650 Wesbrook Mall
Vancouver, B.C.
V6S 2L2 CANADA
Telephone: (604) 221-9666
Facsimile: (604) 221-9688
(“Micrologix")

OF THE FIRST PART

AND:

WALTER H. MOOS, PH.D
[XXXX]
(“Consultant")

OF THE SECOND PART

WHEREAS Micrologix (“the Company") wishes to obtain the services of Consultant to provide consulting services to Micrologix and Consultant wishes to provide such services to Micrologix on the terms and conditions set out in this Agreement;

WHEREAS Consultant may also serve as a member of the board of directors of Micrologix, the terms and compensation of which will be the subject of a separate agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

SECTION 13.Interpretation

Definitions

“Confidential Information" shall mean and include any information that is not generally known to the public or to other persons who are not bound by obligations of confidentiality to Micrologix or MitoKor and:

(i)

from which Micrologix derives economic value, actual or potential, from not being generally known; or

(ii)

in respect of which Micrologix otherwise has a legitimate interest in maintaining secrecy;

and which, without limiting the generality of the foregoing, shall include:

(iii)

all information in respect of which Consultant owes a duty of confidence to MitoKor;

(iv)

all information relating to Micrologix’s Business, and to all other aspects of Micrologix’s or MitoKor’s structure, personnel, and operations, including financial, marketing, advertising and commercial information and strategies, customer lists, compilations, agreements and contractual records and correspondence; programs, devices, concepts, inventions, designs, methods, processes, data, know-how, unique combinations of separate items that individually may or may not be generally known and items provided or disclosed to Micrologix or MitoKor by third parties subject to restrictions on use or disclosure; and

(v)

all information pertaining to actual or potential products for the prevention, diagnosis and treatment of diseases in humans or animals and their formulations and all other proprietary information licensed to, acquired, used or developed by Micrologix or MitoKor in their respective research and development activities including but not restricted to information in respect of laboratory procedures and techniques, recombinant DNA strategies, protein engineering, protein folding and composition, synthesis, biochemical and other scientific strategies and concepts, designs, know-how, information, material, formulas, methodologies, techniques, formulations, compositions, compounds, processes, research data, inventions and proprietary rights in the nature of copyrights, patents, patent applications, trademarks and industrial designs and all analyses, compilations, data, studies, reports or other documents prepared or derived therefrom; and

(vi)

all information provided by Micrologix’s or MitoKor’s agents, consultants, lawyers, contractors, licensors or licensees and relating to Micrologix’s Business;

but excluding any such information:

(vii)

that Consultant can demonstrate was possessed by Consultant prior to receipt from Micrologix or MitoKor, other than through prior disclosure by Micrologix or MitoKor;

(viii)

published or available to the general public otherwise than through a breach of this Agreement or another agreement of confidentiality with Micrologix or MitoKor;

(ix)

obtained by Consultant from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation, directly or indirectly, to Micrologix or MitoKor;

(x)

that Consultant can demonstrate was independently developed by Consultant or Consultant’s employees, agents or consultants who had no knowledge of or access to Micrologix’s or MitoKor’s Confidential Information;

(xi)

disclosed by Consultant with the prior written approval of Micrologix; or

(xii)

required, in the reasonable and unqualified opinion of Consultant’s legal counsel, to be disclosed by operation of law or the requirement of a governmental agency, provided that

(A)

Consultant shall have promptly notified Micrologix prior to any such disclosure and Micrologix shall have been given the opportunity to oppose such disclosure by Consultant by seeking a protective order or other appropriate remedy, or waive compliance with the provisions of this Agreement,

(B)

Consultant shall disclose only that portion of the Confidential Information legally required to be disclosed, and

(C)

Consultant will exercise all reasonable efforts to maintain the confidential treatment of the Confidential Information.

 “Micrologix’s Business" shall mean the business of research, development, regulatory approval and marketing of products for the prevention, diagnosis and treatment of diseases in humans or animals carried on by the Company, directly or indirectly, whether alone, under an agreement with or in collaboration with any other person. For the purposes of this Agreement, “Micrologix’s Business" shall include the business carried on by MitoKor at the time of MitoKor’s acquisition by Micrologix.

“Merger Agreement" means the Agreement and plan of Merger and Reorganization among Micrologix Biotech Inc, MBI Acquisition Corp., and MitoKor Inc dated April 15, 2004.

“Person" means any individual, partnership, firm or corporation.

“Representative" means any director, officer, employee, agent, lawyer, accountant or other professional advisor of Micrologix.

“Services" has the meaning set out in Section 0.

“Work Product" has the meaning set out in Section 0.

SECTION 14.Appointment of Consultant

Engagement

Micrologix hereby engages Consultant to provide consulting services to Micrologix on the terms and conditions set out in this Agreement (the “Services"), commencing on the date of the successful completion of the acquisition of MitoKor by Micrologix (the “Commencement Date"). It is anticipated that pursuant to Section 4.2 of the Merger Agreement and Exhibit F thereto (Exhibit F is a copy of this Consulting and Confidentiality Agreement) that the Consultant shall remain employed by MitoKor in his current role up to the Commencement Date. On the Commencement Date, Consultant’s employment with MitoKor shall terminate, and Consultant shall not be entitled to any severance pay from MitoKor other than what he has earned for services rendered through the date of termination including that certain management bonus if approved by MitoKor stockholders.

Services

The Services to be provided by Consultant hereunder shall include, without limitation, advice and consulting services as requested by the President and Chief Executive Officer of Micrologix or his delegate, relating to:

2.2.1

providing scientific and management advice relating to the MitoKor technologies, including assisting with the preparation of development plans for these technologies;

2.2.2

 presentations and meetings with potential investors in Micrologix; and

2.2.3

  such other tasks as mutually agreed between the Consultant and Micrologix’s President and CEO

Consultant shall participate in meetings with Micrologix’s personnel or with others on behalf of Micrologix, either by teleconference or in person, as reasonably requested by Micrologix. Consultant acknowledges that the amount of Services to be provided by Consultant under this Agreement will be dependent on Micrologix’s need for Consultant’s expertise and while the parties contemplate that the Services will require an average of approximately one-half of Consultant’s working time during the initial six month period, this Agreement does not guarantee any minimum or maximum amount of Services by Consultant.

Term

Consultant’s Services under this Agreement shall continue for a period of three years following the Commencement Date unless otherwise agreed in writing (the “Term"). Upon completion of the first six months of the Term (the “Initial Six Months"), Consultant and the President and Chief Executive Officer of Micrologix shall discuss in good faith the Services to be provided by Consultant, but unless otherwise agreed in writing, Consultant shall continue to be available to render Services as reasonably requested on a per diem basis after the Initial Six Months. Consultant’s Services under this Agreement shall be subject to termination as provided in Section 6 of this Agreement.

Performance of Services

Consultant shall perform the Services in a competent, workmanlike fashion and in accordance with customary industry standards. Consultant will perform the Services at Consultant’s own premises, with travel to Micrologix’s locations or at such other locations as may be agreed between Consultant and the Company.

SECTION 15.Compensation

Fee For Services

During the Initial Six Months, Consultant shall be available as reasonably requested to render Services to Micrologix for approximately two weeks per month and the Consultant will be compensated at a rate of US $12,500 per month.

After the Initial Six Months, the Consultant will be available as reasonably requested on a per-diem basis and the Consultant shall be compensated at a rate of US $200/hr (US $1,600/day) for services performed at the request of Micrologix.

Consultant shall also be entitled to a bonus not to exceed [XXXX] in the event Micrologix is successful in securing financing for a new infusion of capital within the Initial Six Months, provided Consultant has fulfilled his obligations under this Agreement and that Micrologix will have received the funds from such financing (actual receipt of the funds can occur after the Initial Six Months). Micrologix and Consultant will make every reasonable good faith effort to promote the search and completion of such financing. The amount of such bonus will be: (i) [XXXX] of a financing less than US$10 million in gross proceeds; or (ii) [XXXX] of a financing of US$10 million or more in gross proceeds to Micrologix, subject to a maximum of [XXXX].

Stock Options

Consultant will be granted stock options to purchase 250,000 Micrologix common shares in accordance with the Micrologix 2000 Stock Option Plan and the stock option agreement to be entered into by Consultant.  The date of grant of this option will be the date of the Merger Agreement and the exercise price will be based on the average trading price of Micrologix’ common shares preceding the date of grant in accordance with Micrologix’ 2000 Stock Option Plan. Such stock options shall vest as follows during the period that Consultant continues to render services to Micrologix as provided in this Agreement or as a member of the board of directors of Micrologix and remains eligible for vesting under the 2000 Micrologix Stock Option Plan:

(i)

150,000 over three years at the rate of 37,500 on the Commencement Date and 37,500 annually thereafter on the first, second and third anniversaries of the Commencement Date;

(ii)

50,000 upon the successful completion of a financing of US$10 million or more for which a bonus pursuant to Section 3.13 is payable by Micrologix to the Consultant;

(iii)

50,000 at the rate of 2,500 for every US$100,000 of milestones achieved pursuant to Section 1.5(e) of the Merger Agreement; and

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(iv)

if the 50,000 stock options do not vest pursuant to Section 3.2.1.2 then 50,000 at the rate of 2,500 for every US$100,000 of milestones after the first $2,000,000 of milestones achieved pursuant to Section 1.5(e) of the Merger Agreement.

 An option agreement incorporating these and other terms of the option will be prepared for Consultant’s review and signature.

Expenses

Micrologix agrees to reimburse Consultant for all reasonable, necessary, and properly documented out of pocket expenses and business expenses incurred by Consultant in carrying out the Services requested by Micrologix in accordance with Micrologix’s policies and practices concerning business expense reimbursement. Such expenses will not include items that are for use by Consultant for business other than Micrologix business unless agreed to in advance in writing by Micrologix. Consultant shall submit timely and proper expense reimbursement requests for review and approval on a monthly basis.

Travel Arrangements

Unless otherwise agreed by the parties, Consultant or Micrologix will make travel arrangements required for attendance by Consultant, in person, at any meeting with Micrologix’s personnel or third parties where the attendance of Consultant is requested in writing by Micrologix.  Travel arrangements, whether made by Consultant or Micrologix, will be made in keeping with the Company’s Travel Guidelines.  Micrologix will inform Consultant from time to time if the Travel Guidelines change.

Method of Payment

The fees in Section 3.1.1 and Section 3.1.2 will be payable monthly provided that the Consultant has delivered to the Company an invoice providing reasonable detail of the time worked for the applicable month (during Initial Six Months details of hours are not required on the monthly invoice). Payments will be made within 10 business days of receipt of the invoice.

The bonus in Section 3.1.3, if any, will be payable to the consultant within 10 business days of the Company’s receipt of the financing proceeds. If any portion of the financing proceeds is subject to escrow conditions, any portion of the bonus pertaining to the escrowed funds would only become payable to the Consultant upon the release of the escrowed funds to the Company.

Micrologix shall deliver payments to Consultant at the address provided on the first page hereof, unless otherwise instructed by Consultant.

Taxes

Consultant shall be responsible for the payment of all income taxes or other taxes whatsoever now or hereafter payable in connection with any remuneration, compensation and reimbursement whatsoever provided under this Agreement by Micrologix and Consultant shall indemnify and hold Micrologix harmless from and against all assessments, claims, liabilities, costs, expenses and damages that Micrologix may suffer or incur with respect to any such taxes.

Compliance with Employee and Insider Trading Guidelines

As a result of your position with the Company, you are subject to the Company’s employee and insider trading guidelines for its employees, consultants, officers and directors including any trading blackouts set by the Company.  The Company may from time to time modify the trading guidelines and restrictions as are considered by the Company, in its discretion, prudent and necessary for a publicly listed company.  It is a term of your engagement as a consultant of the Company that you comply with such guidelines and restrictions. A copy of the current Employee and Insider Trading Guidelines is attached as Exhibit A.

SECTION 16.Confidentiality

Basic Obligation of Confidentiality

Consultant hereby acknowledges and agrees that in the course of Consultant’s involvement with Micrologix, Micrologix may disclose to Consultant or Consultant may otherwise have access or be exposed to Confidential Information. Micrologix hereby agrees to provide such access to Consultant and Consultant agrees to receive and hold all Confidential Information on the terms and conditions set out in this Agreement. Except as set out in this Agreement, Consultant will keep strictly confidential all Confidential Information and all other information belonging to Micrologix that Consultant acquires, observes or is informed of, directly or indirectly, in connection with Consultant’s involvement, in any capacity, with Micrologix and will not, without Micrologix’s prior written consent, disclose any Confidential Information or recollections thereof to any Person.

Non-disclosure

Unless Micrologix first gives Consultant written permission to do so, Consultant will not at any time, either during or after Consultant’s involvement in any capacity with Micrologix:

use or copy Confidential Information or Consultant’s recollections thereof; or

publish or disclose Confidential Information or Consultant’s recollections thereof to any Person other than Micrologix or its employees who are under an obligation of confidentiality with Micrologix; or

permit any Confidential Information to be used, copied, translated or adapted for any purpose other than the fulfilment of Consultant’s responsibilities in this Agreement or as a member of the board of directors of Micrologix.

Taking Precautions

Consultant will take all reasonable precautions necessary or prudent to prevent material in Consultant’s possession or control that contains or refers to Confidential Information from being discovered, used or copied by third parties.

Micrologix’s Ownership of Confidential Information

As between Consultant and Micrologix, all right, title and interest in and to the Confidential Information is and shall remain Micrologix’s property.

Control of Confidential Information and Return of Information

All physical materials containing Confidential Information, whether or not produced or prepared by Consultant, including, without limitation, memoranda, drawings, plans, samples, accounts, reports, financial statements, estimates, computer files and materials prepared in the course of Consultant’s responsibilities to or for the benefit of Micrologix, shall belong to Micrologix. Consultant further agrees that, upon written request from Micrologix at any time, Consultant shall:

return to Micrologix all original copies of the Confidential Information; and

destroy any and all copies or other reproductions or extracts thereof and all other documents, memoranda, notes and other writings prepared by or for Consultant based on the Confidential Information.

Consultant is not granted any licence or other rights to any of the Confidential Information except as expressly set out in this Agreement.

Purpose of Use

Consultant will use the Confidential Information only for the purposes of fulfilling Consultant’s responsibilities as an advisor of Micrologix or as authorised or directed by Micrologix.

No Warranty

All Confidential Information provided by Micrologix under this Agreement is provided “AS IS" and without any warranty, express, implied, or otherwise, regarding its accuracy or performance. Consultant hereby acknowledges that Micrologix makes no express or implied representation, whether directly or indirectly, to Consultant as to the accuracy or completeness of any of the Confidential Information. Neither Micrologix nor any of Micrologix’s Representatives shall have any liability to Consultant or any other Person of any nature or kind whatsoever, directly or indirectly, resulting from or arising out of the furnishing to Consultant or the use made by Consultant of any of the Confidential Information.

No Conflict with Consultant’s Other Obligations

Consultant represents that Consultant has no agreements with or obligations to others with respect to the matters covered by this Agreement or concerning the Confidential Information that are in conflict with anything in this Agreement except as disclosed in Schedule B to this Agreement. Consultant represents that Consultant’s performance of the terms of the Agreement does not and will not conflict with the terms of any agreement to keep in confidence proprietary information and trade secrets acquired in confidence or in trust prior to Consultant’s advisory relationship with Micrologix. Consultant will not disclose to Micrologix, or induce Micrologix to use, any confidential or proprietary information or material belonging to any third party.

SECTION 17.Rights to Inventions and Discoveries

Ownership of Work Product

Consultant agrees that all inventions, discoveries, improvements, processes, technology and know-how (whether or not patentable and whether or not reduced to practice) and all works of authorship arising directly or indirectly from the performance of Services under this Agreement; or

which Consultant may conceive or make (either alone or jointly with others) while providing services under this Agreement, during the term of this Agreement with Micrologix, and which relate to the field in which services are to be performed under this Agreement and any rights to any registrations of intellectual property interests in same (“Work Product") shall be the sole property of and are hereby assigned exclusively to Micrologix, and Consultant shall promptly disclose same to Micrologix. All original works of authorship which are made by Consultant (solely or jointly with others) in the course of Consultant’s performance of services under this Agreement and which are able to be protected by copyright are “works made for hire," as that term is defined in the United States Copyright Act. Consultant's obligations pursuant to this SECTION 17 shall survive termination of this Agreement, and continue in full force and effect for a period of two years after the effective date of such termination. This provision shall not apply, however, to any invention or discovery that Consultant is entitled to retain pursuant to California Labor Code section 2870, as applicable, a copy of which is attached as Exhibit B. It is understood that the Consultant may provide services in the field to other companies, and that he may serve on other boards of directors, provided he does not permit any Confidential Information to be used, copied, translated or adapted for any purpose other than the fulfilment of Consultant’s responsibilities in this Agreement or as a member of the board of directors of Micrologix.

Confidentiality of Work Product

All Work Product shall be treated by Consultant as Confidential Information of Micrologix in accordance with the terms of this Agreement.

Further Assurances

Whenever requested by Micrologix, Consultant shall execute patent applications and copyright registrations and such other documents considered necessary by Micrologix or its counsel to apply for and obtain letters, patents and copyright registrations in any or all countries, as Micrologix may deem advisable, or to otherwise protect for the benefit of Micrologix any Work

Product. Consultant shall also make such assignments and execute such other instruments as may be necessary to convey to Micrologix the ownership and exclusive rights in and to such Work Product. Micrologix shall bear all of the expense in connection with the obtaining of such rights. Consultant further agrees, whether or not Consultant is still providing services to Micrologix, to cooperate to the extent and in the manner reasonably requested by Micrologix in the prosecution or defense of any such patent or copyright claims or any litigation or other proceeding involving any Work Product in any country of the world, but all expenses thereof shall be paid by Micrologix.

SECTION 18.Termination

Termination

Subject to Section 0, and without limiting any rights either party may have as a result of any default by the other, Consultant’s Services during the Term of this Agreement may be terminated at any time: (i) immediately by Micrologix in the event of gross misconduct, inexcusable neglect, or other material breach of this Agreement by Consultant; (ii) immediately by Consultant in the event of a material breach of this Agreement by Micrologix; or (iii) by Consultant for convenience upon thirty (30) days written notice.  Such termination shall be effective in the manner and upon the date specified in said notice. Micrologix's sole obligation in the event of any such termination shall be to reimburse Consultant for authorized Services actually performed and expenses actually incurred by Consultant up to the effective date of termination. Consultant shall cease all use of Micrologix’s Confidential Information immediately upon termination for any reason and shall immediately deliver to Micrologix all such Confidential Information.

Survival of Obligations

The expiration or earlier termination of this Agreement through any means and for any reason shall not relieve the parties of any obligation accruing prior thereto, including, but not limited to, the obligation to pay money hereunder. Notwithstanding the expiration or earlier termination of this Agreement, the provisions of SECTION 16 and SECTION 17 shall survive the expiration or earlier termination of this Agreement and shall be without prejudice to the rights and remedies of either party with respect to the antecedent breach by the other party of any of the provisions of this Agreement.

SECTION 19.General Provisions

Amendment

No amendment, modification, supplement or other purported alteration of this Agreement shall be binding unless it is in writing and signed by Consultant and Micrologix.

Assignment

Consultant will not assign Consultant’s interest in this Agreement without the prior written consent of Micrologix.

Conflicts of Interest

Except as noted in Schedule B, Consultant represents that Consultant is not presently retained by any entity to advise on research similar to that of

Micrologix or which may lead to the manufacture or sale of products competitive with those contemplated by Micrologix to be manufactured or sold by it, and Consultant agrees that Consultant will not accept any engagement to provide such advice during the term of this Agreement without prior written approval of Micrologix. At all times during the term of this Agreement, Consultant shall promptly, fully, and frankly disclose to Micrologix, in writing:

every office and every interest in any contract or transaction Consultant may hold, whereby, directly or indirectly, a duty or interest might be created in conflict with the interests of the Company or the obligations of Consultant to Micrologix under this Agreement, and the nature and extent of any such conflict.

Counterparts; Facsimile

This Agreement may be executed by Consultant and Micrologix in counterparts with the same effect as if Consultant had signed the same document and all counterparts shall be construed together and shall constitute one and the same agreement. This Agreement may be executed by Consultant and transmitted by facsimile transmission, with the same effect as if Consultant had delivered an executed original Agreement.

Equitable Remedies

Consultant acknowledges and agrees that a breach by Consultant of any of Consultant’s obligations under this Agreement would result in damages to Micrologix that could not be adequately compensated for by monetary award. Accordingly, in the event of any such breach by Consultant, in addition to all other remedies available to Micrologix at law or in equity, Micrologix shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

Entire Agreement

This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all written or oral prior agreements or understandings with respect thereto. No party shall claim any amendment, modification, or release from any provision hereof by mutual agreement, acknowledgment or otherwise, unless in writing signed by both parties.

Enurement

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns.

Force Majeure

Neither party shall be deemed to be in default for any delay or failure to perform its obligations under this Agreement resulting from acts of God, the elements, strikes, shortage of parts, labour or transportation or any other causes beyond the reasonable control of such party.

Further Acts

Both parties hereby undertake to do such further acts and take such steps as may be reasonably required to implement the intent of this Agreement.  In this respect, Micrologix will provide for Consultant to continue to use his current MitoKor personal computer equipment and associated software and peripherals until further notice.

Governing Law

The laws of British Columbia and of Canada shall govern the interpretation of this Agreement and the rights of the parties hereunder.

Headings

The headings in this Agreement are solely for convenience of reference and shall not be used for purposes of interpreting or construing the provisions hereof.

Independent Contractors

Consultant and Micrologix are independent contractors and neither party will act as the legal agent of the other or otherwise cause the other to incur liability in any manner whatsoever. Micrologix shall have no obligation whatsoever to provide Consultant with any benefits provided by Micrologix to any of its employees.

Notice

All notices, demands, or requests required or permitted hereunder, shall be deemed properly given when sent in writing to the other party by:

hand delivery;

registered letter;

receipted commercial courier; or

electronically receipted facsimile transmission acknowledged in like manner by the recipient at the address as provided on the face page to this Agreement or to such other address as either party may, by written notice, designate to the other. All such items shall be deemed to have been given to and received by the party to whom they were addressed upon actual receipt, if by hand delivery, registered letter or commercial courier, or on the next business day following transmission, if by facsimile transmission.

Privacy Protection

The Privacy Protection schedule laid out as Schedule A to this Agreement forms an integral part of this Agreement.

Publicity

Consultant shall not, without the prior written consent of Micrologix, make or give any public announcements, press releases or statements to the public or the press regarding this Agreement or any Confidential Information.

Notwithstanding the foregoing, it is understood that the Consultant may freely describe himself as a consultant to Micrologix during the Term of this Agreement and if applicable as a member of the Micrologix board of directors.

Severability

If any provision of this Agreement is judged unenforceable by a court of competent jurisdiction for any reason whatsoever, the unenforceability shall not affect the enforceability of the remaining provisions of this Agreement and the unenforceable or invalid provision shall be severable from the remainder of this Agreement.

Waiver

No waiver by either party of any particular default or omission by the other party shall affect or impair the rights of the non-defaulting party in respect of any subsequent default or omission of the same or different kind. No indulgence by either party or any delay or failure by it to exercise any rights arising in connection with any default or omission by the other party shall affect or impair the rights of the non-defaulting party as to the same or any other default or omission.

 Arbitration

Any dispute or controversy arising under or relating to this Agreement shall be resolved exclusively by impartial arbitration in Alameda County, California, under the auspices of the American Arbitration Association, in accordance with California law.  The parties hereby waive any right to trial by judge or jury.  The parties shall be solely responsible for their respective costs and attorneys’ fees, except as specifically provided by applicable law.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

MICROLOGIX BIOTECH INC. by its authorized signatory: Per: ________________________________ Name: James DeMesa Title: President & CEO	Walter H. Moos in his personal capacity: Per: __________________________________

SCHEDULE A

PRIVACY PROTECTION

This Schedule forms part of the Consulting and Confidentiality Agreement dated

April 15, 2004 (the “Agreement")

BETWEEN:

Micrologix Biotech Inc.
BC Research Building
3650 Wesbrook Mall
Vancouver, B.C.
V6S 2L2 CANADA
Telephone: (604) 221-9666
Facsimile: (604) 221-9688
(“Micrologix")

Purpose

1.

The purpose of this Schedule is to enable Micrologix to comply with its statutory obligations under the Personal Information Protection Act with respect to “personal information", as defined in section 2 of this Schedule.

Definition of personal information

2.

In this Schedule, “personal information" means information about an identifiable individual collected or created by Consultant as a result of the Agreement or any previous agreement between Micrologix and Consultant dealing with the same subject matter as the Agreement.

Collection of personal information

3.

Unless the Agreement otherwise specifies or Micrologix otherwise directs in writing, Consultant may only collect or create personal information that is necessary for the performance of Consultant’s obligations, or the exercise of Consultant’s rights, under the Agreement.

4.

Unless the Agreement otherwise specifies or Micrologix otherwise directs in writing, Consultant must collect personal information directly from the individual the information is about.

5.

Unless the Agreement otherwise specifies or Micrologix otherwise directs in writing, Consultant must tell an individual from whom Consultant collects personal information:

(a)

the purpose for collecting it; and

(b)

on request by the individual, the position name or title and the contact information of the person designated by Micrologix to answer questions about Consultant’s collection of personal information.

Consent for the collection, use or disclosure of personal information

6.

Unless the Agreement otherwise specifies or Micrologix otherwise directs in writing, Consultant must not collect, use or disclose personal information about an individual without the consent of the individual to whom the information relates.

Withdrawal of consent

7.

If an individual provides reasonable notice to Consultant that the individual withdraws consent to the collection, use or disclosure of the individual’s personal information, Consultant must inform the individual of the likely consequences to the individual, if any, of withdrawing consent.

AND:

Walter H. Moos
724 Grizzly Terrace Drive

OAKLAND, CA

94611 USA

Telephone: (510) 848-6730
Facsimile: (510) 548-3881
(“Consultant")

8.

Consultant must not prohibit an individual from withdrawing consent to the collection, use or disclosure of the individual’s personal information, unless the withdrawal of consent would frustrate the performance of a legal obligation.

9.

If an individual withdraws consent to the collection, use or disclosure of the individual’s personal information, Consultant must stop the collection, use or disclosure of the individual’s personal information (unless it is permitted under the Act without consent).

Accuracy of personal information

10.

Consultant must make every reasonable effort to ensure the accuracy and completeness of any personal information it collects that is likely to be used by Consultant or Micrologix to make a decision that directly affects the individual the information is about or to be disclosed to another party.

Access to personal information

11.

If Consultant receives a request for access to personal information from a person other than Micrologix, Consultant must promptly advise the person to make the request to Micrologix, unless the Agreement expressly requires Consultant to provide such access, and provide the name or title and contact information of an official of Micrologix to whom such requests are to be made.

Correction of personal information

12.

Within 5 business days of receiving a written direction from Micrologix to correct or annotate any personal information, Consultant must annotate or correct the information in accordance with the direction.

13.

When issuing a written direction under section 12, Micrologix must advise Consultant of the date the correction request was received by Micrologix in order that Consultant may comply with section 14.

14.

Within 5 business days of correcting or annotating any personal information under section 12, Consultant must provide the corrected information to any party to whom, within one year prior to the date the correction request was made to Micrologix, Consultant disclosed the information being corrected.

15.

If Consultant receives a request for correction of personal information from a person other than Micrologix, Consultant must promptly advise the person to make the request to Micrologix unless the Agreement expressly requires Consultant to make the correction or annotation and provide the name or title and contact information of an official of Micrologix to whom such requests are to be made.

Protection of personal information

16.

Consultant must protect personal information by making reasonable security arrangements against such risks as unauthorized access, collection, use, disclosure, copying, modification or disposal.

Retention of personal information

17.

Unless the Agreement otherwise specifies, Consultant must retain personal information until directed by Micrologix in writing to dispose of it or deliver it as specified in the direction.

Use of personal information

18.

Unless Micrologix otherwise directs in writing, Consultant may only use personal information for the performance of Consultant’s obligations, or the exercise of Consultant’s rights, under the Agreement.

Disclosure of personal information

19.

Unless Micrologix otherwise directs in writing, Consultant may only disclose personal information to any person other than Micrologix if the disclosure is for the performance of Consultant’s obligations, or the exercise of Consultant’s rights, under the Agreement.

Inspection of personal information

20.

In addition to any other rights of inspection Micrologix may have under the Agreement or under statute, Micrologix may, at any reasonable time and on reasonable notice to Consultant, enter on Consultant’s premises to inspect any personal information in the possession of Consultant or any of Consultant’s information management policies or practices relevant to its management of personal information or its compliance with this Schedule and Consultant must permit, and provide reasonable assistance to, any such inspection.

Compliance with directions

21.

Consultant must comply with any direction given by Micrologix under this Schedule.

Notice of non-compliance

22.

If for any reason Consultant does not comply, or anticipates that it will be unable to comply, with a provision in this Schedule in any respect, Consultant must promptly notify Micrologix of the particulars of the non-compliance or anticipated non-compliance and what steps it proposes to take to address, or prevent recurrence of, the non-compliance or anticipated non-compliance.

Termination of Agreement

23.

In addition to any other rights of termination which Micrologix may have under the Agreement or otherwise at law, Micrologix may, subject to any provisions in the Agreement establishing mandatory cure periods for defaults by Consultant, terminate the Agreement by giving written notice of such termination to Consultant, upon any failure of Consultant to comply with this Schedule in a material respect.

Interpretation

24.

In this Schedule, references to sections by number are to sections of this Schedule unless otherwise specified in this Schedule.

25.

Any reference to “Consultant" in this Schedule includes any subcontractor or agent retained by Consultant to perform obligations under the Agreement and Consultant must ensure that any such subcontractors and agents comply with this Schedule.

26.

The obligations of Consultant in this Schedule will survive the termination of the Agreement.

SCHEDULE B

CONFLICTING OBLIGATIONS

Current Major Outside Activities:

Co-Founding Member, CEO's Council, Red Abbey Venture Partners, Baltimore, MD

Member, Board of Directors, Alnis BioSciences, Inc., Emeryville, CA

Member, Board of Directors, Oncologic, Inc., Richmond, CA

Member, Board of Directors, Anterion, Inc., Cambridge, MA

Member, Board of Directors, Rigel Inc. (NASDAQ:  RIGL), South San Francisco, CA

Member, Board of Directors, Keystone Symposia on Molecular and Cellular Biology, Silverthorne, CO

Member, US National Committee (a National Academy of Sciences Committee, Joint with the NRC, IUBMB, ASBMB, and ACS), Washington, DC

Adjunct Professor, School of Pharmacy, Department of Pharmaceutical Chemistry, University of California, San Francisco, CA

Section Editor, Drug Development Research, "Biotechnology and Biopharmaceuticals", Wiley-Liss, New York

Additional detail:  Rigel is a public company, Keystone is non-profit, and the other activities include private biotechnology companies.  Rigel currently works on antivirals and other therapeutics.  Alnis currently works on anticancer and infectious disease products.  Anterion is primarily a drug delivery company.  Oncologics works on anticancer therapies.  Keystone sets up and runs scientific meetings. The CEO's Council is an advisory group to Red Abbey Venture Partners, a venture capital group that is in the process of being formed.  Dr. Moos will also serve as MitoKor's Stockholder's Agent, per the Merger Agreement.  Dr. Moos serves from time to time on various academic and other committees, editorial boards, etc.  Dr. Moos intends to seek and accept full-time employment within the next 6 months.

EXHIBIT A

MICROLOGIX BIOTECH INC.

EMPLOYEE & INSIDER TRADING GUIDELINES

I

General Guideline

No employee or “insider" of Micrologix may purchase or sell Micrologix shares (or influence or cause others to do so) based on non-public information which, if publicly disclosed, could reasonably be expected to influence someone to sell or purchase Micrologix shares.

In the normal course of Micrologix’s business, there are three kinds of information that are relevant to the above General Guideline:

  Information about clinical results and research programs

  Information about industry partnerships/strategic alliances.

  Financial information, usually relating to quarterly results

In order to avoid the appearance of impropriety, Micrologix's policy is that employees and “insiders" notify the Vice-President, Finance or President regarding their intentions to exercise options, buy shares, or sell shares 48 hours prior to execution.

The General Guideline is applicable to all employees and “insiders".  If you have any questions as to the applicability of this guideline please contact the Vice-President Finance or the President.

“Insiders" are defined under securities legislation as the directors and officers of Micrologix and all persons who own and/or control 10% or more of Micrologix’s shares.  These persons are presumed, because of their positions with the Company, to be more likely to have access to confidential information.

II

Blackout Periods

As a matter of prudent practice, all employees and Insiders are required to refrain from purchases or sales of Micrologix’s shares during the following periods (“blackout periods"):

Quarterly Results:

The period commencing two business days prior to the release of quarterly results and ending two business days after the date of such release.  (Note:  Quarterly financial results are made after the end of each quarter following board approval.  The Vice-President, Finance will advise all employees and “Insiders" of the relevant dates in advance of each quarterly announcement).

Business Milestones:

The President or the Vice-President, Finance will announce from time to time the dates of any blackout periods, generally commencing on or about the date when important news, such as clinical trial results or strategic alliances, becomes known within the Company, and ending two business days after the date of the relevant news release.

Exceptional Events:

The President or the Vice-President, Finance may in their discretion impose a blackout period in light of any pending news release relating to a significant event.  The blackout period will normally terminate two business days after the date of the relevant news release.

Prior to such Blackout Periods, management will limit access to information of the nature described above to those individuals that need to know in order to perform their duties and to bring the matter to completion.  Such individuals are expected to adhere to the General Guideline.

III

Insider Reporting

Securities laws across Canada require Insiders to file with the applicable Securities Commissions reports in prescribed form of all purchases or sales of Micrologix’s shares or grant or exercise of options within 10 days of the date of the transaction.

Insiders are individually responsible for compliance with insider reporting requirements.  Instructions for filing of insider reports are available from the Executive Assistant to the Vice-President, Finance. Upon request, the Company will assist Insiders with filing their reports; however, Insiders are reminded that it is their responsibility to notify the Company when a reportable transaction occurs.

EXHIBIT B

SECTION 2870

CALIFORNIA LABOR CODE

Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used, and which was developed entirely on the employee’s own time, and:

a)

which does not relate to the business of the employer or to the employer’s actual or demonstrably anticipated research or development or

b)

which does not result from any work performed by the employee for the employer.

Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

EXHIBIT G

CERTIFICATE OF MERGER
OF
MBI ACQUISITION CORP.

INTO

MITOKOR, INC.

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “General Corporation Law"), MitoKor, Inc. certifies as follows:

1.

The constituent corporations are:  MBI Acquisition Corp., a Delaware corporation, and MitoKor, Inc., a Delaware corporation.

2.

An agreement of merger has been adopted, approved, executed, certified and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law.

3.

The name of the surviving corporation is MitoKor, Inc.

4.

Exhibit A hereto shall be the certificate of incorporation of the surviving corporation.

5.

The executed agreement of merger is on file at the principal office of MitoKor, Inc. at 1494 Sorrento Valley Road, San Diego, CA 92121.

6.

A copy of the agreement of merger will be furnished by MitoKor, Inc., on request and without cost, to any stockholder of any constituent corporation.

Dated: __________, 2004

MITOKOR, INC. By: Name: Title:

EXHIBIT A

EXHIBIT H

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MITOKOR, INC.

MitoKor, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1.

The amendment to the Corporation’s Amended and Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242, and has been consented to by the stockholders by written consent in accordance with Section 228, of the General Corporation Law of the State of Delaware.

2.

The first paragraph of subsection C of Article IV of the Amended and Restated Certificate of Incorporation shall be amended in its entirety to read as follows:

“C.

The rights, preferences, privileges, restrictions and other matters relating to the Common Stock, the Series A-1 Preferred Stock, the Series B Collective, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series F-1 Preferred Stock and the Series G Preferred Stock and the holders thereof are as follows:"

3.

Subsection C(2) of Article IV of the Amended and Restated Certificate of Incorporation shall be amended in its entirety to read as follows:

“2.

Liquidation Preference.

(a)

In the event of a merger or reorganization between Micrologix Biotech Inc., a British Columbia company, or any direct or indirect subsidiary thereof, and the Corporation, the holders of Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Preferred Stock by reason of their ownership thereof, the amount of $25,000 payable in cash.

(b)

In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A-1 Preferred Stock, Series B Collective, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock and Series G Preferred Stock shall be entitled to receive, after payment in full has been made pursuant to subsection (a) above and prior to and in preference to any other distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership thereof , the amount (appropriately adjusted for any Recapitalization) of (i) in the case of the Series A-1 Preferred Stock, twelve dollars and fifty cents ($12.50) per share, (ii) in the case of the Series B Collective, twenty-five dollars ($25.00) per share, (iii) in the case of the Series C Preferred Stock, three dollars and twenty and 75/100 cents ($3.2075) per share, (iv) in the case of the Series D Preferred Stock, four dollars and eighty cents ($4.80) per share, (v) in the case of the Series D-1 Preferred Stock, four dollars and eighty cents ($4.80) per share, (vi) in the case of Series E Preferred Stock, six dollars ($6.00) per share, (vii) in the case of Series F Preferred Stock, seven dollars and fifty cents ($7.50) per share, (viii) in the case of Series F-1 Preferred Stock, seven dollars and fifty cents ($7.50) per share, (ix) in the case of Series G Preferred Stock, seven dollars and fifty cents ($7.50) per share, and (x) plus in each case

 (appropriately adjusted for any Recapitalization), all declared but unpaid dividends on such shares for each share of Preferred Stock then held by them.  If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then, after payment in full has been made pursuant to subsection (a) above, the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A-1 Preferred Stock, Series B Collective, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock and Series G Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares of Preferred Stock then held by them.

(c)

After payment to the holders of the Common Stock and the Preferred Stock of the full amounts of the preferential amounts set forth in subparagraphs (a) and (b) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by them.

(d)

A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of control, or a sale of all or substantially all of the assets of the Corporation, shall be deemed a liquidation, dissolution or winding up within the meaning of this Section 2 if more than fifty percent (50%) of the surviving entity is not owned by persons who were holders of capital stock or securities convertible into capital stock of the Corporation immediately prior to such merger, consolidation or sale."

* * *

IN WITNESS WHEREOF, MITOKOR, INC. has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be executed by Walter H. Moos, its duly elected officer, on this ___ day of August, 2004.

Walter H. Moos, Chief Executive Officer

EXHIBIT I

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
MITOKOR, INC.

To form a corporation pursuant to the General Corporation Law of the State of Delaware (the “General Corporation Law"), the undersigned certifies as follows:

7.

Name.  The name of the corporation is MitoKor, Inc.

8.

Registered Office and Registered Agent.  The address of the registered office of the corporation in Delaware is 615 South DuPont Highway, Dover, DE 19901, County of Kent and the name of its registered agent at that address is National Corporate Research, Ltd.

9.

Purpose.  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

10.

Capital Stock.  The total number of shares that the corporation is authorized to issue is 1,000, par value $0.01 per share, all of which shares are designated as common stock.

11.

Bylaws.  The board of directors of the corporation is expressly authorized to adopt, amend or repeal bylaws of the corporation.

12.

Limitation of Directors’ Liability; Indemnification.  The personal liability of the directors of the corporation shall be eliminated to the fullest extent permitted by law.  The corporation is authorized to indemnify (and advance expenses to) its directors and officers to the fullest extent permitted by law.  Neither the amendment, modification or repeal of this article nor the adoption of any provision in this certificate of incorporation inconsistent with this article shall adversely affect any right or protection of a director or officer of the corporation with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

13.

Elections of Directors.  Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

Dated: __________, 2004

MITOKOR, INC. By: Name: Title:

12

EXHIBIT J

AMENDED AND RESTATED

BYLAWS
OF
MITOKOR, INC.

SECTION 20.Stockholders’ Meetings

Place of Meetings.  Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as the board of directors shall determine.

Annual Meeting.  The annual meeting of the stockholders for the election of the directors and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the board of directors.

Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called only by the board of directors.  The business to be transacted at any special meeting shall be limited to the purposes stated in the notice.

Notice of Meetings.  Notice of the place, if any, date and hour of any stockholders’ meeting shall be given to each stockholder entitled to vote.  Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called.  Unless otherwise provided in the General Corporation Law of the State of Delaware (the “General Corporation Law"), notice shall be given at least 10 days but not more than 60 days before the date of the meeting.

Quorum.  The presence, in person or by proxy, of the holders of a majority of the voting power of the stock entitled to vote at a meeting shall constitute a quorum.  In the absence of a quorum, either the president or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn the meeting in the manner provided in Section 1.6 until a quorum shall be present.  A quorum, once established at a meeting, shall not be broken by the withdrawal of the holders of enough voting power to leave less than a quorum.  If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

Adjournment of Meetings.  Either the president or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn any meeting of stockholders from time to time.  At any adjourned meeting the stockholders may transact any business that they might have transacted at the original meeting.  Notice of an adjourned meeting need not be given if the time and place, if any, are announced at the meeting so adjourned, except that notice of the adjourned meeting shall be required if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting.

Voting List.  At least 10 days before every meeting of the stockholders, the secretary of the corporation shall prepare a complete alphabetical list of the stockholders entitled to vote at the meeting showing each stockholder’s address and number of shares.  For a period of at least 10 days before the meeting, the voting list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours at the corporation’s principal place of business.  The voting list shall be produced and kept at the place of meeting during the whole time of the meeting, and any stockholder may inspect the voting list at any time during the meeting.

Vote Required.  Subject to the provisions of the General Corporation Law requiring a higher level of votes to take certain specified actions, the stockholders shall take action on all matters other than the election of directors by a majority of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter.  The stockholders shall elect directors by a plurality of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter.

President; Secretary.  The president shall preside over any meeting of the stockholders, and the secretary shall keep official records of all such meetings.  In the absence of the secretary, the president may appoint any person to act as secretary of the meeting.

Record Date.  If the corporation proposes to take any action for which the General Corporation Law would permit it to set a record date, the board of directors may set such a record date as provided under the General Corporation Law.

Written Consent.  Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote by means of a stockholder written consent meeting the requirements of the General Corporation Law.  Prompt notice of the taking of action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented as required by the General Corporation Law.

SECTION 21.Directors

Number and Qualifications.  The board of directors shall consist of such number as may be fixed from time to time by resolution of the board of directors.  Directors need not be stockholders.

Term of Office.  Each director shall hold office until his or her successor is elected or until his or her earlier death, resignation or removal.

Resignation.  A director may resign at any time by giving notice in writing to the corporation addressed to the board of directors, the president or the secretary.  A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

Vacancies.  Any vacancy in the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director.  A director appointed by the board of directors shall hold office for the remainder of the term of the director he or she is replacing.

Regular Meetings.  The board of directors may hold regular meetings without notice at such times and places as it may from time to time determine.

Special Meetings.  Special meetings of the board of directors may be called by the president or by any director.  Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting.

Notice.  Any time it is necessary to give notice of a board of directors’ meeting, notice shall be given (i) in person or by telephone to the director at least 24 hours in advance of the meeting or (ii) by personally delivering written notice to the director’s last known business or home address at least 48 hours in advance of the meeting.  Notice of a meeting need not be given to any director who attends a meeting without protesting prior to the meeting or at its commencement the lack of notice to that director.  A notice of meeting need not specify the purposes of the meeting.

Quorum.  A majority of the directors in office at the time shall constitute a quorum.  Thereafter, a quorum shall be deemed present for purposes of conducting business and determining the vote required to take action for so long as at least a third of the total number of directors are present.  In the absence of a quorum, the directors present may adjourn the meeting without notice until a quorum shall be present, at which point the meeting may be held.

Vote Required.  The board of directors shall act by the vote of a majority of the directors present at a meeting at which a quorum is present.

Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing.  The writing or writings shall be filed with the minutes of the proceedings of the board of directors.

Use of Communications Equipment.  Directors may participate in meetings of the board of directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting in this manner shall constitute presence in person at the meeting.

SECTION 22.Officers

Offices Created; Qualifications; Election.  The corporation shall have a president, a secretary and such other officers, if any, as the board of directors from time to time may appoint.  Any officer may be, but need not be, a director or stockholder.  The same person may hold any two or more offices.  The board of directors may elect officers at any time.

Term of Office.  Each officer shall hold office until his or her successor has been elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.

Removal of Officers.  Any officer may be removed from office at any time, with or without cause, by the board of directors.

Resignation.  An officer may resign at any time by giving notice in writing to the corporation addressed to the board of directors, the chairperson of the board of directors, the president or the secretary.  A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

Vacancies.  A vacancy in any office may be filled by the board of directors.

Powers.  Unless otherwise specified by the board of directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these bylaws, (ii) set forth in the resolution of the board of directors electing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties or (iii) commonly incident to the office held.

President.  The president shall be subject to the direction and control of the board of directors and shall have general active management of the business, affairs and policies of the corporation.  The president shall preside at all meetings of the stockholders and directors.  The president shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation.  If the board of directors has not elected a chief executive officer, the president shall be the chief executive officer.

Secretary.  The secretary shall, to the extent practicable, attend all meetings of the stockholders and the board of directors.  The secretary shall record the proceedings of the stockholders and the board of directors, including all actions by written consent, in a book or series of books to be kept for that purpose.  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors.  The secretary shall keep or cause to be kept the stock and transfer records of the corporation.  The secretary shall have such other powers and duties as the board of directors or the president may determine.

SECTION 23.Capital Stock

Uncertificated Stock.  All shares of the corporation’s common stock shall be uncertificated.

Registration.  The name of each person owning a share of the corporation’s capital stock shall be entered on the books of the corporation together with the number of shares owned and the dates of issue.  The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

Transfer of Shares.  Registration of transfer of shares of the corporation’s stock shall be made only on the books of the corporation at the request of the registered holder.  The board of directors may make further rules and regulations concerning the transfer and registration of shares of stock.

SECTION 24.General Provisions

Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Corporate Seal.  The corporation shall have no seal.

Amendment of Bylaws.  These bylaws, including any bylaws adopted or amended by the stockholders, may be amended or repealed by the board of directors.

SECTION 25.Indemnification

Indemnification.  The corporation shall, to the fullest extent permitted by law, indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action"), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, plan administrator or plan fiduciary of another corporation, partnership, limited liability company, trust, employee benefit plan or other enterprise (an “Indemnified Person"), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action.

Advancement of Expenses.  Upon written request from an Indemnified Person, the corporation shall pay the expenses (including attorneys’ fees) incurred by such Indemnified Person in connection with any Action in advance of the final disposition of such Action.  The corporation’s obligation to pay expenses pursuant to this section shall be contingent upon the Indemnified Person providing the undertaking required by the General Corporation Law.

Non-Exclusivity.  The rights of indemnification and advancement of expenses contained in this article shall not be exclusive of any other rights to indemnification or similar protection to which any Indemnified Person may be entitled under any agreement, vote of stockholders or disinterested directors, insurance policy or otherwise.

Heirs and Beneficiaries.  The rights created by this article shall inure to the benefit of each Indemnified Person and each heir, executor and administrator of such Indemnified Person.

Effect of Amendment.  Neither the amendment, modification or repeal of this article nor the adoption of any provision in these bylaws inconsistent with this article shall adversely affect any right or protection of an Indemnified Person with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

EXHIBIT K

Director:

James DeMesa

Officers:

James DeMesa – President

Arthur J. Ayres – Secretary and Chief Financial Officer.

EXHIBIT L

Part 31

Special Rights and Restrictions Attaching to the Redeemable, Convertible Preferred Shares of the Company, Series E, as a Series

The fifth series of Preferred shares of the Company shall be designated the Redeemable, Convertible Preferred Shares, Series E (the “Series E Preferred Shares") and shall have attached thereto, in addition to the special rights and restrictions attaching to the Preferred shares as a class, the following special rights and restrictions (the “Series E Provisions"):

31.1

DEFINITIONS AND INTERPRETATION

31.1.1

Definitions

Where used in these Series E Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

(a)

“Affiliate" means any entity which controls, is controlled by, or is under common control with a person or entity;

(b)

“Business Day" means any day that is not a Saturday, Sunday or holiday in British Columbia;

(c)

“Closing" means the Closing Date as defined in the Merger Agreement;

(d)

“Common Shares" means Common shares in the capital of the Company issuable to the Series E Preferred Holders upon any conversion of the Series E Preferred Shares;

(e)

“Company Act" has the meaning set forth in Article 31.1.6;

(f)

“Conversion" means the conversion of the Series E Preferred Shares into Common Shares pursuant to the terms set forth herein;

(g)

“Conversion Date" has the meaning set forth in Article 31.6.1;

(h)

“Conversion Notice" has the meaning set forth in Article 31.6.2;

(i)

“Conversion Price" means the Current Market Price of Common Shares as of the applicable Milestone Date;

(j)

“Corporate Reorganization" means capital reorganization, reclassification, subdivision or consolidation of the capital of the Company or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate;

(k)

“Current Market Price" of the Common Shares on any date means the U.S. Dollar Equivalent of the weighted average of the trading prices of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), for the ten consecutive Trading Days ending on the last Trading Day prior to an applicable Milestone Date (subject to appropriate adjustment for subdivisions, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares);

(l)

“Delisting of Common Shares" means that if for a period of ninety consecutive Trading Days, the Common Shares are not then listed and posted for trading on a Stock Exchange or are suspended, cease traded or are delisted from all Stock Exchanges for a period of ninety consecutive Trading Days;

(m)

“Expiration of the Milestone Period" means 36 months from the Closing.

(n)

“herein", “hereto", “hereunder", “hereof", “thereto" and similar expressions mean or refer to these Series E Provisions and not to any particular Article, and the expression “Article" followed by a number or a letter mean and refer to the specific Article of these Series E Provisions;

(o)

“Liquidation Redemption Price" means an amount equal in the aggregate to U.S.$1;

(p)

“Maximum Milestone Payment" means U.S.$4,000,000

(q)

“Merger Agreement" means that certain agreement and plan of merger entered into among the Company, MBI Acquisition Corp. and MitoKor, Inc. dated as of April 15, 2004;

(r)

“Milestone(s)" has the meaning ascribed to it in section 1.5(e) of the Merger Agreement;

(s)

“Milestone Date" has the meaning ascribed to it in Section 1.5(e) of the Merger Agreement ;

(t)

“Milestone Payments" has the meaning ascribed to it in Section 1.5(e) of the Merger Agreement;

(u)

“Milestone Redemption Date" has the meaning set forth in Article 31.7.1;

(v)

“Milestone Redemption Price" means an amount equal to U.S. $1 for each Series E Preferred Share to be redeemed (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Series E Preferred Shares);

(w)

“Optional Redemption" has the meaning set forth in Article 31.7.2;

(x)

“Optional Redemption Date" has the meaning set forth in Article 31.7.2;

(y)

“Redemption" means the redemption of the Series E Preferred Shares by the Company;

(z)

“Redemption Date" has the meaning set forth in Article 31.7.2;

(aa)

“Redemption Notice" has the meaning set forth in Article 31.7.4;

(bb)

“Series E Preferred Holders" means the registered holders of the Series E Preferred Shares;

(cc)

“Stock Exchange" means the principal securities exchange on which the Common Shares are listed or posted for trading and includes any one of The Toronto Stock Exchange, The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange;

(dd)

“Successor Corporation" has the meaning set forth in Article 31.8.1;

(ee)

“Successor Shares" has the meaning set forth in Article 31.8.1;

(ff)

“Trading Day" means any day on which the Stock Exchange is open for business; and

(gg)

“Transfer" includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing;

(hh)

“U.S. Dollar Equivalent" means the equivalent amount of U.S. dollars calculated from Canadian currency using the Bank of Canada noon spot rate on the business day prior to the applicable date.

31.1.2

Gender

Words importing the singular include the plural and vice versa and words importing any gender include all genders.

31.1.3

Currency

All monetary amounts referred to in these Series E Provisions shall be payable in U.S. dollars by wire transfer, certified cheque or bank draft.  Whenever conversion from Canadian currency is required, such conversion shall be made using the Bank of Canada noon spot rate on each applicable date.

31.1.4

Headings

Headings and subheadings used in these Series E Provisions are for convenience of reference only and shall not affect the construction or interpretation hereof.

31.1.5

Business Day

In the event that any date upon which any action is required to be taken by the Company or the Series E Preferred Holders hereunder, is not a Business Day, then such action shall be required to be taken on or by the next succeeding day that is a Business Day.

31.1.6

Company Act

These Series E Provisions shall be governed by and are subject to the applicable provisions of the Company Act (British Columbia), as such statute may from time to time be amended, varied, replaced or re-enacted (the “Company Act") and all other laws binding upon the Company and, except as otherwise expressly provided herein, all terms used herein that are defined in the Company Act and not otherwise defined herein shall have the meanings ascribed to them in the Company Act.

31.2

MAXIMUM NUMBER OF SHARES

31.2.1

Series E Preferred Shares

The maximum number of Series E Preferred Shares shall be 4,000,000.

31.2.2

Common Shares

The maximum number of Common Shares shall be 7,983,671.

31.3

VOTING RIGHTS

Subject to the provisions of the Company Act, the Series E Preferred Holders shall not be entitled to vote the Series E Preferred Shares held by them at any general meeting of members of the Company.  The Series E Preferred Holders shall be entitled to be given notice of and be invited to attend meetings of voting members of the Company.  Upon Conversion in accordance with the provisions hereof, the Common Shares issued in any such Conversion shall have the voting rights equivalent to the voting rights of all other Common Shares.

31.4

DIVIDENDS

No dividends shall be payable on or in respect of the Series E Preferred Shares.

31.5

DISSOLUTION AND LIQUIDATION

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the Series E Preferred Holders shall be entitled to receive before any distribution is made to holders of Common Shares or any other shares of the Company ranking junior to the Series E Preferred Shares with respect to repayment of capital, the amount equal to in the aggregate the Liquidation Redemption Price.  After payment to the Series E Preferred Holders of the amounts so payable to them, the Series E Preferred Holders shall not be entitled to share in any further distribution of the property or assets of the Company in respect of the Series E Preferred Shares.

31.6

CONVERSION

31.6.1

Conversion at Company’s Option

To permit the Company to fulfil its payment obligations under Section 1.5(e) of the Merger Agreement, subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to this Article 31.6, upon giving notice as hereinafter provided, convert as of a date within ten Business Days of a Milestone Date (the “Conversion Date") up to the number of Series E Preferred Shares provided with respect to such Milestone in Section 1.5(e) of the Merger Agreement, provided such Series E Preferred Shares are still issued and outstanding on such date and the right of Redemption attached thereto has not theretofore been exercised, and issue to the Series E Preferred Holders Common Shares as hereinafter provided in this Article 31.6.

31.6.2

Notice of Conversion

In the case of Conversion of the Series E Preferred Shares, the Company shall, not more than five Business Days after a Milestone Date, mail to the Series E Preferred Holders of the Series E Preferred Shares to be converted pursuant to such Milestone, a notice in writing of the intention of the Company to convert such Series E Preferred Shares (“Conversion Notice").  Such Conversion Notice shall be in writing and given by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, in each case properly addressed to each of the Series E Preferred Holders at its address as it appears on the books of the Company or, in the event of the address of any Series E Preferred Holder not so appearing then to the last known address of such Series E Preferred Holder, with the effective date of the notice being the actual date of receipt by the recipient of such notice and shall set out the number of shares which the Company wishes to convert, the Conversion Price with respect to the applicable Milestone Date, the Conversion Date for such Conversion, the date upon which the Series E Preferred Shares to be converted must be received by the Company, as well as the place designated for Conversion.

31.6.3

Procedure for Conversion

(a)

On any Conversion Date, in accordance with a Conversion Notice, or thereafter, the Company shall issue certificates for Common Shares, on presentation and surrender at the registered office of the Company or any other place designated in the Conversion Notice of the certificate or certificates representing such Series E Preferred Shares called for Conversion, in the number equal to the number of Series E Preferred Shares to be converted resulting from the occurrence or achievement of said Milestone multiplied by a fraction, the numerator of which is the then Milestone Redemption Price for 1 Series E Preferred Share, and the denominator of which is the Conversion Price as of the date of such Milestone.  The certificates for Common Shares issued by the Company to the Series E

 Preferred Holders shall be in accordance with the provisions hereof, and in such name or names as a Series E Preferred Holder may direct in writing, provided that if issued in a name or names other than the Series E Preferred Holder such Series E Preferred Holder shall pay any applicable transfer taxes.  If only part of the Series E Preferred Shares represented by any certificate shall be converted, a new certificate representing the balance of such Series E Preferred Shares shall be issued to the Series E Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(b)

The registered holder of the Common Shares resulting from a Conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends payable to the holders of Common Shares who were holders of record at the close of business on any date on or after the date of such Conversion or the date of such declaration of such dividend.  Subject as aforesaid and subject to the provisions of Article 31.8.1 and 31.8.2 hereof upon Conversion of the Series E Preferred Shares converted pursuant to the achievement of a Milestone, there shall be no further payment or adjustment by the Company on the Common Shares resulting from such Conversion except that the Common Shares so resulting shall thereafter participate with all other Common Shares.

(c)

Upon receipt of the Conversion Notice, each holder of Series E Preferred Shares shall surrender its certificate or certificates for the Series E Preferred Shares to be converted to the Company at the place designated in the Conversion Notice, and shall thereafter receive certificates for the number of Common Shares to which such holder is entitled.  On the Conversion Date, all outstanding Series E Preferred Shares to be converted pursuant to the Conversion Notice shall be deemed to have been converted into Common Shares, which shall be deemed to be outstanding of record, and all rights with respect to the Series E Preferred Shares so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares) will terminate, but excluding the rights of holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Shares into which such Series E Preferred Shares have been converted, and to receive payment of any declared but unpaid dividends thereon. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates for Series E Preferred Shares, the Company shall cause to be issued and delivered to such holder, or on his written order, a certificate or certificates for the number of full Common Shares issuable on such conversion in accordance with the provisions hereof.

(d)

The Company shall not issue fractional shares upon any Conversion but in lieu thereof the Company shall pay any fractional share amount in cash (based upon the Current Market Price used to calculate such fractional share) at the time of delivery of the share certificate representing the number of Common Shares into which the Series E Preferred Shares are converted.

(e)

All Common Shares resulting from any Conversion of Series E Preferred Shares into Common Shares (including whole Common Shares resulting from the consolidation by the Company of fractions of shares which result from Conversions) shall be fully paid and non-assessable.  Nothing herein contained shall effect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Company Act and to issue such shares from time to time.

(f)

The Company shall at all times when the Series E Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series E Preferred Shares, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Shares.

(g)

The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Common Shares upon conversion of Series E Preferred Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that in which the shares of Series E Preferred Shares so converted were registered.

31.6.4

Termination of Conversion Alternative

To the extent permitted by applicable law, if there is a Delisting of Common Shares, the Company shall, upon such Delisting of Common Shares, redeem all of the Series E Preferred Shares still issued and outstanding as of such date for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 and any payments that are or would otherwise become payable in accordance with Section 1.5(e) of the Merger Agreement  shall become payable in cash  within 10 Business Days of the occurrence of the applicable Milestone.

31.7

REDEMPTION

31.7.1

Milestone Redemption at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to this Article 31.7, and upon giving notice as hereinafter provided, redeem as of a date within ten Business Days of a Milestone Date (the “Milestone Redemption Date") up to the number of Series E Preferred Shares provided with respect to such Milestone, provided such Series E Preferred Shares are still issued and outstanding on such date and the right of Conversion attached thereto has not theretofore been exercised with respect to such Series E Preferred Shares, and pay to each Series E Preferred Holder the applicable Milestone Redemption Price for such shares.

31.7.2

Optional Redemption Date

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion, pursuant to Article 31.6.1 and this Article 31.7, redeem all of the Series E Preferred Shares then still issued and outstanding as of a date (the “Optional Redemption Date"); provided such Series E Preferred Shares are still issued and outstanding and for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 (the “Optional Redemption") (the “Milestone Redemption Date" and the “Optional Redemption Date" are collectively referred to herein as the “Redemption Date").  Notwithstanding such Optional Redemption of the Series E Preferred Shares, the Company shall continue to be obligated to pay the Series E Preferred Holders all unpaid Milestone Payments that are or would otherwise become payable under Section 1.5(e) of the Merger Agreement in cash within ten Business Days following the achievement or occurrence of the corresponding Milestones.

31.7.3

Redemption at Expiration of Milestone Period or Maximum Milestone Payment

At the earlier of (a) Expiration of the Milestone Period or (b) Maximum Milestone Payment, notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company (the “Expiration Redemption Date"), the Company may, in accordance with this Article 31.7, redeem all of the Series E Preferred Shares then still issued and outstanding as of the Expiration Redemption Date, for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 (the “Expiration Redemption") without notice to Series E Preferred Holders.

31.7.4

Notice of Redemption

In the case of Redemption of the Series E Preferred Shares, the Company shall, not more than five Business Days after a Milestone Date, mail to the Series E Preferred Holders of the Series E Preferred Shares to be redeemed pursuant to such Milestone a notice in writing of the intention of the Company to redeem such Series E Preferred Shares (“Redemption Notice").  Such Redemption Notice shall be sent by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, in each case properly addressed to each of the Series E Preferred Holder at its address as it appears on the books of Company or, in the event of the address of such Series E Preferred Holder not so appearing then to the last known address of such Series E Preferred Holder with the effective date of the notice being the actual date of receipt by the recipient of such notice and shall set out the applicable number of shares being redeemed, the Milestone Redemption Price and the Redemption Date for such Redemption, the date upon which the Series E Preferred Shares called for Redemption must be received by the Company, as well as the place designated for Redemption.

31.7.5

Procedure for Redemption

(a)

On any Redemption Date, in accordance with a Redemption Notice, the Company shall pay or cause to be paid in cash to or to the order of each of the Series E Preferred Holders of the Series E Preferred Shares to be redeemed the aggregate Milestone Redemption Price for such shares, on presentation and surrender at the registered office of the Company or any other place designated in such Redemption Notice of the certificate or certificates representing such Series E Preferred Shares called for Redemption.  If only part of the Series E Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Series E Preferred Shares shall be issued to each of the Series E Preferred Holders at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(b)

From and after the Redemption Date specified in any such Redemption Notice, the Series E Preferred Shares called for Redemption shall thereupon be redeemed and each of the Series E Preferred Holders shall not be entitled to exercise any of the rights in respect thereof unless payment of the applicable Milestone Redemption Price shall not be made upon presentation of a certificate or certificates in accordance with the foregoing provisions in which case the rights of the Series E Preferred Holders shall remain unaffected.

(c)

The Series E Preferred Shares which are redeemed in accordance herewith shall be cancelled.

31.7.6

Redemption Subject to Applicable Law

If, upon the achievement of any Milestone described in Section 1.5(e) of the Merger Agreement, the Company is not permitted by insolvency provisions or other provisions of applicable law to redeem all or any portion of the Series E Preferred Shares required to be redeemed hereunder (if not otherwise converted, as the case may be), the Company shall, pursuant to the terms of this Article 31.7, redeem only the maximum number of Series E Preferred Shares (as determined in good faith by the Board of Directors of the Company) it is then permitted to redeem and shall make any payment to the holders of the Series E Preferred Shares required by Section 1.5(e) of the Merger Agreement.

31.8

ADJUSTMENTS

31.8.1

Adjustment for Permitted Corporate Reorganization

Each of the Series E Preferred Holders shall provide its consent and to vote from time to time as required as a holder of Series E Preferred Shares (and for so long as it remains a holder of Series E Preferred Shares) in favour of any Corporate Reorganization involving the Company that are “Permitted Corporate Reorganizations". A “Permitted Corporate Reorganization" is a Corporate Reorganization whereunder the Series E Preferred Holders hold Series E Preferred Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization, the Series E Preferred Holders shall be entitled to receive and accept shares or other securities of the Company or of a company or body corporate resulting or continuing from, or otherwise surviving any merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate (a “Successor Corporation"), as the case may be, having the rights of conversion and redemption substantially equivalent (as determined in good faith by the Board of Directors of the Company) to those attaching to the Series E Preferred Shares (the “Successor Shares"), and that, without limitation, upon the exercise of such rights of conversion attaching to the Successor Shares at any time after the record date of such Corporate Reorganization, in lieu of the number of Common Shares to which the Series E Preferred Holders would theretofore have been entitled upon conversion, the Series E Preferred Holders would be entitled to receive as holders of the Successor Shares the aggregate number of Common shares of the Company or of the Successor Corporation, as applicable, that the Series E Preferred Holders would have been entitled to receive as a result of such Corporate Reorganization if, on the record date of the Corporate Reorganization, the Series E Preferred Holders had been the registered holder of the number of Common Shares to which they were theretofore entitled upon conversion upon the occurrence or achievement of the Milestones, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Articles 31.8.1 and 31.8.2 herein.

31.8.2

Adjustment for Other Dilutive Events

If and whenever at any time any event shall occur as to which the provisions of Article 31.8.1 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of Conversion or other rights and privileges attached to the Series E Preferred Shares in accordance with the essential intent and principles of this Article 32 or, if strictly applicable would not fairly protect the rights of Conversion or other rights and privileges attached to the Series E Preferred Shares in accordance with such essential intent and principles, then the Company shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Article 31.8, necessary to preserve, without dilution, the rights of Conversion and other rights and privileges attached to the Series E Preferred Shares.

31.8.3

Notice of Adjustment

Upon the occurrence of any of the events listed in this Article 31.8, then and in each such case the Company shall give written notice of the adjustment and how it was calculated, addressed to the Series E Preferred Holder.  Such notice shall set forth the adjustment contemplated hereby (including the kind and amount of securities, cash or other property into which the Series E Preferred Shares are convertible).  Such notice shall either be sent by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, in each case properly addressed to each Series E Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series E Preferred Holder not so appearing then to the last known at the address of the Series E Preferred Holder.

31.9

TRANSFER

The Series E Preferred Shares shall not be transferable without the written consent of the Company, except that a Series E Preferred Holder may from time to time Transfer all or any part of its Series E Preferred Shares:

to any person, where the Transfer is in connection with a reorganization of the Series E Preferred Holder;

if it is required by law to do so;

if a Series E Preferred Holder resolves to Transfer all or substantially all of its assets or if the Transfer is part of a portfolio sale of all or substantially all of its assets; or

to any persons who are bona fide investors in a member of a Series E Preferred Holder who are entitled to participate in a distribution of the assets of the member of the Series E Preferred Holder upon winding-up, liquidation or dissolution where the Series E Preferred Shares are distributed to them on such occurrence;

provided that such transferee enters into an acknowledgement agreement on terms and conditions satisfactory to the Company under which the transferee acknowledges and agrees to bound by the Merger Agreement.

EXHIBIT M

MitoKor, Inc.

11494 Sorrento Valley Road

San Diego, CA  92121

April ____, 2004

VIA CERTIFIED MAIL,

  RETURN RECEIPT REQUESTED

Director, Philadelphia Service Center

P.O. Box 21086

Drop Point 8731

FIRPTA Unit

Philadelphia, PA  19114-0586

RE:

Notice of Non Real Property Holding Corporation Status

Under Treasury Regulations Section 1.897-2(h)(2)

Dear Sir/Madam:

At the request of Micrologix Biotech, Inc., a British Columbia company (“Micrologix"), in connection with the merger of MBI Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Micrologix, with and into MitoKor, Inc., a Delaware corporation (“MitoKor"), we provided the attached statement to Micrologix on April ___, 2004.

(i)

This notice was provided pursuant to the requirements of Treasury Regulations Section 1.897-2(h)(2);

(ii)

The following information relates to MitoKor which is providing the notice:

Name:

MitoKor, Inc.
Address:                                             11494 Sorrento Valley Road

San Diego, CA  92121

Taxpayer Identification Number:          33-0472944

(iii)

The following information relates to Micrologix which requested this statement:

Name:                                                 Micrologix Biotech, Inc.
Address:                                              BC Research Building

                                                           3650 Wesbrook Mall

                                                           Vancouver, British Columbia

                                                           V6S 2L2

Micrologix does not have a United States Taxpayer Identification Number .

(iv)

MitoKor is not a United States Real Property Holding Corporation and, accordingly, the interest in question (capital stock of MitoKor) is not a U.S. real property interest within the meaning of Section 897(c) of the Internal Revenue Code of 1986, as amended.

Under penalties of perjury, the undersigned declares that the above notice (including the attachment hereto) is correct to my knowledge and belief.

Sincerely,

MitoKor, Inc.

By: __________________________________

Name: ________________________________

Title: _________________________________

MitoKor, Inc.

11494 Sorrento Valley Road

San Diego, CA  92121

April ____, 2004

Micrologix Biotech, Inc.

BC Research Building

3650 Wesbrook Mall

Vancouver, British Columbia

V6S 2L2

Gentlemen:

In connection with the merger of MBI Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Micrologix Bioetch Inc.  with and into MitoKor, Inc., a Delaware corporation (“MitoKor"), we are providing this information to you in order to establish that the capital stock of MitoKor is not a United States real property interest and, accordingly, no withholding is required pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code").  We represent that, as of the date of this letter, MitoKor is not a “United States real property holding corporation" and no interest in MitoKor constitutes a “United States real property interest" as those terms are defined in Section 897 of the Code.

Under penalties of perjury, the undersigned declares that the above information is correct to my knowledge and belief.

Sincerely,

MitoKor, Inc.

By: _______________________________

Name:  ____________________________

Title:  _____________________________

EXHIBIT O

SCHEDULE “A"
As altered by Directors’
Resolution passed on:
, 2004

“COMPANY ACT"

AMENDED

MEMORANDUM

OF

MICROLOGIX BIOTECH INC.

The name of the Company is “MICROLOGIX BIOTECH INC.".

The authorized capital of the Company consists of 400,000,000 shares divided into:

300,000,000 Common shares without par value; and

100,000,000 Preferred shares without par value of which 750,000 Preferred shares are designated as the Redeemable, Convertible Preferred shares, Series A, 1,000,000 Preferred shares are designated as the Redeemable, Convertible Preferred shares, Series B, 5,500,000 Preferred shares are designated as the Redeemable, Convertible Preferred shares, Series C, 4,100,000 Preferred shares are designated as the Redeemable, Convertible Preferred shares, Series D and 4,000,000 Preferred shares are designated as the Redeemable Convertible Preferred shares, Series E.

The Preferred shares without par value, the Redeemable, Convertible Preferred shares, Series A, the Redeemable, Convertible Preferred shares, Series B, the Redeemable, Convertible Preferred shares, Series C, the Redeemable, Convertible Preferred shares, Series D and the Redeemable Convertible Preferred Shares Series E shall have attached to them the special rights and restrictions set forth in the Articles.

EXHIBIT P

EXCHANGE AND ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made as of the 31st day of August, 2004.

BETWEEN:

MICROLOGIX BIOTECH INC., a company incorporated pursuant to the laws of British Columbia and having its office at 3650 Wesbrook Mall, Vancouver, British Columbia, V6S 2L2

(hereinafter referred to as “Parent"),

- and -

MITOKOR INC., a company incorporated pursuant to the laws of the Delaware and having its office at 12780 High Bluff Drive, Suite 210, San Diego, California, 92130

(hereinafter referred to as the “Company"),

- and -

WALTER H. MOOS, PH.D. of 12780 High Bluff Drive, Suite 210, San Diego, California, 92130

(hereinafter referred to as the “Stockholders’ Agent")

- and -

PACIFIC CORPORATE TRUST COMPANY, a trust company incorporated under the laws of British Columbia and authorized to carry on business in British Columbia, having an office at 625 Howe Street, 10th Floor, Vancouver, B.C., V6C 3B8

(hereinafter referred to as “Escrow Agent").

WHEREAS pursuant to an agreement and plan of merger and reorganization, dated as of April 15, 2004 (the "Merger Agreement"), by and among Parent, MBI Acquisition Corp., an indirect wholly-owned subsidiary of Parent (“Merger Sub"), and the Company, Merger Sub will merge with and into the Company (the "Merger");

AND WHEREAS pursuant to the Merger Agreement, Parent will issue to the Company Equity Participants: (i) shares of Parent Common Stock and (ii) shares of Parent Preferred Stock;

AND WHEREAS pursuant to the Merger Agreement, Parent will issue to the holders of Company Common Stock the Cash Consideration;

AND WHEREAS in accordance with the Merger Agreement, Parent desires to appoint an Exchange Agent Pursuant to Section 1.9 of the Merger Agreement;

AND WHEREAS pursuant to Section 9.1(c) of the Merger Agreement, the Company Equity Participants have agreed to indemnify Parent with respect to specified Damages;

AND WHEREAS in accordance with the Merger Agreement, the parties desire to establish an escrow for the purpose of providing (i) a fund against which Parent may seek indemnification under the Merger Agreement, (ii) a mechanism through which Parent can release and distribute Milestone Payments and (ii) a mechanism to enable the Escrow Agent to exercise the Voting Rights for and on behalf of the Company Equity Participants.

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

SECTION 26.

DEFINITIONS AND INTERPRETATION

Definitions.

In this Agreement, the following terms shall have the following meanings:

“Board of Directors" means the board of directors of Parent.

“Business Day" means any day other than a Saturday, a Sunday or a day when banks located in the State of California or the Province of British Columbia are authorized or obligated to close.

“Company Stock Certificates" means certificates representing stock of the Company.

“Deposited Shares" means any shares whether forming part of the Contingent Portion of the Escrow Fund (as defined in section 2.3 hereof) or the Indemnity Portion of the Escrow Fund (as defined in section 2.3 hereof).

“Holders" means the beneficial owners of the Indemnity Shares (as defined in Section 2.3 hereof) as set on the List.

“List" has the meaning ascribed thereto in section 4.6 hereof.

“Officer’s Certificate" means a certificate signed by any one of the Chairman of the Board, the President, any Vice-President or any other senior officer of Parent.

“Parent Common Shares" means common shares of Parent.

“Parent Consent" has the meaning ascribed thereto in section 4.2 hereof.

“Parent Meeting" has the meaning ascribed thereto in section 4.2 hereof.

“Parent Successor" has the meaning ascribed thereto in subsection 10.1(a) hereof.

“Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

“Voting Rights" means the voting rights attached to the Parent Common Stock comprising the Indemnity Shares.

All other terms used herein and not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.  For reference, attached hereto as Schedule “A" is a glossary of terms for terms defined in the Merger Agreement.

Sections and Headings.

The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement.  Unless otherwise indicated, any reference in this Agreement to an article, section and paragraph refers to the specified article, section and paragraph of this Agreement.

Number and Gender.

Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

Date for any Action.

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

WithholdingTax.

All amounts required to be paid, deposited or delivered under this Agreement hereunder shall be paid, deposited or delivered after deduction of any amount required by applicable law to be deducted or withheld on account of tax and the deduction of such amounts and remittance to the applicable tax authorities shall, to the extent thereof, satisfy such requirement to pay, deposit or deliver hereunder.

Incorporation by Reference.

The terms and conditions of section 1.9 and section 9 of the Merger Agreement (and any other provisions of the Merger Agreement pertaining to the Escrow Fund and Exchange Agent) are hereby incorporated herein by reference.

SECTION 27.

PURPOSE OF AGREEMENT

Appointment of Exchange Agent.

Parent hereby appoints, with the consent of the Company, the Escrow Agent to act as its Exchange Agent pursuant to Section 1.9 of the Merger Agreement.  On the Closing Date, Parent shall deposit (i) 4,360,438 shares of Parent Common Stock for the benefit of the Company Equityholders pursuant to Section 1.5(a)(ii)(A) of the Merger Agreement and (ii) a check equal to the Cash Consideration for the benefit of the holders of Company Common Stock pursuant to Section 1.5(a)(i) of the Merger Agreement.

Appointment of Escrow Agent.

Parent hereby approves, with the consent of the Company, the Escrow Agent to act as its Escrow Agent pursuant to Section 9 of the Merger Agreement.  As soon as practicable after the Effective Time, Parent shall cause to be deposited with the Escrow Agent a certificate or certificates representing the Parent Preferred Stock registered in the name of the Escrow Agent as nominee for the holders of Parent Preferred Stock.

Establishment of Escrow Fund.

The Escrow Fund shall consist of two components. The first component of the Escrow Fund consists of the Parent Preferred Stock referred to as being held in the Escrow Fund in Section 1.9(b) of the Merger Agreement (this portion being referred to as the "Contingent Portion of the Escrow Fund").  The second component of the Escrow Fund consists of: (i) all Milestone Payments made in accordance with the Parent Preferred Stock Terms and (ii) any cash or securities (including a right to acquire securities) distributed with respect to either the Parent Preferred Stock or the Milestone Payments referred to in (i): (A) as a dividend or other distribution thereon, (B) upon the exercise of a right of purchase, conversion or exchange attaching thereto, (C) upon a subdivision or compulsory conversion, exchange, redemption or repurchase thereof, or (D) in connection with a take-over bid, plan of arrangement, amalgamation, merger or similar transaction (this portion being referred to as the "Indemnity Portion of the Escrow Fund" and any securities deposited in the Indemnity Portion of the Escrow Fund referred to as “Indemnity Shares").  Both components of the Escrow Fund will be held by the Escrow Agent in accordance with the terms of this Agreement and the Merger Agreement.

SECTION 28.

DEPOSITED SHARES

Exchange of Certificates.

As soon as practicable after the Effective Time, the Escrow Agent shall send to each of the registered holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, (ii) such other customary documents as may be required including, without limitation, a Form W-9, and (iii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration.

Upon surrender of a Company Stock Certificate(s) to the Escrow Agent for exchange, together with a duly executed letter of transmittal and such other documents as are customarily required, the Escrow Agent shall deliver to the holder of such Company Stock Certificate(s): (i) a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.5(ii)(A) of the Merger Agreement, and/or (ii) a check equal to the applicable portion of the Cash Consideration to which such holder is entitled; provided that any fractional shares of Parent Common Stock to which such holder may be entitled shall be rounded up and any certificates representing Parent Common Stock to be delivered to the holder of a Company Stock Certificate(s) represent only whole shares of Parent Common Stock.

In the event two or more Company Stock Certificates represent shares of Company Common Stock and Company Preferred Stock held by any single holder, all calculations respecting the number of shares and amount of cash to be delivered to such holder shall be made based on the aggregate number of shares represented by such Company Stock Certificates.

All Company Stock Certificates surrendered to the Escrow Agent for exchange shall be cancelled.

No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby until such holder surrenders such Company Stock Certificate in accordance with Section 1.9 of the Merger Agreement (at which time such holder shall be entitled to receive all such dividends and distributions). In the interim, such dividends and distributions will be held by the Escrow Agent in trust for such holders, and to the extent such dividends and distributions consist of cash, in an interest-bearing account.

Issue and Ownership of the Parent Preferred Stock.

Parent hereby issues to and deposits with the Escrow Agent the Parent Preferred Stock to be hereafter held of record by the Escrow Agent as escrow agent for and on behalf of, and for the use and benefit of, the Company Equity Participants and in accordance with the provisions of this Agreement and the Merger Agreement.

 Parent hereby acknowledges receipt from the Escrow Agent as escrow agent for and on behalf of the Company Equity Participants of good and valuable consideration (and the adequacy thereof) for the issuance of the Parent Preferred Stock by Parent to the Escrow Agent.  During the term of the Escrow Fund and subject to the terms and conditions of this Agreement and the Merger Agreement, the Escrow Agent shall possess and be vested with full legal ownership of the Parent Preferred Stock and shall be entitled to exercise all of the rights and powers of an owner with respect to the Parent Preferred Stock, provided that the Escrow Agent shall:

hold the Parent Preferred Stock and the legal title thereto as escrow agent solely for the use and benefit of the Company Equity Participants in accordance with the provisions of this Agreement and the Merger Agreement; and

except as specifically authorized by this Agreement and the Merger Agreement, have no power or authority to sell, transfer or otherwise deal in or with the Parent Preferred Stock and the Parent Preferred Stock shall not be used or disposed of by the Escrow Agent for any purpose other than the purposes for which this Escrow Fund is created pursuant to this Agreement and the Merger Agreement.

Issue and Ownership of the Indemnity Portion of the Escrow Fund.

The Indemnity Portion of the Escrow Fund to be deposited with the Escrow Agent pursuant to the Merger Agreement is to be held of record by the Escrow Agent as escrow agent for and on behalf of, and for the use and benefit of, the Company Equity Participants and in accordance with the provisions of this Agreement and the Merger Agreement.  During the term of the Escrow Fund and subject to the terms and conditions of this Agreement and the Merger Agreement, the Escrow Agent shall possess and be vested with full legal ownership of the Indemnity Portion of the Escrow Fund and shall be entitled to exercise all of the rights and powers of an owner with respect to the Indemnity Portion of the Escrow Fund, provided that the Escrow Agent shall:

hold the Indemnity Portion of the Escrow Fund and the legal title thereto as escrow agent solely for the use and benefit of the Company Equity Participants in accordance with the provisions of this Agreement and the Merger Agreement; and

except as specifically authorized by this Agreement and the Merger Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Indemnity Shares and the Indemnity Shares shall not be used or disposed of by the Escrow Agent for any purpose other than the purposes for which this Escrow Fund is created pursuant to this Agreement and the Merger Agreement.

No Transfers or Encumbrances.

Prior to the release of any Indemnity Shares by the Escrow Agent and delivery to Company Equity Participants pursuant to Section 9.3(a) of the Merger Agreement and in the case of Parent Preferred Stock prior to the redemption or conversion of the Parent Preferred Stock, Company Equity Participants may not sell, assign or otherwise transfer, nor place any Encumbrance on, any Deposited Shares or any beneficial interest therein, except: (i) in accordance with the Parent Preferred Stock terms; and (ii) transfers by operation of law or laws of descent and distribution. In the case of any permitted transfer, the transferee will be subject to all terms and provisions of this Agreement. Also, prior to the release of the Indemnity Shares by the Escrow Agent and delivery to each Company Equity Participant pursuant to Section 9.3(a) of the Merger Agreement and in the case of Parent Preferred Stock, prior to the redemption or conversion of the Parent Preferred Stock, no Deposited Shares nor any beneficial interest therein be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Company Equity Participant, except to satisfy such Company Equity Participants' obligations under Section 9.1 of the Merger Agreement. The Escrow Agent shall have no responsibility for determining or enforcing compliance with this paragraph, other than by retaining possession of the Deposited Shares.

Dividends.

If Parent declares any cash dividends, dividends payable in other property or other distributions of any kind with respect to Indemnity Shares held by the Escrow Agent, such cash dividends, dividends payable in other property or other distributions of any kind shall form part of the Indemnity Portion of the Escrow Fund as provided for in Section 2.2 of this Agreement.

Safe Keeping of Certificate.

The certificates representing the Deposited Shares shall at all times be held in safe keeping by the Escrow Agent.

Stockholders’ Agent and Stockholders’ Agent’s Fund

From and after the establishment of the Escrow Fund as provided in Section 2 hereof, the Company Equity Participants shall be represented by the Stockholders' Agent, or his or her successor appointed in accordance with Section 9.8 of the Merger Agreement, who shall have the duties and authority set forth in said section. The Company agrees to deposit [XXXX] to the Escrow Agent to be held in escrow for the benefit of the Stockholders’ Agent (the “Stockholders’ Agent’s Fund") for the reasonable expenses and disbursements including the cost and expense of any suit or litigation of any character and any proceeding before any governmental agency reasonably  incurred by the Stockholders’ Agent in connection with its rights and duties under this Agreement and the Merger Agreement; provided that Stockholders’

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Agent is not entitled to reimbursement for any expenses or disbursements paid, incurred or suffered by the Stockholders’ Agent in any suit or litigation in which the Stockholders’ Agent is determined to have acted fraudulently, in bad faith or with negligence or wilful misconduct. The expenses and disbursements shall be paid by the Escrow Agent upon a receipt of an invoice from the Stockholders’ Agent.  In the event that there are funds remaining in the Stockholders’ Agent’s Fund on termination of the Escrow Fund in accordance with Section 12.1 of this Agreement, the Escrow Agent shall distribute the funds remaining in the Stockholders’ Agent’s Fund to Company Preferred Stockholders in accordance with Section 2(b) of the Company’s Certificate of Incorporation, attached hereto as Schedule “B".

VOTING RIGHTS

Voting Rights.

The Escrow Agent, as the holder of record of the Indemnity Shares, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Indemnity Shares, on any matter, question or proposition whatsoever that may properly come before the stockholders of Parent for their vote at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Escrow Agent. Subject to section 6.15 hereof, the Escrow Agent shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Company Equity Participants entitled to instruct the Escrow Agent as to the voting thereof at the time at which a Parent Consent is sought or a Parent Meeting is held. To the extent that no instructions are received from a Company Equity Participant with respect to the Voting Rights to which such Company Equity Participant is entitled, the Escrow Agent shall not exercise or permit the exercise of such Company Equity Participant ’s Voting Rights.

Number of Votes.

With respect to all meetings of stockholders of Parent at which Company Equity Participants are entitled to vote (a “Parent Meeting") and with respect to all written consents sought from the Company Equity Participants  (a “Parent Consent"), each shall be entitled to instruct the Escrow Agent to cast and exercise, in the manner instructed, such number of votes comprised in the Indemnity Shares owned of record by the Escrow Agent on such Company Equity Participant’s behalf.

Mailings to Shareholders.

With respect to each Parent Meeting and Parent Consent, the Escrow Agent shall mail or cause to be mailed (or otherwise communicate in the same manner as Parent utilizes in communications to holders of Parent Common Shares) to each of the Company Equity Participants named in the List on the same day as the initial mailing of notice (or other communication) with respect thereto is given by Parent or any third party to its stockholders:

a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of Parent,

a statement that such Company Equity Participant is entitled to instruct the Escrow Agent as to the exercise of the Company Equity Participant’s votes with respect to such Parent Meeting or Parent Consent, as the case may be, or, pursuant to section 4.7 hereof, to attend such Parent Meeting and to exercise personally the Company Equity Participant’s votes thereat;

a statement as to the manner in which such instructions may be given to the Escrow Agent, including an express indication that instructions may be given to the Escrow Agent to give:

(i)

a proxy to such Company Equity Participant or his designee to exercise personally the Company Equity Participant’s votes; or

(ii)

a proxy to a designated agent or other representative of the management of Parent to exercise such Company Equity Participant’s  votes;

a statement that if no such instructions are received from the Company Equity Participant, the Company Equity Participant votes to which such Company Equity Participant  is entitled will not be exercised;

a form of direction whereby the Company Equity Participant  may so direct and instruct the Escrow Agent as contemplated herein; and

a statement of (i) the time and date by which such instructions must be received by the Escrow Agent in order to be binding upon it, which in the case of a Parent Meeting shall not be later than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

The statements referred to in section 4.3 (a)-(f) shall be prepared by Parent.  Parent shall provide a copy to the Escrow Agent for the Escrow Agent’s review at least 3 Business Days before the mailing of the materials referred to in this Section 4.3.  For the purpose of determining the votes to which a Company Equity Participant is entitled in respect of any such Parent Meeting or Parent Consent, the number of Indemnity Shares owned of record by the Escrow Agent on behalf  of such  Company Equity Participant  shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. Parent shall notify the Escrow Agent of any decision of the board of directors of Parent with respect to the calling of any such Parent Meeting or the seeking by Parent of any such Parent Consent and shall provide all necessary information and materials to the Escrow Agent in each case promptly and in any event in sufficient time to enable the Escrow Agent to perform its obligations contemplated by this section 4.3.

Copies of Stockholder Information.

Parent shall deliver to the Escrow Agent copies of all proxy materials, (including notices of Parent Meetings), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed by Parent from time to time to holders of Parent Common

 Shares in sufficient quantities and in sufficient time so as to enable the Escrow Agent to send those materials to each Company Equity Participant at the same time as such materials are first sent to holders of Parent Common Shares. The Escrow Agent shall mail or otherwise send to each Company Equity Participant, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Company Equity Participants or to the Escrow Agent for the benefit of the Company Equity Participants by Parent) received by the Escrow Agent from Parent at the same time as such materials are first sent to holders of Parent Common Shares. The Escrow Agent shall make copies of all such materials available for inspection by any Company Equity Participant at the Escrow Agent’s principal office.

Other Materials.

Immediately after receipt by Parent or any stockholder of Parent of any material sent or given generally to the holders of Parent Common Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Parent shall use all commercially reasonable efforts to obtain and deliver to the Escrow Agent copies thereof in sufficient quantities so as to enable the Escrow Agent to forward such material (unless the same has been provided directly to Company Equity Participants by such third party) to each Company Equity Participant as soon as possible thereafter. As soon as practicable after receipt thereof, the Escrow Agent shall mail or otherwise send to each Company Equity Participant, at the expense of Parent, copies of all such materials received by the Escrow Agent from Parent. The Escrow Agent shall also make copies of all such materials available for inspection by any Company Equity Participant at the Escrow Agent’s principal office.

List of Persons Entitled to Vote.

The Escrow Agent shall, (a) prior to each annual, general and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Parent in writing, prepare or cause to be prepared a list (a “List") of the names and addresses of the Company Equity Participants arranged in alphabetical order and showing the number of Indemnity Shares held of record by the Escrow Agent on behalf of such Company Equity Participant, in each case at the close of business on the date specified by the Parent in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Parent Common Shares entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent.

Entitlement to Direct Votes.

Any Company Equity Participant named in a List prepared in connection with any Parent Meeting or any Parent Consent shall be entitled (a) to instruct the Escrow Agent in the manner described in section 4.3 hereof with respect to the exercise of the Company Equity Participant’s votes to which such Company Equity Participant is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Escrow Agent, the Company Equity Participant’s votes to which such Company Equity Participant is entitled.

Voting by Escrow Agent, and Attendance of Escrow Agent Representative, at Meeting.

In connection with each Parent Meeting and Parent Consent, the Escrow Agent shall exercise, either in person or by proxy, in accordance with the instructions received from a Company Equity Participant pursuant to section 4.3 hereof, the Company Equity Participant’s votes as to which such Company Equity Participant is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Escrow Agent from the Company Equity Participant prior to the time and date fixed by it for receipt of such instructions in the notice given by the Escrow Agent to the Company Equity Participant pursuant to section 4.3 hereof.

The Escrow Agent shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Escrow Agent, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Company Equity Participant (or its designee) of identification satisfactory to the Escrow Agent’s representatives, and at the Company Equity Participant’s request, such representatives shall sign and deliver to such Company Equity Participant (or its designee) a proxy to exercise personally the Company Equity Participant’s votes as to which such Company Equity Participant is otherwise entitled hereunder to direct the vote, if such Company Equity Participant either (1) has not previously given the Escrow Agent instructions pursuant to section 4.3 hereof in respect of such meeting, or (2) submits to the Escrow Agent’s representatives written revocation of any such previous instructions. At such meeting, the Company Equity Participant exercising such Company Equity Participant’s votes shall have the same rights as the Escrow Agent to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

Distribution of Written Materials.

Any written materials to be distributed by the Escrow Agent to the Company Equity Participants pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Parent Common Shares) to each Company Equity Participant at its address as shown on the books of the Escrow Agent.

SECTION 29.

release of Escrow fund

Escrow Ledger.

The Escrow Agent shall create and maintain a written record (the "Escrow Ledger") of: (1) each Company Equity Participant’s name and address; (2) each such person’s Equityholder’s Proportionate Interest; (2) each Company Equity Participant’s proportionate interest in the Contingent Portion of the Escrow Fund; (3) each such person’s Equityholder’s Proportionate Interest in the Indemnity Portion of the Escrow Fund subject to pending claims; (4) the Indemnity Portion of the Escrow Fund released to Parent in satisfaction of claims in accordance with Section 9 of the Merger Agreement; and (5) an account of the Indemnity Portion of the Escrow Fund released to each Company Equity Participant on a Release Date. The Escrow Ledger shall also reflect the total number of Deposited Shares and property remaining in the Escrow Fund.

The Escrow Agent shall adjust the Escrow Ledger to reflect changes in each Company Equity Participant’s interest in the Deposited Shares. Absent manifest error, all of the Escrow Agent's determinations as to the Escrow Ledger shall be binding and conclusive on all parties to this Agreement. Adjustments to the Ledger shall include, but are not limited to, the following:

(i)

the Escrow Agent shall  adjust the Escrow Ledger to reflect the issuance of Milestone Payments.

(ii)

the Escrow Agent shall deduct the portion of the Indemnity Portion of the Escrow Fund that are charged and allocated to each Company Equity Participant’s account in satisfaction of claims by Parent or Parent Indemnified Person(s) made in accordance with Section 9.5 of the Merger Agreement.

Conversion/Redemption of the Parent Preferred Stock

Parent shall give the Escrow Agent notice of a Milestone Payment referred to in section 1.5(e) of the Merger Agreement within one Business Day of such Milestone Payment.

Each notice from Parent shall include: (i) the date of such Milestone Payment; (ii) notice of the conversion of the Parent Preferred Stock pursuant to Section 1.5(e) of the Merger Agreement and/or a redemption of the Parent Preferred Stock pursuant to Section 1.5(e) of the Merger Agreement, as the case may be; (iii) a direction to the Escrow Agent to release such Milestone Payment in accordance with Section 9.3 of the Merger Agreement; (iv) in the case of a redemption of the Parent Preferred Stock pursuant to Section 1.5(e) of the Merger Agreement, a wire transfer, certified check or bank draft in the amount payable pursuant to Section 1.5(e) of the Merger Agreement and (v) in the case of a conversion of the Parent Preferred Stock pursuant to Section 1.5(e), a treasury direction for the number of shares to be issued pursuant to Section 1.5(e) of the Merger Agreement.

Release of Indemnity Shares to Stockholders.

Following receipt by the Escrow Agent from Parent of notice of any Milestone Payment, the Escrow Agent shall distribute the property of the Escrow Fund pursuant to section 9.3 of the Merger Agreement. Attached hereto as Schedule “C" for reference is an excerpt of Section 9.3 of the Merger Agreement.

On a Release Date, the Escrow Agent shall certify the Deposit Share balances reflected in the Escrow Ledger as of that date and release the appropriate amount of the Indemnity Portion of the Escrow Fund to each Company Equity Participant pursuant to Section 9.3 of the Merger Agreement, which shall equal such person’s Equityholder’s Proportionate Interest, minus (i) in the case of Milestone Payments made before the Representation Date, 50% of the first $2,000,000 of Milestone Payments; (ii) the Indemnity Portion of the Escrow Fund attributable to such Company Equity Participant that were returned to Parent in accordance with Section 9.5 of the Merger Agreement in satisfaction of a claim(s) by Parent Indemnified Person(s), and/or (iii) the portion of the Indemnity Portion of the Escrow Fund attributable to such Company Equity Participant that are subject to pending claims of Parent Indemnified Person(s) to be held pursuant to Section 9.3 of the Merger Agreement.

Upon a Release Date and thereafter, the Escrow Agent shall continue to hold the portion of the Indemnity Portion of the Escrow Fund that are subject to pending claims in accordance with section 9.3 of the Merger Agreement.

Upon a Release Date and thereafter, the Escrow Agent shall continue to hold the portion of the Indemnity Portion of the Escrow Fund that are subject to contested claims in accordance with section 9.6 of the Merger Agreement until the Escrow Agent receives written notice of resolution of a claim pursuant to Section 9.6 or 9.7 of the Escrow Agreement, as applicable.

Within three (3) Business Days after a Release Date, the Escrow Agent shall deliver to each Company Equity Participant the portion of the Indemnity Portion of the Escrow Fund as provided in Section 9.3 of the Merger Agreement by mailing (by registered or certified mail, return receipt requested) or by express courier to the address set forth opposite each Company Equity Participant’s name on the Escrow Ledger (or such other address as provided in writing by the Company Equity Participant to the Escrow Agent).

Withholding Rights.

Parent and the Escrow Agent shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Indemnity Shares such amounts as Parent or the Escrow Agent is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Indemnity Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion, if any, of the consideration otherwise payable to the holder, Parent and the Escrow Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent or the Escrow Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent or the Escrow Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

Lost Share Certificates and cheques

In the event a certificate or cheque shall have been lost in the mail during delivery to a Company Equity Participant, upon the making of a statutory declaration and/or bond of indemnity, as applicable (or any other documentation reasonably requested by Parent or Escrow Agent or in the case of a lost share certificate, the transfer agent of the Parent Common Stock ), of the fact by the person claiming such certificate or cheque be lost, stolen or destroyed, the Escrow Agent shall deliver to the Company Equity Participant the replacement for such lost, stolen or destroyed certificate issued by the transfer agent of the Parent Common Stock and/or issue a replacement for such lost stolen or destroyed cheque and if applicable, cancel such lost cheque.

SECTION 30.

CONCERNING THE ESCROW AGENT

Powers and Duties of the Escrow Agent.

The rights, powers and authorities of the Escrow Agent under this Agreement, in its capacity as escrow agent of the Escrow Fund, shall include:

receipt and deposit of the Deposited Shares from Parent as escrow agent for and on behalf of the Company Equity Participants in accordance with the provisions of this Agreement and the Merger Agreement;

granting proxies and distributing materials to Company Equity Participants as provided in this Agreement;

voting the Company Equity Participant’s votes in accordance with the provisions of this Agreement;

holding title to the Contingent Portion of the Escrow Fund and Indemnity Portion of the Escrow Fund;

investing any moneys forming, from time to time, a part of the Indemnity Portion of the Escrow Fund as provided in this Agreement;

taking action at the direction of Company Equity Participants to enforce the obligations of Parent under this Agreement and taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights powers and authorities the Escrow Agent shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement or the Merger Agreement as the Escrow Agent, acting in good faith and in the reasonable exercise of its duties hereunder, may deem necessary, appropriate or desirable to effect the purpose of the Escrow Fund. Any exercise of such rights, powers and authorities by the Escrow Agent shall be final, conclusive and binding upon all persons. For greater certainty, the Escrow Agent shall have only those duties as are set out specifically in this Agreement.

The Escrow Agent in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Company Equity Participants and shall exercise the care, diligence and skill that a reasonable person would exercise in comparable circumstances.

No Conflict of Interest.

The Escrow Agent represents to Parent, Company and Stockholders’ Agent that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Escrow Agent as a fiduciary hereunder and the role of the Escrow Agent in any other capacity. The Escrow Agent shall, within 30 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9 hereof.  If, notwithstanding the foregoing provisions of this section 6.2, the Escrow Agent has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Escrow Agent contravenes the foregoing provisions of this section 6.2, any interested party may apply to the courts of the Province of British Columbia for an order that the Escrow Agent be replaced as escrow agent hereunder.

Dealings with Transfer Agents, Registrars, etc.

Parent irrevocably authorize the Escrow Agent, from time to time, to:

consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Parent Preferred Stock and Parent Common Stock; and

requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Escrow Agent may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Parent Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exchange of Parent  Preferred Stock.

Parent irrevocably authorize its registrar and transfer agent to comply with all such requests.

Books and Records.

The Escrow Agent shall keep available for inspection by Parent at the Escrow Agent’s principal office, correct and complete books and records of account relating to the Escrow Agent’s actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Company Equity Participants and all transactions pursuant to the Voting Rights.  On or before June 15 in every year thereafter, so long as the Deposited Shares are being held in the name of the Escrow Agent, the Escrow Agent shall transmit to Parent dated as of the preceding April 30, with respect to:

the property and funds comprising the Escrow Fund as of that date;

the number of Deposited Shares held by the Escrow Agent as of April 30 of such calendar year; and

all other actions taken by the Escrow Agent in the performance of its duties under this Agreement that it had not previously reported and which, in the Escrow Agent’s opinion, materially affects the Escrow Fund.

Income Tax Returns and Reports.

The Escrow Agent shall, to the extent necessary, prepare and file on behalf of the Escrow Fund appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Parent Common Stock are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Escrow Agent may consider necessary or advisable.

Indemnification Prior to Certain Actions by Escrow Agent.

The Escrow Agent shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Company Equity Participant upon such Company Equity Participant furnishing to the Escrow Agent reasonable funding, security and indemnity against the costs, expenses and liabilities that may be incurred by the Escrow Agent therein or thereby, provided that no Company Equity Participant shall be obligated to furnish to the Escrow Agent any such funding, security or indemnity in connection with the exercise by the Escrow Agent of any of its rights, duties, powers and authorities with respect to the Deposited Shares pursuant to Article 4 hereof, subject to section 6.15 hereof.

None of the provisions contained in this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded and given security and indemnity as aforesaid.

Actions by Company Equity Participants.

No Company Equity Participant shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Company Equity Participant has requested the Escrow Agent to take or institute such action, suit or proceeding and furnished the Escrow Agent with the funding, security and indemnity referred to in section 6.6 hereof and the Escrow Agent shall have failed to so act within a reasonable time thereafter. In such case, but not otherwise, the Company Equity Participant shall be entitled to take proceedings in any court of competent jurisdiction such as the Escrow Agent might have taken, it being understood and intended that no one or more Company Equity Participants shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Escrow Agent, except only as herein provided, and in any event for the equal benefit of all Company Equity Participants.

Reliance upon Declarations.

The Escrow Agent shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Escrow Agent to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 6.9 hereof, if applicable, and with any other applicable provisions of this Agreement. The Escrow Agent shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram request, consent, direction, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of this Agreement, including the exercise of any rights by any Company Equity Participant, and the Escrow Agent shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may, in the absence of bad faith on its part, accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements or instruction.

Evidence and Authority to Escrow Agent.

Parent shall furnish to the Escrow Agent evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Parent or the Escrow Agent under this Agreement or as a result of any obligation imposed under this Agreement or the Merger Agreement, including, without limitation, in respect of the Voting Rights, and the taking of any other action to be taken by the Escrow Agent at the request of or on the application of Parent forthwith if and when:

such evidence is required by any other section of this Agreement to be furnished to the Escrow Agent in accordance with the terms of this section 6.9; or

the Escrow Agent, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer’s Certificate of Parent or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor; auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Parent it shall be in the form of an Officer’s Certificate or a statutory declaration.

Each statutory declaration, certificate, opinion or report furnished to the Escrow Agent as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

Experts, Advisers and Agents.

The Escrow Agent may:

in relation to this Agreement act and rely on the opinion or advice of or information obtained from any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Escrow Agent or by Parent or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof.

Investment of Moneys Held by Escrow Agent.

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Escrow Agent that under the terms of this Agreement may or ought to be invested or which may be on deposit with the Escrow Agent or that may be in the hands of the Escrow Agent shall be invested in the name or under the control of the Escrow Agent in an interest bearing account of a branch of a Canadian chartered bank. Any income earned in respect of the Escrow Fund which is not used by the Escrow Agent as provided in this Agreement may be accumulated by the Escrow Agent and added to the capital of the Indemnity Portion of the Escrow Fund.

Escrow Agent Not Required to Give Security.

The Escrow Agent shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement.

Escrow Agent Not Bound to Act on Request.

Except as in this Agreement otherwise specifically provided, the Escrow Agent shall not be bound to act in accordance with any direction or request of Parent or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Escrow Agent, and the Escrow Agent shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Escrow Agent to be genuine.

Authority to Carry on Business.

The Escrow Agent represents to Parent that at the date of execution and delivery by it of this Agreement it is authorized to perform its obligations pursuant to this Agreement under all applicable laws but if, notwithstanding the provisions of this section 6.14, it ceases to be so authorized, the validity and enforceability of this Agreement and the Voting Rights shall not be affected in any manner whatsoever by reason only of such event but the Escrow Agent shall, within 30 days after ceasing to be so authorized, either become so authorized or resign in the manner and with the effect specified in, Article 9 hereof.

Conflicting Claims.

If conflicting claims or demands are made or asserted with respect to any interest of any Company Equity Participant in any Indemnity Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Company Equity Participant in any Indemnity Shares resulting in conflicting claims or demands being made in connection with such interest, then the Escrow Agent shall be entitled, at its sole discretion, to refuse to recognize—or to comply with any such claim or demand. In so refusing, the Escrow Agent may elect not to exercise any Voting Rights, subject to such conflicting claims or demands and, in so doing, the Escrow Agent shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Escrow Agent shall be entitled to continue to refrain from acting and to refuse to act until:

the rights of all adverse claimants with respect to the Voting Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

all differences with respect to the Voting Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Escrow Agent shall have been furnished with an executed copy of such agreement.

If the Escrow Agent elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Escrow Agent as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

Acceptance of Escrow Fund.

The Escrow Agent hereby accepts the Escrow Fund created and provided for by and in this Agreement and the Merger Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Company Equity Participants, subject to all the terms and conditions herein set forth.

SECTION 31.

COMPENSATION

Fees and Expenses of the Escrow Agent.

Parent agrees to pay to the Escrow Agent reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Escrow Agent for all reasonable expenses and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Escrow Agent in connection with its rights and duties under this Agreement and the Merger Agreement; provided that Parent shall have no obligation to reimburse the Escrow Agent for any expenses or disbursements paid, incurred or suffered by the Escrow Agent in any suit or litigation in which the Escrow Agent is determined to have acted fraudulently, in bad faith or with negligence or wilful misconduct.

SECTION 32.

INDEMNIFICATION AND LIMITATION OF LIABILITY

Indemnification of the Escrow Agent.

Parent agrees to indemnify, and hold harmless the Escrow Agent and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement and the Merger Agreement (collectively the “Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Escrow Agent’s legal counsel) which, without fraud, negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Escrow Agent’s acceptance or administration of the Escrow Fund, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Escrow Agent by Parent pursuant hereto.  In no case shall Parent be liable under this indemnity for any claim against any of the Indemnified Parties unless Parent shall be notified by the Escrow Agent of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, Parent shall be entitled to participate at their own expense in the defense and, if Parent so elects at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Escrow Agent shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Escrow Agent unless: (i) the employment of such counsel has been authorized by Parent; or (ii) the named parties to any such suit include both the Escrow Agent and Parent and the Escrow Agent shall have been advised by counsel acceptable to Parent that there may be one or more legal defences available to the Escrow Agent that are different from or in addition to those available to Parent and that an actual or potential conflict of interest exists (in which case Parent shall not have the right to assume the defence of such suit on behalf of the Escrow Agent but shall be liable to pay the reasonable fees and expenses of counsel for the Escrow Agent).

Limitation or Liability.

The Escrow Agent shall not be held liable for any loss that may occur by reason of depreciation of the value of any part of the Escrow Fund or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, wilful misconduct or bad faith on the part of the Escrow Agent.

SECTION 33.

CHANGE OF ESCROW AGENT

Resignation.

The Escrow Agent, or any escrow agent hereafter appointed, may at any time resign by giving written notice of such resignation to Parent specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless Parent otherwise agrees and provided further that such resignation shall not take effect until the date of the appointment of a successor escrow agent and the acceptance of such appointment by the successor escrow agent. Upon receiving such notice of resignation, Parent shall promptly appoint a successor escrow agent by written instrument in duplicate, one copy of which shall be delivered to the resigning escrow agent and one copy to the successor escrow agent. Failing appointment of and acceptance by a successor escrow agent in accordance with the foregoing, a successor escrow agent may be appointed by an order of the Supreme Court of British Columbia upon application of one or more of the parties hereto or any Company Equity Participant.

Removal.

The Escrow Agent, or any escrow agent hereafter appointed may be removed with or without cause, at any time on 30 days’ prior notice by written instrument executed by Parent in duplicate, one copy of which shall be delivered to the escrow agent so removed and one copy to the successor escrow agent.

Successor Escrow Agent.

Any successor escrow agent appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent and to its predecessor escrow agent an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor escrow agent shall become effective and such successor escrow agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as escrow agent in this Agreement and all of the Escrow Fund shall automatically rest in such successor escrow agent. However, on the written request of Parent or of the successor escrow agent, the escrow agent ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor escrow agent all the rights and powers of the escrow agent so ceasing to act. Upon the request of any such successor escrow agent, Parent and such predecessor escrow agent shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor escrow agent all such rights and powers.

Notice of Successor Escrow Agent .

Upon acceptance of appointment by a successor escrow agent as provided herein, Parent shall cause to be mailed notice of the succession of such escrow agent hereunder to each Company Equity Participant specified in the most current List. If Parent shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor escrow agent, the successor escrow agent shall cause such notice to be mailed at the expense of Parent.

SECTION 34.

PARENT SUCCESSORS

Certain Requirements in Respect of Acquisition, etc.

Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing company resulting therefrom, unless:

such other person or continuing company is a company (herein called the ‘Parent Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof, and

Parent Successor, by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Escrow Agent acting reasonably to evidence the assumption by Parent Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Parent under this Agreement.

Vesting of Powers in Successor.

Whenever the conditions of section 10.1 hereof have been duly observed and performed, the Escrow Agent, if required, by section 10.1 hereof, Parent Successor shall execute and deliver the supplemental agreement provided for in Article 11 hereof and thereupon Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

Wholly-Owned Subsidiaries.

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Parent with or into Parent or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Parent provided that all of the assets of such subsidiary are transferred to Parent or another wholly-owned direct or indirect subsidiary of Parent and any such transactions are expressly permitted by this Article 10.

SECTION 35.

AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

Amendments, Modifications, etc.

This Agreement may be amended or modified by an agreement in writing executed by Parent and Escrow Agent.

Changes in Capital of Parent and the Merger Sub.

Notwithstanding section 11.1, at all times after the occurrence of any Parent Common Share Reorganization or Capital Reorganization (as such terms are respectively defined in the Parent Preferred Stock Terms) or other change in either the Parent Common Shares or the Parent Preferred Stock or both, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Stock or the Parent Preferred Stock or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

Execution of Supplemental Agreements.

Notwithstanding section 11.1, from time to time Parent (when authorized by a resolution of its board of directors), and Escrow Agent may, subject to the provisions hereof, and they shall, when so directed by these presents, execute and deliver by their proper officers, Agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

evidencing the succession of Parent Successors to Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 10 and the succession of any successor escrow agent in accordance with the provisions of Article 9;

making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, in the opinion of the Escrow Agent acting reasonably will not be prejudicial to the interests of the Company Equity Participants as a whole or are in the opinion of counsel to the Escrow Agent necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent the Escrow Agent or this Agreement; and

for any other purposes not inconsistent with the provisions of this Agreement including, without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Escrow Agent acting reasonably, the rights of the Escrow Agent and the Company Equity Participants as a whole will not be prejudiced thereby.

SECTION 36.

TERMINATION

Term.

Provided that there are no amounts held in the Indemnity Portion of the Escrow Fund, the Escrow Fund shall be terminated on the earlier of (I) the date all shares of Parent Preferred Stock are redeemed or converted pursuant to the Parent Preferred Stock Terms and (ii) the date that is 36 months from the Closing Date.

Survival.

The provisions of Articles 7 and 8 hereof shall survive any termination of the Escrow Fund pursuant to section 12.1.

SECTION 37.

GENERAL

Severability.

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions; provided, however, that if the provision or provisions so held to be invalid, in the reasonable judgment of the parties, is or are so fundamental to the intent of the parties and the operation of this Agreement that the enforcement of the other provisions hereof, in the absence of such invalid provision or provisions, would damage irreparably the intent of the parties in entering into this Agreement, the parties shall agree (1) to terminate this Agreement, or (ii) to amend or otherwise modify this Agreement so as to carry out the intent and purposes hereof and the transactions contemplated hereby.

Enurement.

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Company Equity Participants.

Notices.

All notices, requests and other communications between the parties hereunder shall be in writing and shall be deemed to have been given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by registered mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers (or at such other address for such party as shall be specified in like notice):

if to Parent to:

Micrologix Biotech Inc.
BC Research Building
3650 Wesbrook Mall
Vancouver, British Columbia
V6S 2L2
Facsimile:  (604) 221-9688

Attention: Chief Financial Officer

if to Escrow Agent to:

Pacific Corporate Trust Company
10th Floor, 625 Howe Street
Vancouver, B.C., V6C 3B8

Facsimile:

(604) 689-8144

Attention:

Manager, Corporate Trust

if to Stockholders’ Agent:

Walter H. Moos
12780 High Bluff Drive,

Suite #210

San Diego, California  92130

All such notices, requests and other communications shall (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

Risk of Payments by Post.

Whenever payments are to be made or documents are to be sent to any Company Equity Participant or holder of Company Common Stock by the Escrow Agent or by Parent, or by a Company Equity Participant or holder of Company Common Stock to the Escrow Agent or to Parent, the making of such payment or sending of such document sent through the post shall be at the risk of Parent, in the case of payments made or documents sent by the Escrow Agent or Parent, and the Company Equity Participant or the holder of Company Common Stock, in the case of payments made or documents sent by the Company Equity Participant or holder of Company Common Stock.

Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Jurisdiction.

This Agreement shall be construed and enforced in accordance with the laws of the British Columbia.

Attornment.

Each of Parent and Escrow Agent agree that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of British Columbia waives any objection that it may have now or hereafter to the venue of any such action or proceeding, irrevocably submit to the jurisdiction of the said courts in any such action or proceeding, agree to be bound by any judgment of the said courts and agree not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MICROLOGIX BIOTECH INC. By: “Arthur J. Ayres" “James DeMesa" PACIFIC CORPORATE TRUST COMPANY By: “Marc Castonguay" “Norm Hamade"	MITOKOR, INC. By: “Walter Moos" Chairman & CEO WALTER H. MOOS, as Stockholders’ Agent By: “Walter Moos" Self

SCHEDULE A

“Cash Consideration" shall mean $25,000.

“Closing Date" means the time and date to be specified by the Parent.

“Company Common Stock" means each share of Common Stock, par value $0.001 per share, of the Company Common Stock.

“Company Preferred Stock" means each share of Preferred Stock, par value $0.001 per share, of the Company  outstanding immediately prior to the Effective Time.

“Effective Time" means the later of: (a) the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or (b) such later date and time as may be specified in the Certificate of Merger with the written consent of Parent and the Company.

“Equityholder’s Proportionate Interest" shall be equal to the percentage that the value of the property constituting the Escrow Fund as held for the account of such Company Equity Participant bears to the value of the property constituting the Escrow Fund held for the account of all Company Equity Participants in the Escrow Fund as of such date.  In determining “Equityholder’s Proportionate Interest" the value of the Parent Preferred Stock held in the Escrow Fund for the account of the Company Equity Participant’s at any time will be the total amount payable upon conversion or redemption of all remaining Parent Preferred Stock in the Escrow Fund at such time assuming the maximum remaining Milestone Payments become payable.

“Exchange Agent" means a commercial bank or trust company appointed by the Parent for the benefit of the Company Equityholders for exchange in accordance with Section 1.9 of the Merger Agreement, through the Exchange Agent (i) certificates representing the Parent Common Stock issuable and deliverable to the Company Equityholders pursuant to Section 1.5(a)(ii)(A) of the Merger Agreement and (ii) a check equal to the applicable portion of the Cash Consideration, in exchange for outstanding shares in the capital stock of the Company.

“Parent Common Stock" means shares of Common Stock (no par value) of Parent.

“Parent Preferred Stock" means shares of Series E Redeemable, Convertible Preferred Stock (no par value) of Parent.

“Parent Preferred Stock Terms" means the rights and restrictions attached to the Series E Convertible Redeemable Shares.

“Company Equity Participants" means the Landlord, Neuroscience Partners, Management, Legg Mason and holders of Company Preferred Stock.

“Company Equityholders" shall mean those individuals and entities who prior to the Effective Time hold (1) Company Common Stock and/or (2) Company Preferred Stock.

“Damages" means all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees.

“Merger Consideration" means the consideration receivable by a Company Equityholder and  shall consist of (A) that number of Merger Shares and Contingent Shares issuable to such holder in accordance with Section 1.5(a)(ii)(A) and Section 1.5(a)(ii)(B) upon the surrender of the certificate or certificates representing capital stock of the Company held by such holder, and (B) the applicable amount of Cash Consideration in accordance with Section 1.5(a)(I) upon the surrender of the certificate or certificates representing capital stock of the Company held by such holder

“Milestone", “Milestone Date" and “Milestone Payment (s)" have the following respective meanings:

(a)

After the achievement of each of the following payments or events (each a “Milestone" and the date of occurrence or achievement of such Milestone is referred to herein as a “Milestone Date"), Parent shall redeem and/or convert such number of Parent Preferred Stock equal to the dollar amount corresponding to the applicable Milestone as set forth below (each a “Milestone Payment" and collectively, the “Milestone Payments") up to a maximum payment of $4,000,000 in the aggregate, in accordance with the Parent Preferred Stock Terms and the terms of this Agreement:

(i)

[XXXX] of any payments (other than reimbursement of expenses) received by the Parent or Surviving Corporation within [XXXX] after the Closing Date from (A) Wyeth pursuant to the License and Option Agreement between Apollo BioPharmaceutics and American Home Products Company dated February 8, 1999 (the “Wyeth Agreement"); and (B) Pfizer Inc. pursuant to (1) the License and Royalty Agreement between Pfizer Inc. and the Company dated November 4, 1998 and (2) the Collaborative Research and Development Agreement between Pfizer Inc. and the Company dated November 4, 1998 (collectively, the “Pfizer Agreements");

(ii)

[XXXX] of any payments received by Parent or Surviving Corporation within [XXXX] after the Closing Date from (A) the Wyeth Agreement and Pfizer Agreements (excluding payments to which 1.5(e)(I) above is applicable); and (B) any new partnership or collaboration agreements arising from the Company’s Proprietary Assets;

(iii)

[XXXX] of any grant or equivalent payments, received by Parent or Surviving Corporation within [XXXX] after the Closing Date, arising from Company grant agreements that exist prior to the Closing Date and any new grants awarded on the Company’s Proprietary Assets;

(iv)

[XXXX] for each product that is advanced from the Company’s Proprietary Assets [XXXX], for up to [XXXX] products achieved within [XXXX] after the Closing Date; and

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(v)

up to [XXXX] for each product that is advanced from the Company’s Proprietary Assets that [XXXX], for up to [XXXX] products within [XXXX] after Closing Date.

“Parent Indemnified Person" means Parent and the Surviving Corporation and its respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act.

“Representation Termination Date" means 18 months following the Closing Date.

“Surviving Corporation" means the Surviving Corporation of MBI Acquisition Corp.’s merger with and into the Company.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

SCHEDULE B

Liquidation Preference

2.

Liquidation Preference.

In the event of a merger or reorganization between Micrologix Biotech Inc., a British Columbia company, or any direct or indirect subsidiary thereof, and the Corporation, the holders of Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Preferred Stock by reason of their ownership thereof, the amount of $25,000 payable in cash.

In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A-1 Preferred Stock, Series B Collective, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock and Series G Preferred Stock shall be entitled to receive, after payment in full has been made pursuant to subsection (a) above and prior to and in preference to any other distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership thereof, the amount (appropriately adjusted for any Recapitalization) of (i) in the case of the Series A-1 Preferred Stock, twelve dollars and fifty cents ($12.50) per share, (ii) in the case of the Series B Collective, twenty-five dollars ($25.00) per share, (iii) in the case of the Series C Preferred Stock, three dollars and twenty and 75/100 cents ($3.2075) per share, (iv) in the case of the Series D Preferred Stock, four dollars and eighty cents ($4.80) per share, (v) in the case of the Series D-1 Preferred Stock, four dollars and eighty cents ($4.80) per share, (vi) in the case of Series E Preferred Stock, six dollars ($6.00) per share, (vii) in the case of Series F Preferred Stock, seven dollars and fifty cents ($7.50) per share, (viii) in the case of Series F-1 Preferred Stock, seven dollars and fifty cents ($7.50) per share, (ix) in the case of Series G Preferred Stock, seven dollars and fifty cents ($7.50) per share, and (x) plus in each case (appropriately adjusted for any Recapitalization), all declared but unpaid dividends on such shares for each share of Preferred Stock then held by them.  If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then, after payment in full has been made pursuant to subsection (a) above, the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A-1 Preferred Stock, Series B Collective, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-1 Preferred Stock and Series G Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares of Preferred Stock then held by them.

After payment to the holders of the Common Stock and the Preferred Stock of the full amounts of the preferential amounts set forth in subparagraphs (a) and (b) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by them.

A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of control, or a sale of all or substantially all of the assets of the Corporation, shall be deemed a liquidation, dissolution or winding up within the meaning of this Section 2 if more than fifty percent (50%) of the surviving entity is not owned by persons who were holders of capital stock or securities convertible into capital stock of the Corporation immediately prior to such merger, consolidation or sale.

SCHEDULE C

1.1

Escrow Period; Release From Escrow.

(a)

The property comprising the Indemnity Portion of the Escrow Fund shall be released to the Company Equity Participants as follows (each, a "Release Date"):

(i)

50% of the first $2,000,000 of Milestone Payments made before the Representation Termination Date will be released upon the payment of such Milestone Payments;

(ii)

100% of the Milestone Payments made in excess of $2,000,000 made before the Representation Termination Date will be released upon the payment of such Milestone Payments;

(iii)

all Milestone Payments comprising the Indemnity Portion of the Escrow Fund will be released on the Representation Termination Date; and

(iv)

on and from the Representation Termination Date, 100% of all Milestone Payments will be released upon the payment of such Milestone Payments;

provided, however, that a portion of the Indemnity Portion of the Escrow Fund, which, in the reasonable judgment of Parent, subject to the objection of the Stockholders’ Agent and the subsequent arbitration of the matter in the manner provided in Section 9.7 hereof, is necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate theretofore delivered to the Escrow Agent prior to a Release Date with respect to facts and circumstances existing prior to a Release Date, shall remain in the Indemnity Portion of the Escrow Fund until such claims have been resolved. Within three (3) business days after a Release Date, the Escrow Agent shall release from the Indemnity Portion of the Escrow Fund to each Company Equity Participant such person’s Equityholder’s Proportionate Interest of the Indemnity Portion of the Escrow Fund, less with respect to each such Company Equity Participant the amount of funds and number of securities with a value (as determined pursuant to Section 9.5) equal to (A) such person’s Equityholder’s Proportionate Interest of any liability for which indemnity is claimed by Parent in accordance with Section 9.5 in satisfaction of indemnification claims by a Parent Indemnified Person and (B) such person’s Equityholder’s Proportionate Interest of any liability subject to claims by a Parent Indemnified Person in accordance with Section 9.3(a) with respect to any pending but unresolved indemnification claims of a Parent Indemnified Person. Any portion of the Indemnity Portion of the Escrow Fund held as a result of clause (B) shall be released to the Company Equity Participants or released to Parent (as appropriate) promptly upon resolution of each specific indemnification claim involved.  Parent will take such action as may be necessary to cause any share certificates to be released to a Company Equity Participant to be issued in the names of the appropriate persons. Certificates representing shares comprising the Indemnity Portion of the Escrow Fund so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund to the Company Equity Participants, and no cash payment in lieu of any fractional share shall be paid to any such Company Equity Participant.

(b)

No shares or other securities comprising the Escrow Fund or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any Company Equity Participant or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Company Equity Participant, prior to the delivery to such Company Equity Participant of his pro rata portion of the Indemnity Portion of the Escrow Fund by the Escrow Agent as provided herein.

(c)

Provided there are no amounts held in the Indemnity Portion of the Escrow Fund the Escrow Fund shall be terminated on the earlier of (i) the date all shares of Parent Preferred Stock are redeemed or converted pursuant to the Parent Preferred Stock Terms and (ii) the date that is 36 months from the Closing Date.